Exhibit 10.18



                            Master Service Agreement

This Master Service Agreement (this "Agreement") is entered into this 14th day of July, 2004 ("Effective Date") by and between LEVEL 3 COMMUNICATIONS, LLC ("Level 3") and Video Internet Broadcasting Corp. dba HomeNet-USA ("Customer").


                             ARTICLE 1. DEFINITIONS

1.1 "Affiliate" shall mean an entity that now or in the future, directly or indirectly controls, is controlled by, or is under common control with, a party to this Agreement. For purposes of the foregoing, "control" shall mean the ownership of (i) greater than fifty percent (50%) of the voting power to elect the directors of the company, or (ii) greater than fifty percent (50%) of the ownership interest in the company.

1.2 "Connection Notice" shall mean a written notice from Level 3 that the Service ordered has been installed by Level 3 pursuant to the Customer Order, and has been tested and is functioning properly.

1.3 "Customer Commit Date" shall mean the date that Service will be available to Customer, as set forth in the Customer Welcome Letter or such other written notice from Level 3 to Customer. Notwithstanding anything in this Agreement or any Customer Order to the contrary, no Customer requested date for delivery of Service will be effective unless and until confirmed in writing by Level 3 through the delivery to Customer of the Customer Commit Date.

1.4 "Customer Order" shall mean a request for Service submitted by Customer in the form designated by Level 3.

1.5 "Customer Premises" shall mean the location or locations occupied by Customer or its end users to which Service is delivered.

1.6 "Customer Welcome Letter" shall mean a written communication from Level 3 to Customer informing Customer of Level 3's acceptance of the Customer Order.

1.7 "Excused Outage" shall mean any outage, unavailability, delay or other degradation of Service related to, associated with or caused by scheduled maintenance (as described in Section 2.7 hereof), actions or inactions of Customer or its end users, Customer provided power or equipment or an event of force majeure as defined in Section 7.1.

1.8 "Facilities" shall mean any property owned, licensed or leased by Level 3 or any of its Affiliates and used to deliver Service, including terminal and other equipment, conduit, fiber optic cable, optronics, wires, lines, ports, routers, switches, channel service units, data service units, cabinets, racks, private rooms and the like.

1.9 "Gateway" shall mean data center space owned or leased by Level 3 or any of its Affiliates for the purpose of, among other things, locating and colocating communications equipment.

1.10 "Local Loop" shall mean the connection between Customer Premises and a Level 3 Gateway or other Facility.

1.11 "Megabit per second" or "Mbps" shall mean a unit of data rate equal to 1 million bits per second.

1.12 "Off-Net" shall mean Service that originates from or terminates to any location that is not on the Level 3 network.

1.13 "On-Net" shall mean Service that originates from and terminates to a location that is on the Level 3 network.

1.14 "Service" shall mean any Level 3 service described in a Service Schedule and identified on a particular line item of a Customer Order.

1.15 "Service Commencement Date" shall mean the first to occur of (i) the date set forth in any Connection Notice, unless Customer notifies Level 3 that the Service is not functioning properly as provided in Section 3.1 (or, if two or more Services are designated as "bundled" or as having a "sibling relationship" in any Customer Order, the date set forth in the Connection Notice for all such Services); and (ii) the date Customer begins using the Service.

1.16 "Service Levels" shall mean the specific remedies Level 3 provides regarding installation and performance of Service as set forth in the particular Service Schedule respecting the applicable Service.

1.17 "Service Schedule" shall mean a schedule attached hereto, or signed between the parties from time to time and expressly incorporated into this Agreement, setting forth terms and conditions specific to a particular Service, Facilities or other tools made available by Level 3.

"Service Term" shall mean the duration of time (measured starting on the Service Commencement Date) for which Service is ordered, as specified in the Customer Order. The Service Term shall continue on a month-to-month basis after expiration of the stated Service Term, until terminated by either party upon thirty (30) days' written notice to the other.


                         ARTICLE 2. DELIVERY OF SERVICE

2.1 Submission of Customer Order(s). To order any Service, Customer may submit to Level 3 a Customer Order requesting Service. The Customer Order and its backup detail must include a description of the Service, the non-recurring charges and monthly recurring charges for Service and the applicable Service Term.

2.2 Acceptance by Level 3. Upon receipt of a Customer Order, if Level 3 determines to accept the Customer Order, Level 3 will deliver a Customer Welcome Letter for the requested Service. Level 3 will become obligated to deliver any ordered Service only if Level 3 has delivered a Customer Welcome Letter for the particular Service.

2.3 Credit Approval and Deposits. Customer will provide Level 3 with credit information as requested, and delivery of Service is subject to credit approval. Level 3 may require Customer to make a deposit or deliver another form of security as a condition to (a) Level 3's acceptance of any Customer Order; (b) Level 3's continuation of any usage-based Service; and/or (c) Level 3's continuation of any non usage-based Service only in the event that (i) Customer fails to make payment to Level 3 of any undisputed amount when due, or (ii) Customer has a material, negative change in financial condition (as determined by Level 3 in its reasonable discretion). Any deposit will be limited to two (2) months' estimated charges for Service and will be due upon Level 3's written request. Any deposit will be held by Level 3 as security for payment of Customer's charges. When Service to Customer is terminated, the amount of the deposit will be credited to Customer's account and any remaining credit balance will be refunded. Any deposit paid by Customer pursuant to this Section 2.3 will be held by Level 3 in accordance with the applicable law governing such deposit.

2.4 Customer Premises. Customer shall allow Level 3 access to the Customer Premises to the extent reasonably determined by Level 3 for the installation, inspection and scheduled or emergency maintenance of Facilities relating to the Service. Level 3 shall notify Customer at least two (2) business days in advance of any regularly scheduled maintenance that will require access to the Customer Premises. Customer will be responsible for providing and maintaining, at its own expense, the level of power, heating and air conditioning necessary to maintain the proper environment for the Facilities on the Customer Premises. In the event Customer fails to do so, Customer shall reimburse Level 3 for the actual and reasonable cost of repairing or replacing any Facilities damaged or destroyed as a result of Customer's failure. Customer will provide a safe place to work and comply with all laws and regulations regarding the working conditions on the Customer Premises.

2.5 Level 3 Facilities. Except as otherwise agreed, title to all Facilities shall remain with Level 3. Level 3 will provide and maintain the Facilities in good working order. Customer shall not, and shall not permit others to, rearrange, disconnect, remove, attempt to repair, or otherwise tamper with any Facilities, without the prior written consent of Level 3. The Facilities shall not be used for any purpose other than that for which Level 3 provides them. Customer shall not take any action that causes the imposition of any lien or encumbrance on the Facilities. In no event will Level 3 be liable to Customer or any other person for interruption of Service or for any other loss, cost or damage caused by or related to improper use or maintenance of the Facilities by Customer or any third party gaining access to the Facilities through Customer in violation of this Agreement, and Customer shall reimburse Level 3 for any damages incurred as a result thereof. Customer agrees (which agreement shall survive the expiration, termination or cancellation of any Customer Order) to allow Level 3 to remove the Facilities from the Customer Premises:

(A) after termination, expiration or cancellation of the Service Term of any Service in connection with which the Facilities were used; or

(B) for repair, replacement or otherwise as Level 3 may determine is necessary or desirable, but Level 3 will use reasonable efforts to minimize disruptions to the Service caused thereby.

2.6 Customer-Provided Equipment. Level 3 may install certain Customer-provided communications equipment upon installation of Service, but Level 3 shall not be responsible for the operation or maintenance of any Customer-provided communication equipment. Level 3 undertakes no obligations and accepts no liability for the configuration, management, performance or any other issue relating to any Customer-provided equipment used for access to or the exchange of traffic in connection with the Service.

2.7 Scheduled Maintenance. Scheduled maintenance of the Level 3 network will not normally result in Service interruption or outage. However, in the event scheduled maintenance should require a Service interruption or outage, Level 3 will exercise commercially reasonable efforts to (i) provide Customer with seven
(7) days' prior written notice of such scheduled maintenance, (ii) work with Customer in good faith to attempt to minimize any disruption in Customer's services that may be caused by such scheduled maintenance, and (iii) to perform such schedule maintenance during the non-peak hours of 12:00 a.m. (midnight) until 6:00 a.m. local time.

                         ARTICLE 3. BILLING AND PAYMENT

3.1 Commencement of Billing. Upon installation and testing of the Service ordered in any Customer Order, Level 3 will deliver to Customer a Connection Notice. Upon receipt of the Connection Notice, Customer shall have a period of seventy two (72) hours to confirm that the Service has been installed and is properly functioning. Unless Customer delivers written notice to Level 3 within such seventy two (72) hour period that the Service is not installed in accordance with the Customer Order and functioning properly, billing shall commence on the applicable Service Commencement Date, regardless of whether Customer has procured services from other carriers needed to operate the Service, and regardless of whether Customer is otherwise prepared to accept delivery of ordered Service. In the event that Customer notifies Level 3 within the time period stated above that the Service is not installed and functioning properly, then Level 3 shall correct any deficiencies in the Service and deliver a new Connection Notice to Customer, after which the process stated herein shall be repeated.

3.2 Charges. The Customer Order will set forth the applicable non-recurring charges and recurring charges for the Service. Unless otherwise expressly specified in the Customer Order, any non-recurring charges shall be invoiced by Level 3 to Customer upon the Service Commencement Date. However, in the event such Service requires Level 3 to install or construct additional Facilities in the provision of the Service, such Customer Order may specify non-recurring charges that are payable by Customer in advance of the Service Commencement Date, as mutually agreed between the parties and specified in the Customer Order. If Customer requests and Level 3 approves (in its sole discretion) any changes to the Customer Order or Service after acceptance by Level 3, including, without limitation, the Customer requested date for delivery of Service or Service Commencement Date, additional non-recurring charges and/or monthly recurring charges not otherwise set forth in the Customer Order may apply.

3.3 Payment of Invoices. Invoices are delivered monthly. Level 3 bills in advance for Service to be provided during the upcoming month, except for charges that are dependent upon usage of Service, which are billed in arrears. Billing for partial months is prorated based on a calendar month. All invoices are due thirty (30) days after the date of invoice. Unless otherwise specified on the particular invoice, all payments shall be due and payable in U.S. Dollars. Past due amounts bear interest at a rate of 1.5% per month (or the highest rate allowed by law, whichever is less) beginning from the date first due until paid in full.

3.4 Taxes and Fees. All charges for Service are exclusive of Applicable Taxes (as defined below). Except for taxes based on Level 3's net income, Customer will be responsible for all applicable taxes that arise in any jurisdiction, including, without limitation, value added, consumption, sales, use, gross receipts, excise, access, bypass, franchise or other taxes, fees, duties, charges or surcharges, however designated, imposed on, incident to, or based upon the provision, sale or use of the Service (collectively "Applicable Taxes"). If Customer is entitled to an exemption from any Applicable Taxes for a particular Service, Customer is responsible for presenting Level 3 with a valid exemption certificate (in a form reasonably acceptable to Level 3). Level 3 will give effect to any such exemption certificate on a prospective basis from and after Level 3's receipt of such exemption certificate.

3.5 Regulatory and Legal Changes. In the event of any change in applicable law, regulation, decision, rule or order that materially increases the costs or other terms of delivery of Service, Level 3 and Customer will negotiate regarding the rates to be charged to Customer to reflect such increase in cost and, in the event that the parties are unable to reach agreement respecting new rates within thirty (30) days after Level 3's delivery of written notice requesting renegotiation, then (a) Level 3 may pass such increased costs through to Customer, and (b) if Level 3 elects to pass such increased costs through to Customer, Customer may terminate the affected Service without termination liability by delivering written notice of termination no later than thirty (30) days after the effective date of the rate increase.

3.6 Disputed Invoices. If Customer reasonably disputes any portion of a Level 3 invoice, Customer must pay the undisputed portion of the invoice and submit written notice of the claim (with sufficient detail of the nature of the claim, the amount and invoices in dispute and information necessary to identify the affected Service(s)) for the disputed amount. All claims must be submitted to Level 3 in writing within ninety (90) days from the date of the invoice for those Services. Customer waives the right to dispute any charges not disputed within such ninety (90) day period. In the event that the dispute is resolved against Customer, Customer shall pay such amounts plus interest at the rate referenced in Section 3.3.

3.7  Termination Charges.

(A) Customer may cancel a Service following Level 3's acceptance of the applicable Customer Order and prior to the Customer Commit Date upon prior written notice to Level 3 (with sufficient detail necessary to identify the affected Service). In the event that Customer does so, or in the event that the delivery of such Service is terminated by Level 3 as the result of an uncured default by Customer pursuant to Section 4.2 of this Agreement, Customer shall pay Level 3 a cancellation charge equal to the sum of:

(i) any third party cancellation/termination charges related to the installation and/or cancellation of any Off-Net Service;

(ii) Level 3's out of pocket costs (if any) incurred in constructing Facilities in or to the Customer Premises necessary for Service delivery;

(iii) the non-recurring charges for any cancelled Service; and

(iv) one (1) month's monthly recurring charges for any cancelled On-Net Service.

Customer's right to cancel any particular Service under this Section 3.7(A) shall automatically expire and shall no longer apply upon Level 3's delivery to Customer of a Connection Notice for such Service.

(B) In addition to Customer's right of cancellation under Section 3.7(A) above, Customer may terminate Service prior to the end of the Service Term upon thirty
(30) days' prior written notice to Level 3 (with sufficient detail necessary to identify the affected Service). In the event that, after either the original Customer Commit Date (if Customer requests and Level 3 agrees to a delay in delivery of a particular Service) or Customer's receipt of the Connection Notice for a particular Service (whichever occurs first) and prior to the end of the Service Term, Customer terminates Service or in the event that the delivery of Service is terminated by Level 3 as the result of an uncured default by Customer pursuant to Section 4.2 of this Agreement, Customer shall pay Level 3 a termination charge equal to the sum of:

(i) all unpaid amounts for Service provided through the date of termination;

(ii) any third party cancellation/termination charges related to the installation and/or termination of any Off-Net Service;

(iii) the non-recurring charges for any cancelled Service, if not already paid;

(iv) for any On-Net Service, the percentage of the monthly recurring charges for the terminated On-net Service calculated from the effective date of termination as (a) 100% of the remaining monthly recurring charges that would have been incurred for the On-Net Service for months 1-12 of the Service Term, plus (b) 50% of the remaining monthly recurring charges that would have been incurred for the On-Net Service for months 13 through the end of the Service Term.

(C) The parties acknowledge that the cancellation or termination charges set forth in this Section 3.7 are a genuine estimate of the actual damages that Level 3 will suffer and are not a penalty.

3.8 Fraudulent Use of Services. Customer is responsible for all charges attributable to Customer incurred respecting the Service. In the case of usage-based Services, Customer is responsible for all usage charges even if incurred as the result of fraudulent or unauthorized use of Service; except that Customer shall not be responsible for fraudulent or unauthorized use by Level 3 or its employees.

                         ARTICLE 4. TERM AND TERMINATION

4.1 Term.

(A) This Agreement shall become effective on the Effective Date and shall continue for a period of two (2) years thereafter ("Agreement Term"), unless earlier terminated as provided herein. At the end of the initial Agreement Term, the Agreement Term shall automatically renew on a month-to-month basis until terminated by either party upon thirty (30) days' prior written notice to the other party.

(B) Except as otherwise set forth herein, Level 3 shall deliver the Service for the entire duration of the Service Term, and Customer shall pay all charges for delivery thereof through the end of the Service Term. To the extent that the Service Term for any Service extends beyond the Agreement Term, then this Agreement shall remain in full force and effect for such Service until the expiration or termination of such Service Term.

4.2 Default By Customer. If (i) Customer makes a general assignment for the benefit of its creditors, files a voluntary petition in bankruptcy or any petition or answer seeking, consenting to, or acquiescing in reorganization, arrangement, adjustment, composition, liquidation, dissolution or similar relief; (ii) an involuntary petition in bankruptcy or other insolvency protection against Customer is filed and not dismissed within sixty (60) days;
(iii) Customer fails to make any payment required hereunder when due, and such failure continues for a period of five (5) business days after written notice from Level 3, or (iv) Customer fails to observe and perform any material term of this Agreement (other than payment terms) and such failure continues for a period of thirty (30) days after written notice from Level 3; then Level 3 may:
(A) terminate this Agreement and any Customer Order, in whole or in part, in which event Level 3 shall have no further duties or obligations thereunder, and/or (B) subject to Section 5.1, pursue any remedies Level 3 may have under this Agreement, at law or in equity.

4.3 Default By Level 3. If (i) Level 3 makes a general assignment for the benefit of its creditors, files a voluntary petition in bankruptcy or any petition or answer seeking, consenting to, or acquiescing in reorganization, arrangement, adjustment, composition, liquidation, dissolution or similar relief; (ii) an involuntary petition in bankruptcy or other insolvency protection against Level 3 is filed and not dismissed within sixty (60) days; or
(iii) Level 3 fails to observe and perform any material term of this Agreement (other than as provided in Section 4.4 and Article 6) and such failure continues for a period of thirty (30) days after written notice from Customer; then Customer may: (A) terminate this Agreement and/or any Customer Order, in whole or in part, in which event Customer shall have no further duties or obligations thereunder, and/or (B) subject to Section 5.1, pursue any remedies Customer may have under this Agreement, at law or in equity.

4.4 Right of Termination for Installation Delay.

In lieu of any Service Level credits for installation delays, if Level 3's installation of Service is delayed for more than thirty (30) business days beyond the Customer Commit Date for reasons other than an Excused Outage, Customer may terminate and discontinue the affected Service upon written notice to Level 3 and without payment of any applicable termination charge; provided such written notice is delivered prior to Level 3 delivering to Customer the Connection Notice for the affected Service. This Section 4.4shall not apply to any Service where Level 3 (or a third party contractor engaged by Level 3) is constructing Facilities in or to the Customer Premises necessary for delivery of such Service.

                   ARTICLE 5. LIABILITIES AND INDEMNIFICATION

5.1 No Special Damages. Notwithstanding any other provision hereof, neither party shall be liable for any damages for loss of profits, loss of revenues, loss of goodwill, loss of anticipated savings, loss of data or cost of purchasing replacement services, or any indirect, incidental, special, consequential, exemplary or punitive damages arising out of the performance or failure to perform under this Agreement or any Customer Order.

5.2 Personal Injury and Death. Nothing in this Agreement shall be construed as limiting the liability of either party for personal injury or death resulting from the negligence of a party or its employees.

5.3 Disclaimer of Warranties. LEVEL 3 MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, STATUTORY OR OTHERWISE, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE, EXCEPT THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT OR ANY APPLICABLE SERVICE SCHEDULE.

5.4 Indemnification. Each party shall indemnify the other from any claims by third parties and expenses (including legal fees and court costs) respecting damage to tangible property, personal injury or death caused by such party's negligence or willful misconduct arising in connection with this Agreement.

                            ARTICLE 6. SERVICE LEVELS

6.1 Service Interruptions and Delivery. To report issues related to Service performance, Customer may contact Level 3 Customer Service by calling toll free in the U.S. 1-877-4LEVEL3 (1-877-453-8353) or such other numbers for Level 3 Customer Service in other countries as published on www.level3.com. In order for Level 3 to investigate any reported issues, Customer agrees to provide Level 3 with supporting information as reasonably requested by Level 3, which may include (as applicable), without limitation, circuit ID, circuit end-point(s), IP address(es), originating phone number and terminating phone number. In the event of any damages arising out of Level 3's furnishing or failure to furnish Services under this Agreement, Customer's sole remedies are contained in (a) the Service Levels applicable (if any) to the affected Service, (b) the chronic outage provision (if any) set forth in the Service Schedule applicable to the affected Service, and (c) Section 4.4 above.

6.2 Service Level Credits. In the event Level 3 does not achieve a particular Service Level in a particular month, Level 3 will issue a credit to Customer as set forth in the applicable Service Schedule upon Customer's request. Level 3's maintenance log and trouble ticketing systems will be used for calculating any Service Level events. To request a credit, Customer must contact Level 3 Customer Service or deliver a written request (with sufficient detail necessary to identify the affected Service) pursuant to Section 7.4 within sixty (60) days of the end of the month for which a credit is requested. Level 3 Customer Service may be contacted by calling toll free in the U.S. 1-877-4LEVEL3 (1-877-453-8353) or such other numbers for Level 3 Customer Service in other countries as published on www.level3.com. In no event shall the total amount of credits issued to Customer per month exceed the non-recurring charges and monthly recurring charges invoiced to Customer for the affected Service for that month.

                            ARTICLE 7. GENERAL TERMS

7.1 Force Majeure. Neither party shall be liable, nor shall any credit allowance or other remedy be extended, for any failure of performance or equipment due to causes beyond such party's reasonable control ("force majeure event"). In the event Level 3 is unable to deliver Service as a result of a force majeure event, Customer shall not be obligated to pay Level 3 for the affected Service for so long as Level 3 is unable to deliver the affected Service.

7.2 Assignment and Resale. Customer may not assign its rights and obligations under this Agreement or any Customer Order without the express prior written consent of Level 3, which will not be unreasonably withheld. This Agreement shall apply to any permitted transferees or assignees. Notwithstanding any assignment by Customer, Customer shall remain liable for the payment of all charges due under each Customer Order. Customer may resell the Service to third party "end users"; provided that Customer agrees to indemnify, defend and hold Level 3 harmless from claims made against Level 3 by such end users.

7.3 Affiliates.

(A) Service may be provided to Customer pursuant to this Agreement by an Affiliate of Level 3, including, without limitation, an Affiliate authorized to provide Service in a country other than the country within which this Agreement has been executed. If a Customer Order requires the delivery of Service in a jurisdiction where, in order for such Customer Order to be enforceable against the parties, additional terms must be added, then the parties shall incorporate such terms into the Customer Order (preserving, to the fullest extent possible, the terms of this Agreement). Notwithstanding any provision of Service to Customer pursuant to this Agreement by an Affiliate of Level 3, Level 3 shall remain responsible to Customer for the delivery and performance of the Service in accordance with the terms and conditions of this Agreement.

(B) The parties acknowledge and agree that Customer's Affiliates may purchase Service under this Agreement; provided, however, any such Customer Affiliate purchasing Service hereunder agrees that such Service is provided pursuant to and governed by the terms and conditions of this Agreement. Customer shall be jointly and severally liable for all claims and liabilities arising under this Agreement related to Service ordered by any Customer Affiliate, and any event of default under this Agreement by any Customer Affiliate shall also be deemed an event of default by Customer. Any reference to Customer in this Agreement with respect to Service ordered by a Customer Affiliate shall also be deemed a reference to the applicable Customer Affiliate.

(C) Notwithstanding anything in this Agreement to the contrary, either party may provide a copy of this Agreement to its Affiliate or such other party's Affiliate for purposes of this Section 7.3, without notice to, or consent of, the other party.

7.4 Notices. Notices hereunder shall be in writing and sufficient and received if delivered in person, or when sent via facsimile, pre-paid overnight courier, electronic mail (if an e-mail address is provided below) or sent by U.S. Postal Service (or First Class International Post (as applicable)), addressed as follows:
         IF TO LEVEL 3:

         For billing inquiries/disputes, requests for Service Level credits and/or requests for disconnection of Service (for other than default):

                  Level 3 Communications, LLC
                  1025 Eldorado Blvd.
                  Broomfield, Colorado  80021
                  Attn: Director, Billing
                  Facsimile: (877) 460-9867
                  E-mail: billing@level3.com

         For all other notices:
                  Level 3 Communications, LLC
                  1025 Eldorado Blvd.
                  Broomfield, Colorado  80021
                  Attn: General Counsel
                  Facsimile: (720) 888-5128

         IF TO CUSTOMER:
                  Video Internet Broadcasting Corp. dba HomeNet-USA 135 Basin Street
                  Ephrata, Washington 98823
                  Attn: Jon Moore
                  Facsimile: 509-754-1399

or at such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. All such notices shall be deemed to have been given on (i) the date delivered if delivered personally, (ii) the business day after dispatch if sent by overnight courier,
(iii) the third business day after posting if sent by U.S. Postal Service (or other applicable postal delivery service), or (iv) the date of transmission if delivered by facsimile or electronic mail (or the business day after transmission if transmitted on a weekend or legal holiday). Notwithstanding the foregoing, any notices delivered by Level 3 to Customer in the normal course of provisioning of Service hereunder shall be deemed properly given if delivered via any of the methods described above or via electronic mail to the address listed on any Customer Order.

7.5 Acceptable Use Policy. Customer's use of Service shall comply with Level 3's Acceptable Use Policy and Privacy Policy, as communicated in writing to Customer from time to time and which are also available through Level 3's web site at www.level3.com. Level 3 will notify Customer of complaints received by Level 3 regarding each incident of alleged violation of Level 3's Acceptable Use Policy by Customer or third parties that have gained access to the Service through Customer. Customer agrees that it will promptly investigate all such complaints and take all necessary actions to remedy any actual violations of Level 3's Acceptable Use Policy. Level 3 may identify to the complainant that Customer, or a third party that gained access to the Service through Customer, is investigating the complaint and may provide the complainant with the necessary information to contact Customer directly to resolve the complaint. Customer shall identify a representative for the purposes of receiving such communications.

7.6 Data Protection. During the performance of this Agreement, it may be necessary for Level 3 to transfer, process and store billing and utilization data and other data necessary for Level 3's operation of its network and for the performance of its obligations under this Agreement. The transfer, processing and storing of such data may be to or from the United States. Customer hereby consents that Level 3 may (i) transfer, store and process such data in the United States; and (ii) use such data for its own internal purposes and as allowed by law. This data will not be disclosed to third parties.

7.7 Contents of Communications. Level 3 shall have no liability or responsibility for the content of any communications transmitted via the Service (except for content solely created by Level 3), and Customer shall defend, indemnify and hold Level 3 harmless from any and all claims (including claims by governmental entities seeking to impose penal sanctions) related to such content or for claims by third parties relating to Customer's use of Service. Level 3 provides only access to the Internet; Level 3 does not operate or control the information, services, opinions or other content of the Internet. Customer agrees that it shall make no claim whatsoever against Level 3 relating to the content of the Internet or respecting any information, product, service or software ordered through or provided by virtue of the Internet

7.8 Marks and Publicity.

(A) Neither party shall have the right to use the other party's or its Affiliates' trademarks, service marks or trade names without the prior written consent of the other party. The marks used in this Agreement are either registered service marks or service marks of Level 3 Communications, Inc., its Affiliates or third parties in the United States and/or other countries.

(B) Neither party shall issue any press release relating to any contractual relationship between Level 3 and Customer, except as may be required by law or agreed between the parties in writing.

7.9 Non-Disclosure. Any information or documentation disclosed between the parties during the performance of this Agreement shall be subject to the terms and conditions of the applicable non-disclosure agreement then in effect between the parties.

7.10 Disclosure of Customer Information. Level 3 reserves the right to provide any customer or potential customer bound by a nondisclosure agreement access to a list of Level 3's customers and a description of Service purchased by such customers. Customer consents to such disclosure, including the listing of Customer's name and Service purchased by Customer (financial terms relating to the purchase shall not be disclosed).

7.11 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Colorado, U.S.A., without regard to its choice of law rules.

7.12 Entire Agreement. This Agreement, including any Service Schedule(s) and Customer Order(s) executed hereunder, constitutes the entire and final agreement and understanding between the parties with respect to the Service and supersedes all prior agreements relating to the Service, which are of no further force or effect. The Service Schedules attached hereto are listed below:

Service Schedule- (3)Link(R) Private Line Service Service Schedule- (3)Center(R) Colocation Service Schedule- (3)Link(R) Cross Connect Service and Mondo Condo Fiber Link Service Service Schedule- Online Customer Service Center Service Schedule-- (3)LinkSM Private Line Service - IRU Service Schedule-- (3)Link Wavelength - Lease Service Schedule-- (3)Link Global Wavelength - IRU Service Schedule- (3)CrossRoads(R) Service Service Schedule- (3)FlexSM Service Service Schedule- (3)Connect(R) Modem Service
Service Schedule-- Internet AdvantageSM Connection Service Service Schedule-- Site Patrol Service Schedule-- VPN Advantage Service Schedule- (3)Voice(R) Termination Service Service Schedule- (3)VoIP Local InboundSM Service Service Schedule- (3)VoIP Toll FreeSM Service Service Schedule- (3)VoIP Enhanced Local Service Service Schedule - (3)ToneSM Service Service Schedule - (3)Link Dark Fiber - Lease Service Schedule - (3)Link Dark Fiber - IRU Service Schedule - Fiber Termination (CPF)

All Service Schedules, whether attached hereto or executed between the parties after the Effective Date, are integral parts hereof and are hereby made a part of this Agreement.

7.13 Amendment. This Agreement, and any Service Schedule or Customer Order, may only be modified or supplemented by an instrument in writing executed by a duly authorized representative of each party. Without limiting the generality of the foregoing, any handwritten changes to a Customer Order or any terms and conditions included in any Customer-provided purchase order shall be void unless acknowledged and approved in writing by a duly authorized representative of each party.

7.14 Order of Precedence. In the event of any conflict between this Agreement and the terms and conditions of any Service Schedule and/or Customer Order, the order of precedence is as follows: (1) the Service Schedule, (2) this Agreement, and (3) the Customer Order.

7.15 Survival. The provisions of this Article 7 and Articles 3, 5 and 6 and any other provisions of this Agreement that by their nature are meant to survive the expiration or termination of this Agreement shall survive the expiration or termination of this Agreement.

7.16 Relationship of the Parties. The relationship between Customer and Level 3 shall not be that of partners, agents, or joint venturers for one another, and nothing contained in this Agreement shall be deemed to constitute a partnership or agency agreement between them for any purposes, including, without limitation, for federal income tax purposes.

7.17 No Waiver. No failure by either party to enforce any right(s) hereunder shall constitute a waiver of such right(s).

7.18 Severability. If any provision of this Agreement shall be declared invalid or unenforceable under applicable law, said provision shall be ineffective only to the extent of such declaration and such declaration shall not affect the remaining provisions of this Agreement. In the event that a material and fundamental provision of this Agreement is declared invalid or unenforceable under applicable law, the parties shall negotiate in good faith respecting an amendment hereto that would preserve, to the fullest extent possible, the respective rights and obligations imposed on each party under this Agreement as originally executed.

7.19 Joint Product. The parties acknowledge that this Agreement is the joint work product of the parties. Accordingly, in the event of ambiguities in this Agreement, no inferences shall be drawn against either party on the basis of authorship of this Agreement.

7.20 Third Party Beneficiaries. This Agreement shall be binding upon, inure solely to the benefit of and be enforceable by each party hereto and their respective successors and assigns hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any thirty party any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

7.21 Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument. Facsimile signatures shall be sufficient to bind the parties to this Agreement.

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the Effective Date written above.

LEVEL 3 COMMUNICATIONS, LLC ("Level 3")       Video Internet Broadcasting Corp.
                                              dba HomeNet-USA
                                              ("Customer")

By  /s/ S Trimble                             By       /s/ Jonathan A. Moore
Name  S Trimble                               Name     Jonathan A. Moore
Title VP Legal                                Title Chief Technical Officer

                                SERVICE SCHEDULE
                         (3)LINK(R) PRIVATE LINE SERVICE

1. Applicability. This Service Schedule is applicable only where Customer orders
(3)Link(R) Private Line Service.

2. Definitions. Any capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.

(A) "Protected" shall mean any Service that includes a protection scheme that allows traffic to be re-routed in the event of a fiber cut or equipment failure.

(B) "Submarine" shall mean any Service that transits any portion of Level 3's trans-oceanic network.

(C) "Terrestrial" shall mean any Service that generally transits Level 3's land-based network (with limited water crossings, including, without limitation, bay and channel crossings) and does not in any way transit Level 3's trans-oceanic network.

(D) "Unprotected" shall mean any Service that does not include a protection scheme that would allow traffic to be re-routed in the event of a fiber cut or equipment failure.

3. Service Description. (3)Link(R) Private Line Service is a dedicated, non-switched, point to point circuit between two (2) specified locations.

4. Services from Others. Where necessary for the interconnection of (3)Link(R) Private Line Service with services provided by others, Customer will provide Level 3 with circuit facility assignment information, firm order commitment information and the design layout records necessary to enable Level 3 to make the necessary cross-connection between the (3)Link(R) Private Line Service and Customer's designated carrier. Any delay by Customer in providing such information to Level 3 may delay Level 3's provision of the necessary cross-connection. Notwithstanding any such delay in the provision of the cross-connection, billing for the (3)Link(R) Private Line Service shall commence on the Service Commencement Date. Level 3 may charge Customer non-recurring and monthly recurring cross-connect fees to make such connection.

5. Connection to Customer Premises.

(A) Where (3)Link(R) Private Line Service is being terminated Off-Net at the Customer Premises through an Off-Net Local Loop to be provisioned by Level 3 on behalf of Customer, the charges set forth in the Customer Order for such
(3)Link(R) Private Line (Off-Net) Service assumes that such (3)Link(R) Private Line (Off-Net) Service will be terminated at a pre-established demarcation point or minimum point of entry (MPOE) in the building within which the Customer Premises is located, as determined by the local access provider. Level 3 may charge Customer additional non-recurring charges and/or monthly recurring charges not otherwise set forth in the Customer Order for such (3)Link(R)Private Line (Off-Net) Service where the local access provider determines that it is necessary to extend the demarcation point or MPOE through the provision of additional infrastructure, cabling, electronics or other materials necessary to reach the Customer Premises. Level 3 will notify Customer of any additional non-recurring charges and/or monthly recurring charges as soon as practicable after Level 3 is notified by the local access provider of the amount of such charges.

(B) In addition, where (3)Link(R) Private Line Service is being terminated Off-Net at the Customer Premises through an Off-Net Local Loop to be provisioned by Level 3 on behalf of the Customer, the charges and the Service Term set forth in the Customer Order for such (3)Link(R) Private Line (Off-Net) Service assumes that such (3)Link(R) Private Line (Off-Net) Service can be provisioned by Level 3 through the local access provider selected by Level 3 (and/or Customer) for the stated Service Term. In the event Level 3 is unable to provision such
(3)Link(R) Private Line (Off-Net) Service through the selected local access provider or the selected local access provider requires a longer Service Term than that set forth in the Customer Order, Level 3 reserves the right, regardless of whether Level 3 has accepted the Customer Order, to suspend provisioning of such (3)Link(R) Private Line (Off-Net) Service and notify Customer in writing of any additional non-recurring charges, monthly recurring charges and/or Service Term that may apply. Upon receipt of such notice, Customer will have five (5) business days to accept or reject such changes. If Customer does not respond to Level 3 within the five (5) business day period, such changes will be deemed rejected by Customer. In the event Customer rejects the changes (whether affirmatively or through the expiration of the five (5) business day period), the affected (3)Link(R) Private Line (Off-Net) Service will be cancelled without cancellation or termination liability of either party.

6. (3)HubSM Private Line Service.

(A) (3)Link(R) Private Line Service is also available configured as (3)HubSM Private Line Service. (3)HubSM Private Line Service is comprised of (i) a single
(3)Link(R) Private Line Service between two (2) locations (such single
(3)Link(R) Private Line Service is sometimes referred to as the (3)HubSM Private Line Facility); and (ii) one or more individual (3)Link(R) Private Line Service(s) within the (3)HubSM Private Line Facility (such individual (3)Link(R) Private Line Services are each sometimes referred to as a (3)HubSM Private Line Circuit). (3)HubSM Private Line Circuits will have equal or less capacity than the (3)HubSM Private Line Facility. The (3)Link(R) Private Line Service(s) comprising any (3)HubSM Private Line Service shall be configured as specified in the applicable Customer Order.

(B) Notwithstanding any terms and conditions in the Agreement or this Service Schedule to the contrary, Customer may not terminate a (3)HubSM Private Line Facility regardless of cause without either (i) terminating all (3)HubSM Private Line Circuit(s) within such (3)HubSM Private Line Facility and paying all applicable termination charges related thereto; and/or (ii) converting all
(3)HubSM Private Line Circuits comprising such (3)HubSM Private Line Facility into stand-alone (3)Link(R) Private Line Service(s) (without changing the end-point locations) at Level 3's then standard charges for the remainder the applicable Service Term.

7. Service Levels.

(A) Installation Service Level. Level 3 will exercise commercially reasonable efforts to install any (3)Link(R) Private Line Service on or before the Customer Commit Date specified for the particular (3)Link(R) Private Line Service. This Installation Service Level shall not apply to Customer Orders that contain incorrect information supplied by Customer or Customer Orders that are altered at Customer's request after submission and acceptance by Level 3. In the event Level 3 does not meet this Installation Service Level for a particular
(3)Link(R) Private Line Service for reasons other than an Excused Outage, Customer will be entitled to a service credit off of the non-recurring charges ("NRC") and/or monthly recurring charges ("MRC") for the affected (3)Link(R) Private Line Service as set forth in the following table:

For any (3)Link(R) Private Line (On-Net) Service:
--------------------------------- -------------------------
Installation Delay Beyond         Service Level Credit
Customer Commit Date
--------------------------------- -------------------------
1 - 5 business days               Amount of NRC
--------------------------------- -------------------------
6 - 20 business days              Amount   of   NRC   plus
                                  charges  for one (1) day
                                  of the MRC for  each day
                                  of delay
--------------------------------- -------------------------
21 business days or greater       Amount  of NRC  plus one
                                  (1) months' MRC
--------------------------------- -------------------------


For any (3)Link(R) Private Line (Off-Net) Service:
--------------------------------- -------------------------
Installation Delay Beyond         Service Level Credit
Customer Commit Date

--------------------------------- -------------------------
1 - 15 business days              No Credit
--------------------------------- -------------------------
16 - 30 business days             Amount of NRC
--------------------------------- -------------------------
31 business days or greater       Amount  of NRC  plus one
                                  (1) months' MRC
--------------------------------- -------------------------

(B) Availability Service Level for Protected (3)Link(R) Private Line Service. The Availability Service Level for Protected (3)Link(R) Private Line Service is 99.99% for Protected Terrestrial (3)Link(R) Private Line (On-Net) Service, 99.9% for Protected Submarine (3)Link(R) Private Line (On-Net) Service, and 99.9% for Protected Terrestrial (3)Link(R) Private Line (Off-Net) Service. In the event that any Protected (3)Link(R) Private Line Service becomes unavailable (as defined below) for reasons other than an Excused Outage, Customer will be entitled to a service credit off of the MRC for the affected Protected
(3)Link(R) Private Line Service based on the cumulative unavailability of the affected Protected (3)Link(R) Private Line Service in a given calendar month as set forth in the following table.

For any Protected (3)Link(R) Private Line (On-Net) Service:
------------------------------------ --------------------------
Cumulative  Unavailability           Service Level Credit
(in hrs:mins:secs)
------------------------------------ --------------------------
00:00:01 - 00:05:00                  No Credit
00:05:01- 00:45:00                   5%
00:45:01- 04:00:00                   10%
04:00:01 - 08:00:00                  20%
08:00:01 -12:00:00                   30%
12:00:01 -16:00:00                   40%
16:00:01 - 24:00:00                  50%
24:00:01 or greater                  100%
------------------------------------ --------------------------

For any Protected Terrestrial (3)Link(R) Private Line (Off-Net) Service:
------------------------------------ --------------------------
Cumulative  Unavailability           Service Level Credit
(in hrs:mins:secs)
------------------------------------ --------------------------
00:00:01- 00:45:00                   No Credit
00:45:01- 04:00:00                   5%
04:00:01 - 08:00:00                  10%
08:00:01 -12:00:00                   20%
12:00:01 -16:00:00                   30%
16:00:01 - 24:00:00                  40%
24:00:01 or greater                  100%
------------------------------------ --------------------------

For purposes of this Section 7(B) and Section 7(C) below, "unavailable" or "unavailability" means the duration of a break in transmission measured from the first of ten (10) consecutive severely erred seconds ("SESs") on the affected
(3)Link(R)Private Line Service until the first of ten (10) consecutive non-SESs. An SES is a second with a bit error ratio of greater than or equal to 1 in 1000.

(C) Availability Service Level for Unprotected (3)Link(R) Private Line Service. In the event that any Unprotected (3)Link(R) Private Line Service becomes unavailable (as defined in Section 7(B) above) for reasons other than an Excused Outage, Customer will be entitled to a service credit off of the MRC for the affected Unprotected (3)Link(R) Private Line Service based on the cumulative unavailability for the affected Unprotected (3)Link(R) Private Line Service in a given calendar month as set forth in the following table:

For any Unprotected (3)Link(R) Private Line (On-Net) Service:
--------------------------------- ---------------------------
Cumulative Unavailability         Service Level Credit
(in hrs:mins:secs)
--------------------------------- ---------------------------
0:00:01 - 6:00:00                 No Credit
6:00:01 - 8:00:00                 5%
8:00:01 - 10:00:00                10%
10:00:01 - 12:00:00               15%
12:00:01 or greater               20%
--------------------------------- ---------------------------

For any Unprotected Terrestrial (3)Link(R)Private Line (Off-Net) Service:
--------------------------------- ---------------------------
Cumulative Unavailability         Service Level Credit
(in hrs:mins:secs)
--------------------------------- ---------------------------
0:00:01 - 30:00:00                No Credit
30:00:01 - 36:00:00               2.5%
36:00:01 - 42:00:00               5%
42:00:01 or greater               7.5%
--------------------------------- ---------------------------

(D) Off-Net Service Limitations. The Service Levels set forth in this Section 7 and the rights of termination pursuant to Section 4.4 of the Agreement respecting (3)Link(R) Private Line (Off-Net) Service shall only apply to Terrestrial (3)Link(R) Private Line (Off-Net) Service with end point locations in the United States and/or the European Union. For any other Off-Net Local Loop Service or (3)Link(R) Private Line (Off-Net) Service provisioned by Level 3 through a third party carrier for the benefit of Customer and not otherwise covered by this Section 7, Level 3 will pass-through to Customer any service levels and associated credits (or other express remedies) (if applicable) provided to Level 3 by the applicable third party carrier.

8. Chronic Outage. Customer may elect to terminate an affected On-Net (3)Link(R) Private Line Service prior to the end of the Service Term without termination liability if, for reasons other than an Excused Outage,

         (1) For Protected On-Net (3)Link(R) Private Line Service, such Protected On-Net (3)Link(R) Private Line Service is unavailable (as defined in
Section 7(B) above) for four (4) or more separate occasions of more than two (2) hours each OR for more than twenty four (24) hours in the aggregate in any calendar month; or

         (2) For Unprotected On-Net (3)Link(R) Private Line Service, such Unprotected On-Net (3)Link(R) Private Line Service is unavailable (as defined in
Section 7(B) above) for three (3) or more separate occasions of more than twelve
(12) hours each OR for more than forty two (42) hours in the aggregate in any calendar month.

Customer may only terminate such On-Net (3)Link(R) Private Line Service that is unavailable as described above, and must exercise its right to terminate the affected On-Net (3)Link(R) Private Line Service under this Section, in writing, within thirty (30) days after the event giving rise to a right of termination hereunder, which termination will be effective as set forth by Customer in such notice of termination. Except for any credits that have accrued pursuant to
Section 7, this Section 8 sets forth the sole remedy of Customer for chronic outages or interruptions of any (3)Link(R) Private Line Service.

                                SERVICE SCHEDULE
                             (3)CENTER(R) COLOCATION

1. Applicability. This Service Schedule is applicable only where Customer orders Colocation Space and associated services (i.e., power and (3)TechSM Service).

2. Definitions. Any capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.

(A) "Colocation Area" shall mean the location within a Gateway in which Colocation Space ordered by Customer is located.

(B) "Colocation Space" shall mean the location(s) within the Colocation Area of a Level 3 Gateway where Customer is permitted to colocate communications equipment pursuant to a Customer Order accepted by Level 3.

(C) "(3)TechSM Service" shall mean Level 3 technician services, which may include, without limitation, (i) basic on-site, on demand first-line maintenance and support, including power cycling equipment, and (ii) scheduled support, maintenance, installation and removal of equipment, cabling and other related support services, consistent with Level 3's then current written (3)TechSM Service Description, as amended by Level 3 from time to time, a copy of which shall be made available to Customer upon request. (3)TechSM Service was sometimes previously referred to as Remote Hands, Scheduled Support and Installation and/or Field Technical Services (FTS).

3. Service Description. (3)Center(R) Colocation is Colocation Space within a Gateway licensed to Customer for purpose of colocating communications equipment.

4. Grant of License. Customer is granted the right to occupy the Colocation Space identified in a Customer Order during the Service Term, except as otherwise provided in the Agreement and this Service Schedule. Level 3 retains the right to access any Colocation Space for any legitimate business purpose at any time.

5. Use of Colocation Space. Customer shall be permitted to use the Colocation Space only for placement and maintenance of communications equipment. Customer may access the Colocation Space (and the Gateway and Colocation Area for the sole purpose of accessing the Colocation Space) twenty four (24) hours per day, seven (7) days per week, subject to any and all rules, regulations and access requirements imposed by Level 3 governing such access.

6. Level 3 Maintenance. Level 3 shall perform janitorial services, environmental systems maintenance, power plant maintenance and other actions as are reasonably required to maintain the Colocation Area in which the Colocation Space is located in a condition that is suitable for the placement of communications equipment. Level 3 shall maintain the Colocation Area in which the Colocation Space is located (but shall not be obligated to maintain the Colocation Space itself) with a relative humidity in the range of 50% ( + or - 10%) and a maximum ambient air temperature of 78 degrees Fahrenheit (26 degrees Celsius). Customer shall maintain the Colocation Space in an orderly and safe condition, and shall return the Colocation Space to Level 3 at the conclusion of the Service Term set forth in the Customer Order in the same condition (reasonable wear and tear excepted) as when such Colocation Space was delivered to Customer. EXCEPT AS EXPRESSLY STATED HEREIN OR IN ANY CUSTOMER ORDER, THE COLOCATION SPACE SHALL BE DELIVERED AND ACCEPTED "AS IS" BY CUSTOMER, AND NO REPRESENTATION HAS BEEN MADE BY LEVEL 3 AS TO THE FITNESS OF THE COLOCATION SPACE FOR CUSTOMER'S INTENDED PURPOSE.

7. Release of Landlord. If and to the extent that Level 3's underlying leases so require (but only if they so require) Customer hereby agrees to release Level 3's landlord (and its agents, subcontractors and employees) from all liability relating to Customer's access to the Gateway and the Colocation Area and Customer's use and/or occupancy of the Colocation Space.

8. Security. Level 3 will provide and maintain in working condition card reader(s), scanner(s) and/or other access device(s) as selected by Level 3 for access to the Colocation Area of a Gateway. Customer shall under no circumstances "prop open" any door to, or otherwise bypass the security measures Level 3 has imposed for access to, the Colocation Area. Level 3 will provide a locking device on Customer's Colocation Space, which Customer shall be solely responsible for locking and/or activating such device. In the event that unauthorized parties gain access to the Gateway, Colocation Area and/or the Colocation Space through access cards, keys or other access devices provided to Customer, Customer shall be responsible for any damages caused by such parties. Customer shall be responsible for the cost of replacing any security devices lost or stolen after delivery thereof to Customer. In the event Customer has reason to believe that an unauthorized party has gained access to the Colocation Space, Level 3 will, at Customer's request, make video surveillance records of the Colocation Area reasonably available to Customer for viewing by Customer in the presence of a Level 3 employee. In addition, Level 3 will provide Customer with a copy of the access logs for the Colocation Area and/or the Gateway, as applicable, upon Customer's prior written request.

9. Prohibited Activities. Customer shall abide by any posted or otherwise communicated rules relating to use of, access to, or security measures respecting the Gateway, Colocation Area and/or the Colocation Space. Customer's rights of access and use will be immediately terminated in the event Customer or any of its agents or employees are in Level 3's Gateway with any firearms, illegal drugs, alcohol or are engaging in any criminal activity, eavesdropping or foreign intelligence. Persons found engaging in any such activity or in possession of the aforementioned prohibited items will be immediately escorted from the Gateway.

10. Termination of Use. Level 3 shall have the right to terminate Customer's use of the Colocation Space or the Service delivered therein in the event that: (a) Level 3's rights to use the Gateway terminates or expires for any reason; (b) Customer is in default hereof; (c) Customer makes any material alterations to the Colocation Space without first obtaining the written consent of Level 3; or
(d) Customer allows personnel or contractors to enter the Gateway, Colocation Area and/or the Colocation Space who have not been approved by Level 3 in advance. With respect to items (b), (c) and (d), unless (in Level 3's opinion) Customer's actions interfere or have the potential to interfere with other Level 3 customers, Level 3 shall provide Customer a written notice and a ten (10) day opportunity to cure before terminating Customer's rights to the Colocation Space.

11. Removal of Equipment. Within two (2) days following the expiration or termination of the Service Term for any Colocation Space, Customer shall remove all Customer equipment from the Colocation Space. In the event Customer fails to remove the equipment within such two (2) day period, Level 3 may disconnect, remove and dispose of Customer's equipment without prior notice. Customer shall be responsible for any costs and expenses incurred by Level 3, or its agent, representative or contractor, resulting from disconnection, removal, disposal and storage of Customer's equipment, for which Customer agrees to pay such costs and expenses and all other charges due and owing by Customer to Level 3 under the Agreement prior to Level 3 returning any Customer equipment still in Level 3's possession. Level 3 shall not be liable for any loss or damage incurred by Customer arising out of Level 3's disconnection, removal, storage or disposal of Customer's equipment.

12. Sublicenses. Customer may sublicense the use of Colocation Space under the following conditions: (a) all proposed sublicensees must be approved in writing by Level 3 in Level 3's sole discretion, except Customer may sublicense the use of the Colocation Space to an Affiliate of Customer upon prior written notice to Level 3; (b) Customer hereby guarantees that all such parties shall abide by the terms of the Agreement, this Service Schedule and the applicable Customer Order;
(c) Customer shall indemnify, defend and hold Level 3 harmless from all claims brought against Level 3 arising from any act or omission of any sublicensee or its agents; and (d) any such party shall be considered Customer's agent and all of such party's acts and omissions shall be attributable to Customer for the purposes of the Agreement and this Service Schedule. In the event Customer sublicenses use of the Colocation Space without Level 3's prior written approval, Level 3 may upon ten (10) days' prior written notice reclaim the sublicensed portion of the Colocation Space. Customer shall surrender such reclaimed Colocation Space and shall be subject to termination charges associated with the reclaimed Colocation Space as provided in Section 3.7 of the Agreement. No refunds shall be made to Customer regarding reclaimed Colocation Space.

13. Changes.

(A) Level 3 reserves the right to change (at Level 3's cost) the location or configuration of the Colocation Space licensed to Customer within the Level 3 Gateway; provided that Level 3 shall not arbitrarily require such changes. Level 3 and Customer shall work in good faith to minimize any disruption in Customer's services that may be caused by such changes in location or configuration of the Colocation Space.

(B) Notwithstanding anything in Section 3.1 of the Agreement to the contrary and unless otherwise agreed in writing by the parties, in the event any Customer Order for Colocation Space is altered (including, without limitation, any changes in the configuration or build-out of the Colocation Space) at Customer's request after Customer's submission and Level 3's acceptance of such Customer Order that results in a delay of Level 3's delivery of such Colocation Space to Customer, billing for such Colocation Space shall commence no later than the original Customer Commit Date.

14. Insurance. Prior to storage of equipment or occupancy by Customer of any Colocation Space and during the Service Term, Customer shall procure and maintain the following minimum insurance coverage: (a) Workers' Compensation in compliance with all applicable statutes of appropriate jurisdiction (including Employer's Liability with limits of $500,000 each accident); (b) Commercial General Liability with combined single limits of $1,000,000 each occurrence; and
(c) "All Risk" Property insurance covering all of Customer's personal property located in the Gateway. Customer acknowledges that it retains the risk of loss for, loss of (including, without limitation, loss of use), or damage to, Customer equipment and other personal property located in the Level 3 Gateway. Customer further acknowledges that Level 3's insurance policies do not provide coverage for Customer's personal property located in the Level 3 Gateway. Customer shall, at its option, maintain a program of property insurance or self-insurance covering loss of or damage to its equipment and other personal property located in the Level 3 Gateway. Customer's Commercial General Liability policy shall be endorsed to show Level 3 (and any underlying property owner, as requested by Level 3) as an additional insured. Customer shall waive and/or cause its insurance carriers to waive all rights of subrogation against Level 3, which will include, without limitation, an express waiver in all insurance policies. Customer shall furnish Level 3 with certificates of insurance demonstrating that Customer has obtained the required insurance coverages prior to use of the Colocation Space or the storage of equipment in the Gateway. Such certificates shall contain a statement that the insurance coverage shall not be materially changed or cancelled without at least thirty (30) days' prior written notice to Level 3. Customer shall require any contractor, customer or other third party entering the Gateway on Customer's behalf to procure and maintain the same types, amounts and coverage extensions as required of Customer above.

15. (3)TechSM Service.

(A) Level 3 may provide (3)TechSM Service on Customer's equipment within the Colocation Space from time to time as mutually agreed between the parties. Customer may order (3)TechSM Service by contacting Level 3 Customer Service or such other means as Level 3 may make available from time to time. For (3)TechSM Service that is scheduled support beyond the basic on-site, on-demand first-line maintenance and support, Level 3 shall not be obligated to perform such
(3)TechSM Service until a scope of such (3)TechSM Service to be provided has been mutually agreed by the parties in writing. Upon Level 3's acceptance of such order (and the parties' execution of a scope document, if required), Level 3 will perform the (3)TechSM Service in accordance with Customer's directions. Unless otherwise agreed between the parties, pricing for (3)TechSM Service shall be at Level 3's then current rates.

(B) ANY (3)TECHSM SERVICE IS PROVIDED ON AN `AS-IS' BASIS AND LEVEL 3 MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, STATUTORY OR OTHERWISE, INCLUDING WARRANTIES OF
MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE.

(C) As part of any (3)TechSM Service, under no circumstances will Level 3 be responsible for performing any warranty-affecting work, and Level 3 shall not be liable to Customer or any third party to the extent any work performed violates and/or voids, in whole or in part, any equipment, software and/or manufacturer's warranty. Notwithstanding any provision in this Service Schedule or the Agreement to the contrary but subject to Section 19(C) below, Level 3's cumulative liability for damages arising out of or related to Level 3's performance or failure to perform any (3)TechSM Service will be limited to direct damages in an amount not to exceed the total fees paid by Customer to Level 3 for the particular (3)TechSM Service giving rise to the liability.

16. Storage of Customer Equipment. Level 3 may, at its option, agree to store equipment that Customer intends to colocate in Customer's Colocation Space for not more than forty five (45) days prior to the applicable Customer Commit Date. Storage of such equipment is purely incidental to the Service ordered by Customer and Level 3 will not charge Customer a fee for such storage. No document delivered as part of such storage shall be deemed a warehouse receipt. Absent Level 3's gross negligence or intentional misconduct, Level 3 shall have no liability to Customer or any third party arising from such storage. In the event Customer stores equipment for longer than forty five (45) days, Level 3 may, but shall not be obligated to, return Customer's equipment to Customer without liability, at Customer's sole cost and expense.

17. Promotional Signage. Customer may display a single promotional sign with Customer's name and/or logo on the outside of any Customer Colocation Space; provided such signage does not exceed 8 inches by 11 inches. All other promotional signage is prohibited.

18. Power.

(A) Unless otherwise agreed between the parties, the pricing for power shall be on a breakered amp load basis.

(B) The standard available power in any Colocation Space is 180 watts/square foot (1800 watts/square meter) of breakered power. Any additional power required by Customer is subject to prior written approval by Level 3.

(C) In the event the power utility increases the price paid by Level 3 for power provided to any Colocation Space, Level 3 may pass-through to Customer such price increase upon prior written notice to Customer.

19. Service Levels.

(A) Installation Service Level. This Installation Service Level applies to cabinet and private suite Colocation Space ordered in a Gateway. Level 3 will exercise commercially reasonable efforts to install any Colocation Space on or before the Customer Commit Date specified for such Colocation Space. This Installation Service Level shall not apply to Customer Orders that contain incorrect information supplied by Customer, Customer Orders that are altered at Customer's request after submission and acceptance by Level 3, or Customer Orders that require Level 3 to configure Colocation Space to specifications other than Level 3's standard specifications for Colocation Space (such standard specifications shall be made available to Customer upon request). In the event Level 3 does not meet this Installation Service Level for a particular Colocation Space for reasons other than an Excused Outage, Customer will be entitled to a service credit equal to the charges for one (1) day of the monthly recurring charges ("MRC") for the affected Colocation Space for each day of delay, up to a monthly maximum credit of four (4) days.

(B) Power Service Level. In the event of any outage of Level 3 provided power to the Colocation Space for reasons other than Customer actions or omissions, Customer will be entitled to receive a service credit equal to the charges for one (1) day of the MRC for the affected Colocation Space (with a maximum of a one (1) day credit for all outages in any twenty four (24) hour period).

(C) (3)TechSM Service Response Time Service Level. The Response Time Service Level for (3)TechSM Service for basic on-site, on-demand first-line maintenance and support is as set forth below. This Response Time Service Level shall not apply to any (3)TechSM Service that is for scheduled support, maintenance, installation or removal. This Response Time Service Level is measured from the time Level 3 Customer Service receives and logs Customer's (3)TechSM Service request with all of the necessary information requested by Level 3 Customer Service, until a Level 3 technician is dispatched in response to the particular request. In the event Level 3 does not meet the following Response Time Service Level for reasons other than an Excused Outage, Customer will be entitled to a service credit equal to the charges for one (1) day of the MRC for the affected Colocation Space (with a maximum of a one (1) day credit for all instances of delay in any twenty four (24) hour period, with a total monthly maximum credit of seven (7) days):

------------------------------------
Service Level
---------------------- -------------
Hours of Operation     Response
                       Time
---------------------- -------------
Normal Level 3         30 minutes
business hours of
operation (M-F) for
the particular
Gateway
---------------------- -------------
Off-hours, holidays    2 hours
& weekends
---------------------- -------------

                                SERVICE SCHEDULE
       (3)LINK(R) CROSS CONNECT SERVICE and MONDO CONDO FIBER LINK SERVICE



1. Applicability. This Service Schedule is applicable only where Customer orders
(3)Link(R) Cross Connect Service and/or Mondo Condo Fiber Link Service.

2. Definitions. Any capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.

3. Service Description. (3)Link(R) Cross Connect Service is copper or fiber optic cabling cross-connected between Level 3 provided (3)Center(R) Colocation (cabinets and/or suites), other Level 3 provided Service or Facilities and/or third party provided services or facilities that terminate within the Level 3 Gateway. Mondo Condo Fiber Link Service is fiber optic cabling that provides connectivity between the Level 3 Mondo Condo facility and the Level 3 Gateway in the same metropolitan area. Mondo Condo Fiber Link Service can provide connectivity between Level 3 provided (3)Center(R) Colocation (cabinets and/or suites) within a Level 3 Mondo Condo facility and the Level 3 Gateway, Level 3 provided dark fiber and/or third party provided services or facilities that terminate within a Level 3 Gateway.

4. Interconnection. Unless otherwise agreed between the parties, any (3)Link(R) Cross Connect Service or Mondo Condo Fiber Link Service will be interconnected to a Level 3 provided panel within the Level 3 Gateway (and not directly to Customer provided equipment or facilities). Upon request of Customer at the time of submission of the applicable Customer Order, Level 3 will interconnect such
(3)Link(R) Cross Connect Service or Mondo Condo Fiber Link Service directly to Customer provided equipment or facilities within the Level 3 Gateway; provided, however, Level 3 shall not be liable to Customer or any third party for any loss or damage to such Customer provided equipment or facilities arising out of such direct interconnection.

5. Service Level. Level 3 will exercise commercially reasonable efforts to install any (3)Link(R) Cross Connect Service and any Mondo Condo Fiber Link Service on or before the Customer Commit Date specified for the particular
(3)Link(R) Cross Connect Service or Mondo Condo Fiber Link Service (as the case may be). This Installation Service Level shall not apply to Customer Orders that contain incorrect information supplied by Customer or Customer Orders that are altered at Customer's request after submission and acceptance by Level 3. In the event Level 3 does not meet this Installation Service Level for a particular
(3)Link(R) Cross Connect Service or Mondo Condo Fiber Link Service (as the case may be) for reasons other than an Excused Outage, Customer will be entitled to a service credit off of the non-recurring charges ("NRC") and/or monthly recurring charges ("MRC") for the affected (3)Link(R) Cross Connect Service or Mondo Condo Fiber Link Service (as the case may be) as set forth in the following tables:

For (3)Link(R) Cross Connect Service:
--------------------------------- -------------------------
Installation Delay Beyond         Service Level Credit
Customer Commit Date
--------------------------------- -------------------------
1 - 5 business days               Amount of NRC
--------------------------------- -------------------------
6 - 20 business days              Amount   of   NRC   plus
                                  charges  for one (1) day
                                  of the MRC for  each day
                                  of delay
--------------------------------- -------------------------
21 + business days                Amount  of NRC  plus one
                                  (1) months' MRC
--------------------------------- -------------------------

For Mondo Condo Fiber Link Service:
--------------------------------- -------------------------
Installation Delay Beyond         Service Level Credit
Customer Commit Date
--------------------------------- -------------------------
15 - 30 business days             Amount of NRC
--------------------------------- -------------------------
31 + business days                Amount  of NRC  plus one
                                  (1) months' MRC
--------------------------------- -------------------------

                                SERVICE SCHEDULE
                         ONLINE CUSTOMER SERVICE CENTER


1. Applicability. This Service Schedule is applicable only to Customer's access to and use of Level 3's Online Customer Service Center (the "Online CSC System").

2. Definitions. Any capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.

3. Description. The Online CSC System is an online Customer Service Center that provides Customer with reporting, pricing, availability, and other order information (specific to Customer) for Service ordered under the Agreement.

4. Authorized Users.

(A) Customer may enroll for access to the Online CSC System by signing and returning a completed Authorized User Access Form as designated by Level 3, a copy of which is available from Level 3 upon request, for each individual who is authorized to access and use the Online CSC System on behalf of Customer (each an "Authorized User"). Customer shall have the right to add or delete Authorized Users or change the access rights and authority of any Authorized User from time to time at Customer's discretion by submission to Level 3 of the appropriate form(s) designated by Level 3 and available upon request. Level 3 will send written confirmation (via e-mail) of its receipt of such written request, and will implement such additions, deletions or changes by close of business on the second (2nd) business day after receipt of such written request.

(B) Customer agrees that the person using the Online CSC System username and password is the Authorized User assigned to that username and password, and has the access rights and authority to bind Customer consistent with the access rights and authority assigned by Customer to that Authorized User in the applicable Authorized User Access Form.

(C) Customer shall be responsible for the confidentiality and use of all Online CSC System user name(s), password(s) and other security data, methods and devices provided by Level 3 to Customer for use by Authorized Users. Customer shall be responsible for the cost of replacing any security devices lost or stolen after delivery by Level 3 to Customer. Customer shall immediately notify Level 3 if there is any unauthorized use of Customer's username(s), password(s) and other security data, methods or devices.

5. Additional Terms and Conditions. Customer agrees to be bound by any additional terms and conditions displayed on the Online CSC System and agreed (or accepted) by Customer that may be applicable to any Service or Customer Order submitted via the Online CSC System.

6. Changes, Suspension or Termination of the Online CSC System. Level 3 may, at any time and without notice, change, modify and/or alter the Online CSC System, including, without limitation, the functionality of the Online CSC System and the Service available for ordering by Customer therein; provided, however, that Level 3 shall use commercially reasonable efforts to notify Customer of such changes, additions or deletions. In addition, Level 3 may, without cause, suspend or terminate Customer's access to the Online CSC System or otherwise discontinue the Online CSC System, in whole or in part, upon written notice to Customer.

7. Proprietary Rights. Customer agrees that Level 3's Online CSC System is the property of Level 3. Customer agrees not to use Level 3's Online CSC System other than for its intended use and, in no event, shall Customer provide access to the Online CSC System to any person other than an Authorized User.

8. Ordering Service Through the Online CSC System. This Section 8 shall be applicable to Customer's submission of Customer Orders and/or reservations for Service to Level 3 via the Online CSC System.

(A) Without limiting the generality of Section 4(B) above, Customer acknowledges and agrees that any Customer Order for Service submitted via the Online CSC System by an Authorized User with Customer Order submission authority shall constitute a valid and binding Customer Order of Customer (subject to the same terms and conditions for all Customer Orders under the Agreement), and Customer shall be responsible for any and all charges associated with such Customer Order.

(B) Level 3 shall confirm the submission of a Customer Order by forwarding to Customer via e-mail a "Confirmation" or "Rejection" of the Customer Order within one (1) business day of receipt of the Customer Order via the Online CSC System. In the event Customer does not receive either a Confirmation or Rejection within such time frame, Customer should contact its Level 3 account representative. Notwithstanding the terms of Section 2.2 of the Agreement, Level 3's delivery of the Confirmation shall constitute Level 3's acceptance of any Customer Order submitted via the Online CSC System, and shall create a binding obligation on the part of the parties respecting the Service referenced in the Confirmation. If the Confirmation incorrectly states any of the terms that Customer believes are applicable to its Customer Order, Customer shall deliver written notice of its objection to the Confirmation within two (2) business days following Level 3's delivery of the Confirmation. In the event that an objection to a Confirmation is delivered to Level 3 within such two (2) business day period, then the parties shall confer in an effort to resolve such objection.

(C) Both Customer and Level 3 agree that the electronic order process (as more particularly described in this Section 8) within the Online CSC System creates a valid and binding Customer Order between Level 3 and Customer.

(D) In the event that Customer determines through the Online CSC System that certain Service is then available but Customer does not desire to submit a Customer Order for such Service, Customer may be permitted to reserve such Service for a period of time in accordance with the reservation terms and conditions displayed on the Online CSC System.

                                SERVICE SCHEDULE
                      (3)LINKSM PRIVATE LINE SERVICE - IRU


1. Applicability. This Service Schedule is applicable only where Customer orders
(3)LinkSM Private Line Service on an IRU basis. This Service Schedule does not apply to any Off-Net Local Loop provisioned by Level 3 through a third party provider for the benefit of Customer; such Off-Net Local Loop would subject to the (3)LinkSM Private Line Service Schedule executed between the parties (or if none, the then current standard version of Level 3's (3)LinkSM Private Line Service Schedule shall apply).

2. Definitions. Any capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.

(A) "Deposit" shall mean an amount equal to twenty-five percent (25%) of the non-recurring IRU charge for any (3)LinkSM Private Line Service purchased hereunder.

(B) "IRU" shall mean an indefeasible (except as otherwise provided herein) right to use (3)LinkSM Private Line Service purchased under this Service Schedule.

(C) "Protected" shall mean any Service that includes a protection scheme that allows traffic to be re-routed in the event of a fiber cut or equipment failure.

(D)"Submarine" shall mean any Service that transits any portion of Level 3's trans-oceanic network.

(E) "Terrestrial" shall mean any Service that generally transits Level 3's land-based network (with limited water crossings, including, without limitation, bay and channel crossings) and does not in any way transit Level 3's trans-oceanic network.

(F) "Unprotected" shall mean any Service that does not include a protection scheme that would allow traffic to be re-routed in the event of a fiber cut or equipment failure.

3. Service Description. (3)LinkSM Private Line Service is a dedicated, non-switched, point to point circuit between two (2) specified locations.

4. IRU Grant.

(A) Commencing with the Service Commencement Date and continuing through the end of the Service Term, Level 3 will grant to Customer an indefeasible right of use pursuant to the terms and conditions of the Agreement and this Service Schedule in any (3)LinkSM Private Line Service provided on an IRU basis as identified in a Customer Order submitted by Customer and accepted by Level 3.

(B) Upon the expiration of the initial Service Term respecting any (3)LinkSM Private Line Service provided on an IRU basis, the IRU for the particular
(3)LinkSM Private Line Service shall revert to a month-to-month lease subject to the (3)LinkSM Private Line Service Schedule executed between the parties (or if none, the then current standard version of Level 3's (3)LinkSM Private Line Service Schedule shall apply), and the Service Term shall continue until terminated by either party upon thirty (30) days' prior written notice to the other party. The monthly recurring charges for the (3)LinkSM Private Line Service under the month-to-month lease shall be based on Level 3's then current monthly recurring charges for (3)LinkSM Private Line Service leases. Upon termination, all rights to the use of the (3)LinkSM Private Line Service therein shall revert to Level 3 without reimbursement of any of the non-recurring IRU charge or other sums, costs, fees or expenses previously paid with respect thereto, and from and after such time Customer shall have no further rights or obligations hereunder with respect thereto unless such rights or obligations are specifically provided herein to survive the Service Term.

5. Charges.

(A) The charges for each (3)LinkSM Private Line Service consist of three (3) components: (1) a non-recurring installation charge payable pursuant to Section 5(B); (2) a non-recurring IRU charge payable pursuant to Section 5(C); and (3) an annual recurring O&M charge payable pursuant to Section 5(D).

(B) For each (3)LinkSM Private Line Service provided on an IRU basis, Customer agrees to pay to Level 3 the non-recurring installation charge set forth in the Customer Order applicable to such (3)LinkSM Private Line Service. Such non-recurring installation charge shall be due (regardless of whether Level 3 issues an invoice) within five (5) days of Customer's receipt of the Customer Welcome Letter respecting such (3)LinkSM Private Line Service.

(C) For each (3)LinkSM Private Line Service provided on an IRU basis, Customer agrees to pay to Level 3 the non-recurring IRU charge set forth in the Customer Order applicable to such (3)LinkSM Private Line Service. The Deposit for any purchase of (3)LinkSM Private Line Service shall be due (regardless of whether Level 3 issues an invoice) within five (5) days of Customer's receipt of the Customer Welcome Letter; the balance of the non-recurring IRU charge shall be invoiced by Level 3 at the time that the Connection Notice for such (3)LinkSM Private Line Service is delivered.

(D) (1) For each (3)LinkSM Private Line Service provided on an IRU basis, Customer agrees to pay to Level 3, commencing with the applicable Service Commencement Date and continuing until the expiration of the applicable Service Term, an annual recurring O&M charge as set forth in the Customer Order ("O&M Charge"). The O&M Charge is intended to cover the expenses of supplying power, operations and maintenance services necessary to continue effective availability of the (3)LinkSM Private Line Service for the Service Term.

(2) The O&M Charge shall be increased on each anniversary of the Service Commencement Date by the increase, if any, in the Consumer Price Index, All Urban Consumers (CPI-U), U.S. City Average, published by the United States Department of Labor, Bureau of Labor Statistics (1982-84 = 100), for the preceding twelve (12) month period. In the event such index shall cease to be computed or published, Level 3 may, in its reasonable discretion, designate a successor index to be used in determining any increase to the O&M Charge.

(3) The O&M Charge shall be invoiced annually (commencing on the Service Commencement Date and each year thereafter during the Service Term).

6. Interconnection.

(A) The demarcation point for any (3)LinkSM Private Line (intercity) Service shall be the Level 3 OSX or fiber termination panel in the applicable Gateway(s). The demarcation point for any (3)LinkSM Private Line (metropolitan) Service shall be as set forth in the applicable Customer Order.

(B) With respect to construction of Facilities to the Customer Premises and installation, maintenance and repair of Facilities within the Customer Premises, Customer shall provide Level 3 with access to and the use of Customer's entrance facilities and inside wiring, and/or shall procure rights for Level 3 allowing the placement of Facilities necessary for installation and delivery of the
(3)LinkSM Private Line Service to the Customer Premises. All costs associated with procuring and maintaining rights needed to obtain entry to the building (and the real property on which the building is located) within which the Customer Premises are located, and costs to procure and maintain rights within such building to the Customer Premises, shall be borne by Customer.

(C) Where necessary for the interconnection of (3)LinkSM Private Line Service with services provided by others, Customer will provide Level 3 with circuit facility assignment information, firm order commitment information and the design layout records necessary to enable Level 3 to make the necessary cross-connection between the (3)LinkSM Private Line Service and Customer's designated carrier. Any delay by Customer in providing such information to Level 3 may delay Level 3's provision of the necessary cross-connection. Notwithstanding any such delay in the provision of the cross-connection, billing for the (3)LinkSM Private Line Service shall commence on the Service Commencement Date. Level 3 may charge Customer non-recurring and monthly recurring cross-connect fees to make such connection.

7. Route Portability.

(A) In the event that Customer purchases (3)LinkSM Private Line Service under an IRU with an initial Service Term of five (5) years or longer, Customer may, upon at least ninety (90) days' prior written notice to Level 3, terminate its use of such (3)LinkSM Private Line Service after the Service Commencement Date but prior to the end of the initial Service Term. Upon the effective date of such termination and following Customer's payment of all charges due under Section 5, Customer shall be entitled to a credit (the "Portability Credit") calculated as a percentage of the non-recurring IRU charge paid for such (3)LinkSM Private Line Service based on the number of months following the Service Commencement Date as set forth in the following table:

------------ ------------- ---------- ------------
   # of       % Applied    # of        % Applied
  Months      as Credit     Months     as Credit
------------ ------------- ---------- ------------
     1          80%           16         53.3%
     2          78.2%         17         51.7%
     3          76.4%         18         50%
     4          74.5%         19         48.3%
     5          72.7%         20         46.7%
     6          70.9%         21         45%
     7          69.1%         22         43.3%
     8          67.3%         23         41.7%
     9          65.5%         24         40%
    10          63.6%         25         38.3%
    11          61.8%         26         36.7%
    12          60%           27         35%
    13          58.3%         28         33.3%
    14          56.7%         29         31.7%
    15          55%           30         30%
------------ ------------- ---------- ------------

------------ ------------- ---------- ------------
   # of       % Applied    # of        % Applied
  Months      as Credit     Months     as Credit
------------ ------------- ---------- ------------
    31          28.3%         46         7.5%
    32          26.7%         47         6.3%
    33          25%           48         5%
    34          23.3%         49         5%
    35          21.7%         50         5%
    36          20%           51         5%
    37          18.8%         52         5%
    38          17.5%         53         5%
    39          16.3%         54         5%
    40          15%           55         0%
    41          13.8%         56         0%
    42          12.5%         57         0%
    43          11.3%         58         0%
    44          10%           59         0%
    45          8.8%          60         0%
------------ ------------- ---------- ------------

The Portability Credit shall be calculated based only on the non-recurring IRU charge paid for such (3)LinkSM Private Line Service and no portion of the non-recurring installation charge or the annual recurring O&M charge paid by Customer shall be refunded, rebated or credited. The Portability Credit shall be made available to Customer upon the effective date of termination of the applicable (3)LinkSM Private Line Service. Customer may thereafter use the Portability Credit as a credit against the non-recurring IRU charge otherwise applicable to Customer's purchases of additional (3)LinkSM Private Line Service under this Service Schedule for a minimum five (5) year IRU Service Term; provided, however, that (i) a maximum of fifty percent (50%) of the non-recurring IRU charge (including any Deposits, if due) for additional
(3)LinkSM Private Line Service may be paid by application of any Portability Credit and a minimum of fifty percent (50%) of the non-recurring IRU charge (or any Deposits, if due) for such (3)LinkSM Private Line Service must be paid in cash; and (ii) the Portability Credit must be used within two (2) years after termination of the (3)LinkSM Private Line Service for which the Portability Credit was granted. Any Portability Credit that is not applied against purchases of additional (3)LinkSM Private Line Service within such period shall be forfeited.

(B) This Section 7 sets forth Customer's sole right to terminate for convenience any (3)LinkSM Private Line Service. As such, the parties acknowledge and agree that Section 3.7 of the Agreement shall not apply to any (3)LinkSM Private Line Service provided on an IRU basis pursuant to this Service Schedule.

8. Use of Capacity.

(A) Level 3 reserves the right (but shall not be obligated) to transfer any
(3)LinkSM Private Line Service from one transmission system to another upon reasonable advance notice to Customer. Such transfer shall be effected in such a way as to minimize, to the extent reasonably possible, the extent and duration of any disruption in the operation of the (3)LinkSM Private Line Service. If any planned transfer of the (3)LinkSM Private Line Service from one transmission system to another will adversely affect Customer's schemes for system diversity along the (3)LinkSM Private Line Service between Gateways, Level 3 and Customer agree to work together so as to preserve, to the extent feasible, Customer's diversity requirements.

(B) Customer acknowledges and agrees that its rights are limited to the use of the (3)LinkSM Private Line Service only, and that Customer shall keep the Level 3 network free from any liens, rights or claims of any third party attributable to Customer.

(C)Customer shall not use the (3)LinkSM Private Line Service in a way which interferes in any way with or otherwise adversely affects the use of the Level 3 network by any other entity using the Level 3 network or capacity therein.

9. Service Levels.

(A)Installation Service Level. Level 3 will exercise commercially reasonable efforts to install any (3)LinkSM Private Line Service on or before the Customer Commit Date specified for the particular (3)LinkSM Private Line Service. This Installation Service Level shall not apply to Customer Orders that contain incorrect information supplied by Customer, Customer Orders that are altered at Customer's request after submission and acceptance by Level 3. In the event Level 3 does not meet this Installation Service Level for a particular (3)LinkSM Private Line Service for reasons other than an Excused Outage, Customer will be entitled to a service credit off of the non-recurring IRU charge for the affected (3)LinkSM Private Line Service as set forth in the following table:

--------------------------------- -------------------------
Installation Delay Beyond         Service Level Credit
Customer Commit Date
--------------------------------- -------------------------
1 - 10 business days                         1%
--------------------------------- -------------------------
11-30 business days                          3%
--------------------------------- -------------------------
31 business days or greater                  5%
--------------------------------- -------------------------

(B)Availability Service Level for Protected (3)LinkSM Private Line Service. (1) The Availability Service Level for Protected (3)LinkSM Private Line Service delivered over Level 3's network is 99.99% for Protected Terrestrial (3)LinkSM Private Line Service and 99.9% for Protected Submarine (3)LinkSM Private Line Service. In the event that any Protected (3)LinkSM Private Line Service becomes unavailable (as defined below) for reasons other than an Excused Outage, Customer will be entitled to a service credit off of the annual O&M Charge (as defined in Section 5(C)) for the affected Protected (3)LinkSM Private Line Service based on the cumulative unavailability of the affected Protected
(3)LinkSM Private Line Service in a given calendar month as set forth in the following table:

------------------------------------ --------------------------
Cumulative  Unavailability           Service Level Credit
(in hrs:mins:secs)
------------------------------------ --------------------------
00:00:01 - 00:05:00                          No Credit
------------------------------------ --------------------------
00:05:01- 00:45:00                   5% of annual O&M Charge
                                     (applicable to the
                                     affected (3)LinkSM
                                     Private Line Service)
------------------------------------ --------------------------
00:45:01- 04:00:00                   15% of annual O&M Charge
                                     (applicable to the
                                     affected (3)LinkSM
                                     Private Line Service)
------------------------------------ --------------------------
04:00:01 - 08:00:00                  30% of annual O&M Charge
                                     (applicable to the
                                     affected (3)LinkSM
                                     Private Line Service)
------------------------------------ --------------------------
08:00:01 -12:00:00                   50% of annual O&M Charge
                                     (applicable to the
                                     affected (3)LinkSM
                                     Private Line Service)
------------------------------------ --------------------------
12:00:01 -16:00:00                   70% of annual O&M Charge
                                     (applicable to the
                                     affected (3)LinkSM
                                     Private Line Service)
------------------------------------ --------------------------
16:00:01 - 24:00:00                  85% of annual O&M Charge
                                     (applicable to the
                                     affected (3)LinkSM
                                     Private Line Service)
------------------------------------ --------------------------
24:00:01 or greater                  100% of annual O&M
                                     Charge (applicable to
                                     the affected (3)LinkSM
                                     Private Line Service)
------------------------------------ --------------------------

For purposes of this Section 9(B), "unavailable" or "unavailability" means the duration of a break in transmission measured from the first of ten (10) consecutive severely erred seconds ("SESs") on the affected (3)LinkSM Private Line Service until the first of ten (10) consecutive non-SESs. An SES is a second with a bit error ratio of greater than or equal to 1 in 1000.

(2) Without prejudice to Customer's right to service credits pursuant to subsection (1) above, if the (3)LinkSM Private Line Service is provided in Germany, then the Availability Service Level for such (3)LinkSM Private Line (On-Net) Service is 99.9% (based on a calendar month).

(C)Availability Service Level for Unprotected (3)LinkSM Private Line Service.
(1) In the event that any Unprotected (3)LinkSM Private Line Service becomes unavailable (as defined in Section 9(B) above) for reasons other than an Excused Outage, Customer will be entitled to a service credit off of the annual O&M Charge (as defined in Section 5(C)) for the affected Unprotected (3)LinkSM Private Line Service based on the cumulative unavailability of the affected Unprotected (3)LinkSM Private Line Service in a given calendar month as set forth in the following table:

--------------------------------- ---------------------------
Cumulative Unavailability         Service Level Credit
(in hrs:mins:secs)
--------------------------------- ---------------------------
0:00:01 - 24:00:00                        No Credit
--------------------------------- ---------------------------
24:00:01 - 30:00:00               2% of annual O&M Charge
                                  (applicable to the
                                  affected (3)LinkSM
                                  Private Line Service)
--------------------------------- ---------------------------
30:00:01 - 36:00:00               4% of annual O&M Charge
                                  (applicable to the
                                  affected (3)LinkSM
                                  Private Line Service)
--------------------------------- ---------------------------
36:00:01 - 42:00:00               6% of annual O&M Charge
                                  (applicable to the
                                  affected (3)LinkSM
                                  Private Line Service)
--------------------------------- ---------------------------
42:00:01 or greater               10% of annual O&M Charge
                                  (applicable to the
                                  affected (3)LinkSM
                                  Private Line Service)
--------------------------------- ---------------------------

(D) Limitation. The amount of credit granted under Sections 10(B) and (C) shall not exceed one hundred percent (100%) of the annual O&M Charge for the affected Protected (3)LinkSM Private Line Service and ten percent (10%) of the annual O&M Charge for the affected Unprotected (3)LinkSM Private Line Service during the applicable month. Credits provided under Sections 10(B) and (C) may be used against payment of the non-recurring IRU charge otherwise due for the purchase of any (3)LinkSM Private Line Service, or may be offset against the next following annual recurring O&M charge due hereunder.

                                SERVICE SCHEDULE
                          (3)LINK(R) WAVELENGTH SERVICE


1. Applicability. This Service Schedule is applicable only where Customer orders
(3)Link(R) Wavelength Service.

2. Definitions. Any capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.

(A) "Terrestrial" shall mean any Service that generally transits Level 3's land-based network (with limited water crossings, including, without limitation, bay and channel crossings) and does not in any way transit Level 3's trans-oceanic network.

(B) "Unprotected" shall mean any Service that does not include a protection scheme that would allow traffic to be re-routed in the event of a fiber cut or equipment failure. All (3)Link(R) Wavelength Service is Unprotected, unless specifically designated otherwise.

(C) "Protected" shall mean any Service that includes a protection scheme that allows traffic to be re-routed in the event of a fiber cut.

3. Service Description. There are three types of Service within the (3)Link(R) Wavelength Service. All three Service types shall be referred to generically as
(3)Link(R) Wavelength Service. Each Section of this Service Schedule shall apply to all types of (3)Link(R) Wavelength Service unless otherwise expressly set forth in the particular Section.

(A) (3)Link(R) Global Wavelength Service is a 2.5Gb or 10Gb (or greater, as agreed by the parties) transparent, Unprotected virtual channel(s) (or wavelength(s)) on the Level 3 intercity network between two (2) termination nodes in different metropolitan areas. (3)Link(R) Global Wavelength Service provides full SONET section, line and path overhead transparency without altering any of the bytes included in the SONET overhead, except for the A1/A2, B1 and J0 overhead bytes for the 10Gb (3)Link(R) Global Wavelength Service and A1/A2, B1 and J0, H1, H2, H3, S1, Z1 and Z2 overhead bytes for 2.5Gb (3)Link(R) Global Wavelength Service.

(B) (3)Link(R) Metro Wavelength Service is a 2.5Gb or 10Gb transparent virtual channel(s) (or wavelength(s)) on the Level 3 metro network between two (2) termination nodes in the same metropolitan area.

(C) (3)Link(R) Metro Ethernet Service is a GigE or 10GigE transparent virtual channel(s) on the Level 3 metro network between two (2) termination nodes in the same metropolitan area.

4. Interconnection.

(A) To use the (3)Link(R) Wavelength Service, Customer must provide to Level 3 at each termination node a SONET or SDH-framed 2.5Gb or 10Gb (or greater, as applicable) signal in the case of (3)Link(R) Global Wavelength Service , or an optical signal in the case of (3)Link Metro Wavelength and (3)Link Metro Ethernet Service, all as more particularly described in Level 3's standard Interconnection Specifications and Hand-off Requirements (available to Customer upon request) ("Traffic"), which Traffic will thereafter be delivered by Level 3, in like format, to the opposite and corresponding termination node. Each party is responsible for attenuating optical signals received at such party's equipment consistent with industry standards so that the applicable signal does not exceed the maximum receive capabilities of such party's equipment. Customer acknowledges that failure to properly attenuate the applicable signal received at its equipment could result in damage to such equipment.

(B) The demarcation point for the (3)Link(R) Wavelength Service shall be the Level 3 OSX or fiber termination panel at the termination node. Customer shall be solely responsible for providing all interconnection equipment used both to deliver to, or to accept Traffic from, Level 3 in the formats described above and for any and all protection schemes Customer chooses to implement respecting the Traffic. For a termination node at a location other than a Level 3 Gateway, Customer shall provide Level 3 with space and power (at no charge to Level 3), as reasonably requested by Level 3, for placement and operation of an OSX, fiber termination panel or other equipment within the Customer Premises.

(D) With respect to construction of Facilities to the Customer Premises and installation, maintenance and repair of Facilities within the Customer Premises, Customer shall provide Level 3 with access to and the use of Customer's entrance facilities and inside wiring, and/or shall procure rights for Level 3 allowing the placement of Facilities necessary for installation of Facilities to deliver the (3)Link(R) Wavelength Service to the Customer Premises. All costs associated with procuring and maintaining rights needed to obtain entry to the building (and the real property on which the building is located) within which the Customer Premises are located, and costs to procure and maintain rights within such building to the Customer Premises, shall be borne by Customer.

5. Transmission System. Level 3 reserves the right (but shall not be obligated) to transfer any (3)Link(R) Wavelength Service from one transmission system to another upon reasonable advance notice to Customer. Such transfer shall be effected in such a way as to minimize, to the extent reasonably possible, the extent and duration of any disruption in the operation of the (3)Link(R) Wavelength Service. If any planned transfer of the (3)Link(R) Wavelength Service from one transmission system to another will adversely affect Customer's schemes for system diversity along the particular route of the (3)Link(R) Wavelength Service between the termination nodes, Level 3 and Customer agree to work together so as to preserve, to the extent feasible, Customer's diversity requirements.

6. Lease to IRU Conversion. At any time during the Service Term, Customer shall have the right to convert any Terrestrial (3)Link(R) Wavelength Service provided on a monthly-recurring lease basis into an indefeasible right of use ("IRU") with a new Service Term of five (5) years (commencing on the date of conversion). Such conversion shall be effective on the first day after Customer's delivery to Level 3 of an appropriate Customer Order pursuant to Level 3's then current Service Schedule for (3)Link(R) Wavelength Service - IRU reflecting such conversion, which Customer Order must (in order to be effective to convert a lease into an IRU) be accompanied by payment in full of the then applicable five (5) year IRU charges for such (3)Link(R) Wavelength Service. The five (5) year Service Term for the IRU shall begin at the time of conversion. Upon conversion, Customer shall be released from all future monthly recurring charges under the original lease that would have otherwise accrued after the date of conversion, and the terms of Level 3's then current Service Schedule for
(3)Link(R) Wavelength Service - IRU shall thereafter govern respecting delivery and use of the IRU. No portion of the charges already paid by Customer to Level 3 for such original lease shall be refunded, rebated or credited.

7. Service Levels.

(A) Installation Service Level. Level 3 will exercise commercially reasonable efforts to install any (3)Link(R) Wavelength Service on or before the Customer Commit Date specified for the particular (3)Link(R) Wavelength Service. This Installation Service Level shall not apply to Customer Orders that contain incorrect information supplied by Customer, or Customer Orders that are altered at Customer's request after submission and acceptance by Level 3. In the event Level 3 does not meet this Installation Service Level for a particular
(3)Link(R) Wavelength Service for reasons other than an Excused Outage, Customer will be entitled to a service credit off of the initial monthly recurring charge ("MRC") for the affected (3)Link(R) Wavelength Service as set forth in the following tables:


--------------------------------- -------------------------
Installation Delay Beyond         Service Level Credit
Customer Commit Date
--------------------------------- -------------------------
1 - 5 business days               5%
--------------------------------- -------------------------
6 - 20 business days              10%
--------------------------------- -------------------------
21 business days or greater       15%
--------------------------------- -------------------------

(B) Availability Service Level for Unprotected (3)Link(R) Wavelength Service. In the event that any (3)Link(R) Wavelength Service becomes unavailable for reasons other than an Excused Outage, Customer will be entitled to a service credit off of the MRC for the affected (3)Link(R) Wavelength Service based on the cumulative unavailability for the affected (3)Link(R) Wavelength Service in a given calendar month as set forth in the following table:

--------------------------------- ---------------------------
Cumulative Unavailability         Service Level Credit
(in hrs:mins:secs)
--------------------------------- ---------------------------
0:00:01 - 6:00:00                 No Credit
6:00:01 - 8:00:00                 5%
8:00:01 - 10:00:00                10%
10:00:01 - 12:00:00               15%

12:00:01 or greater               20%
--------------------------------- ---------------------------

For purposes of this Section 7(B) and Section 7(C) below, "unavailable" or "unavailability" means the duration of a break in transmission measured from the first of ten (10) consecutive severely erred seconds ("SESs") on the affected
(3)Link(R) Wavelength Service until the first of ten (10) consecutive non-SESs. An SES is a second with a bit error ratio of greater than or equal to 1 in 1000.

(C) Availability Service Level for Protected (3)Link(R) Metro Wavelength and Protected (3)Link(R) Metro Ethernet Service. In the event that any Protected
(3)Link Metro Wavelength or Protected (3)Link(R) Metro Ethernet Service becomes unavailable for reasons other than an Excused Outage, Customer will be entitled to a service credit off of the MRC for the affected (3)Link(R) Metro Wavelength or (3)Link(R) Metro Ethernet Service based on the cumulative unavailability for the affected (3)Link(R) Metro Wavelength or (3)Link(R) Metro Ethernet Service in a given calendar month as set forth in the following table:

--------------------------------- ---------------------------
Cumulative Unavailability         Service Level Credit
(in hrs:mins:secs)
--------------------------------- ---------------------------
0:00:01 - 0:45:00                 No Credit
0:45:01 - 4:00:00                 5%
4:00:01 - 8:00:00                 10%
8:00:01 - 12:00:00                15%
12:00:01 or greater               20%
--------------------------------- ---------------------------

8. Chronic Outage. Customer may elect to terminate an affected On-Net (3)Link(R) Wavelength Service prior to the end of the Service Term without termination liability if, for reasons other than an Excused Outage,

(1) For Protected On-Net (3)Link(R) Wavelength Service, such Protected On-Net
(3)Link(R) Wavelength Service is unavailable (as defined in Section 7(B) above) for three (3) or more separate occasions of more than six (6) hours each OR for more than thirty six (36) hours in the aggregate in any calendar month; or

(2) For Unprotected On-Net (3)Link(R) Wavelength Service, such Unprotected On-Net (3)Link(R) Wavelength Service is unavailable (as defined in Section 7(B) above) for three (3) or more separate occasions of more than twelve (12) hours each OR for more than forty two (42) hours in the aggregate in any calendar month.

Customer may only terminate such On-Net (3)Link(R) Wavelength Service that is unavailable as described above, and must exercise its right to terminate the affected On-Net (3)Link(R) Wavelength Service under this Section, in writing, within thirty (30) days after the event giving rise to a right of termination hereunder, which termination will be effective as set forth by Customer in such notice of termination. Except for any credits that have accrued pursuant to
Section 7, this Section 8 sets forth the sole remedy of Customer for chronic outages or interruptions of any (3)Link(R) Wavelength Service.

                                SERVICE SCHEDULE
                    (3)LINKSM GLOBAL WAVELENGTH SERVICE - IRU


1. Applicability. This Service Schedule is applicable only where Customer orders
(3)LinkSM Global Wavelength Service on an IRU basis.

2. Definitions. Any capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.

(A) "Deposit" shall mean an amount equal to twenty-five percent (25%) of the non-recurring IRU charge for any (3)LinkSM Global Wavelength Service purchased hereunder.

(B) "Direct Segment" shall mean each span between Termination Nodes on the Level 3 network along which the (3)LinkSM Global Wavelength Service will be delivered. The current Direct Segments are depicted in Exhibit "A" attached hereto.

(C) "Express Segment" shall mean certain pre-determined spans (each of which contains more than one Direct Segment) between Termination Nodes on the Level 3 network along which the (3)LinkSM Global Wavelength Service may be delivered. The current Express Segments are depicted in Exhibit "B" attached hereto.

(D) "IRU" shall mean an indefeasible (except as otherwise provided herein) right to use (3)LinkSM Global Wavelength Service purchased under this Service Schedule.

(E) "Termination Node" shall mean the locations within Level 3's Facilities or within Customer Premises in each of the cities in which termination is available. Each (3)LinkSM Global Wavelength Service shall contain two (2) Termination Nodes, the exact location of which will be set forth in the Customer Order. Termination Nodes are classified in the following types:

Type A: (3)LinkSM Global Wavelength Service is terminated to Customer provided fiber (CPF) within Level 3 facilities or to the colocation area of such Level 3 facilities. Termination of (3)LinkSM Global Wavelength Service to CPF is subject to additional terms and conditions to be mutually agreed between the parties.

Type B: (3)LinkSM Global Wavelength Service is terminated to the Customer Premises that is On-Net to the Level 3 network and does not require the deployment of additional optronics or equipment.

Type C: (3)LinkSM Global Wavelength Service is terminated to the Customer Premises that is On-Net to the Level 3 network, but requires the deployment of additional optronics or equipment.

(F) "Unprotected" shall mean any Service that does not include a protection scheme that would allow traffic to be re-routed in the event of a fiber cut or equipment failure. All (3)LinkSM Global Wavelength Service is Unprotected.

3. Service Description. (3)LinkSM Global Wavelength Service is a 2.5GB or 10GB (or greater, as agreed by the parties) transparent, Unprotected virtual channel(s) (or wavelength(s)) on the Level 3 network between two (2) Termination Nodes. Each (3)LinkSM Global Wavelength Service shall be composed of one or more Direct Segments and/or Express Segments.

4. IRU Grant.

(A) Commencing with the Service Commencement Date and continuing through the end of the Service Term, Level 3 will grant to Customer an indefeasible right of use pursuant to the terms and conditions of the Agreement and this Service Schedule in any (3)LinkSM Global Wavelength Service provided on an IRU basis as identified in a Customer Order submitted by Customer and accepted by Level 3.

(B) Upon the expiration of the initial Service Term respecting any (3)LinkSM Global Wavelength Service provided on an IRU basis, the IRU for the particular
(3)LinkSM Global Wavelength Service shall revert to a month-to-month lease subject to the (3)LinkSM Global Wavelength Service Schedule executed between the parties (or if none, the then current standard version of Level 3's (3)LinkSM Global Wavelength Service Schedule shall apply), and the Service Term shall continue until terminated by either party upon thirty (30) days' prior written notice to the other party. The monthly recurring charges for the (3)LinkSM Global Wavelength Service under the month-to-month lease shall be based on Level 3's then current monthly recurring charges for (3)LinkSM Global Wavelength Service leases. Upon termination, all rights to the use of the (3)LinkSM Global Wavelength Service therein shall revert to Level 3 without reimbursement of any of the non-recurring IRU charge or other sums, costs, fees or expenses previously paid with respect thereto, and from and after such time Customer shall have no further rights or obligations hereunder with respect thereto unless such rights or obligations are specifically provided herein to survive the Service Term.

5. Charges.

(A) The charges for each (3)LinkSM Global Wavelength Service consist of three
(3) components: (1) a non-recurring installation charge payable pursuant to
Section 5(B); (2) a non-recurring IRU charge payable pursuant to Section 5(C); and (3) an annual recurring O&M charge payable pursuant to Section 5(D).

(B) For each (3)LinkSM Global Wavelength Service provided on an IRU basis, Customer agrees to pay to Level 3 the non-recurring installation charge set forth in the Customer Order applicable to such (3)LinkSM Global Wavelength Service. Such non-recurring installation charge shall be due (regardless of whether Level 3 issues an invoice) within five (5) days of Customer's receipt of the Customer Welcome Letter respecting such (3)LinkSM Global Wavelength Service.

(C) For each (3)LinkSM Global Wavelength Service provided on an IRU basis, Customer agrees to pay to Level 3 the non-recurring IRU charge set forth in the Customer Order applicable to such (3)LinkSM Global Wavelength Service. The Deposit for any purchase of (3)LinkSM Global Wavelength Service shall be due (regardless of whether Level 3 issues an invoice) within five (5) days of Customer's receipt of the Customer Welcome Letter; the balance of the non-recurring IRU charge shall be invoiced by Level 3 at the time that the Connection Notice for such (3)LinkSM Global Wavelength Service is delivered.

(D) (1) For each (3)LinkSM Global Wavelength Service provided on an IRU basis, Customer agrees to pay to Level 3, commencing with the applicable Service Commencement Date and continuing until the expiration of the applicable Service Term, an annual recurring O&M charge set forth in the Customer Order applicable to such (3)LinkSM Global Wavelength Service ("O&M Charge"). The O&M Charge is intended to cover the expenses of supplying power, operations and maintenance services necessary to continue effective availability of the (3)LinkSM Global Wavelength Service for the Service Term.

(2) The O&M Charge shall be increased on each anniversary of the Service Commencement Date by the increase, if any, in the Consumer Price Index, All Urban Consumers (CPI-U), U.S. City Average, published by the United States Department of Labor, Bureau of Labor Statistics (1982-84 = 100), for the preceding twelve (12) month period. In the event such index shall cease to be computed or published, Level 3 may, in its reasonable discretion, designate a successor index to be used in determining any increase to the O&M Charge.

(3) The O&M Charge shall be invoiced annually (commencing on the Service Commencement Date and each year thereafter during the Service Term).

6. Interconnection.

(A) To use the (3)LinkSM Global Wavelength Service, Customer must provide to Level 3, at each Termination Node, a SONET or SDH-framed 2.5Gb or 10Gb (or greater, as applicable) signal as more particularly described in Level 3's standard Interconnection Specifications and Hand-off Requirements (available to Customer upon request) ("Traffic"), which Traffic will thereafter be delivered by Level 3, in like format, to the opposite and corresponding Termination Node. The demarcation point for the (3)LinkSM Global Wavelength Service shall be the Level 3 OSX or fiber termination panel at the Termination Node. Customer shall be solely responsible for providing all interconnection equipment used both to deliver to, or to accept Traffic from, Level 3 in the formats described above and for any and all protection schemes Customer chooses to implement respecting the Traffic. For a Termination Node at a location other than a Level 3 Gateway, Customer shall provide Level 3 with space and power (at no charge to Level 3), as reasonably requested by Level 3, for placement and operation of an OSX, fiber termination panel or other equipment within the Customer Premises.

(B) With respect to construction of Facilities to the Customer Premises and installation, maintenance and repair of Facilities within the Customer Premises, Customer shall provide Level 3 with access to and the use of Customer's entrance facilities and inside wiring, and/or shall procure rights for Level 3 allowing the placement of Facilities necessary for installation and delivery of the
(3)LinkSM Global Wavelength Service to the Customer Premises. All costs associated with procuring and maintaining rights needed to obtain entry to the building (and the real property on which the building is located) within which the Customer Premises are located, and costs to procure and maintain rights within such building to the Customer Premises, shall be borne by Customer.

7. Route Portability.

(A) In the event that Customer purchases (3)LinkSM Global Wavelength Service under an IRU with an initial Service Term of five (5) years or longer, Customer may, upon at least ninety (90) days' prior written notice to Level 3, terminate its use of such (3)LinkSM Global Wavelength Service after the Service Commencement Date but prior to the end of the initial Service Term. Upon the effective date of such termination and following Customer's payment of all charges due under Section 5, Customer shall be entitled to a credit (the "Portability Credit") calculated as a percentage of the non-recurring IRU charge paid for such (3)LinkSM Global Wavelength Service based on the number of months following the Service Commencement Date as set forth in the following table:

------------ ------------- ---------- ------------
   # of       % Applied    # of        % Applied
  Months      as Credit     Months     as Credit
------------ ------------- ---------- ------------
     1          80%           16         53.3%
     2          78.2%         17         51.7%
     3          76.4%         18         50%
     4          74.5%         19         48.3%
     5          72.7%         20         46.7%
     6          70.9%         21         45%
     7          69.1%         22         43.3%
     8          67.3%         23         41.7%
     9          65.5%         24         40%
    10          63.6%         25         38.3%
    11          61.8%         26         36.7%
    12          60%           27         35%
    13          58.3%         28         33.3%
    14          56.7%         29         31.7%
    15          55%           30         30%
------------ ------------- ---------- ------------

------------ ------------- ---------- ------------
   # of       % Applied    # of        % Applied
  Months      as Credit     Months     as Credit
------------ ------------- ---------- ------------
    31          28.3%         46         7.5%
    32          26.7%         47         6.3%
    33          25%           48         5%
    34          23.3%         49         5%
    35          21.7%         50         5%
    36          20%           51         5%
    37          18.8%         52         5%
    38          17.5%         53         5%
    39          16.3%         54         5%
    40          15%           55         0%
    41          13.8%         56         0%
    42          12.5%         57         0%
    43          11.3%         58         0%
    44          10%           59         0%
    45          8.8%          60         0%
------------ ------------- ---------- ------------

The Portability Credit shall be calculated based only on the non-recurring IRU charge paid for such (3)LinkSM Global Wavelength Service and no portion of the non-recurring installation charge or the annual recurring O&M charge paid by Customer shall be refunded, rebated or credited. The Portability Credit shall be made available to Customer upon the effective date of termination of the applicable (3)LinkSM Global Wavelength Service. Customer may thereafter use the Portability Credit as a credit against the non-recurring IRU charge otherwise applicable to Customer's purchases of additional (3)LinkSM Global Wavelength Service under this Service Schedule for a minimum five (5) year IRU Service Term; provided, however, that (i) a maximum of fifty percent (50%) of the non-recurring IRU charge (including any Deposits, if due) for additional
(3)LinkSM Global Wavelength Service may be paid by application of any Portability Credit and/or Reconfiguration Credit (as defined in Section 8) and a minimum of fifty percent (50%) of the non-recurring IRU charge (or any Deposits, if due) for such (3)LinkSM Global Wavelength Service must be paid in cash; and
(ii) the Portability Credit must be used within two (2) years after termination of the (3)LinkSM Global Wavelength Service for which the Portability Credit was granted. Any Portability Credit that is not applied against purchases of additional (3)LinkSM Global Wavelength Service within such period shall be forfeited.

(B) This Section 7 sets forth Customer's sole right to terminate for convenience any (3)LinkSM Global Wavelength Service. As such, the parties acknowledge and agree that Section 3.7 of the Agreement shall not apply to any (3)LinkSM Global Wavelength Service provided on an IRU basis pursuant to this Service Schedule.

8. Termination Node Portability.

(A) In the event that Customer purchases (3)LinkSM Global Wavelength Service under an IRU with an initial Service Term of five (5) years or longer, any time after the Service Commencement Date but prior to the end of the initial Service Term for such (3)LinkSM Global Wavelength Service, Customer may either: (a) add a Termination Node at the end of any ordered Direct Segment or Express Segment comprising the (3)LinkSM Global Wavelength Service (effectively creating multiple (3)LinkSM Global Wavelength Services from a single (3)LinkSM Global Wavelength Service); or (b) remove a Termination Node at the end of any
(3)LinkSM Global Wavelength Service to consolidate multiple (3)LinkSM Global Wavelength Services (effectively creating a single (3)LinkSM Global Wavelength Service out of two or more individual (3)LinkSM Global Wavelength Services). Termination Nodes that have been added may not thereafter be removed pursuant to this Section. Customer acknowledges that when adding or removing Termination Nodes, Customer must add or remove Termination Nodes in increments of two (2) in order to maintain a Termination Node at each end of the resulting (3)LinkSM Global Wavelength Service(s). Customer may not add a Termination Node within any Express Segment ordered by it under this Section, which may only be accomplished pursuant to Section 7. For example, if Customer ordered an Express Segment between Dallas and Denver, Customer may not thereafter add Termination Nodes in Stratford, TX, under this Section; rather, in order to convert such Express Segment into Direct Segments, Customer would (pursuant to Section 3.3) trade in such Express Segment and receive the Portability Credit to be applied to its purchase of two (2) Direct Segments between Dallas and Stratford and between Stratford and Denver. Upon Customer's request for addition or removal of any Termination Nodes pursuant to this Section, the parties shall mutually agree upon a time period for completion.

(B) Customer agrees to pay, as compensation for the addition or removal of Termination Nodes, the then applicable non-recurring reconfiguration charge for each Termination Node added or removed along an existing (3)LinkSM Global Wavelength Service.

(C) In addition to the applicable non-recurring reconfiguration charge, in the event Customer adds Termination Nodes, Customer agrees to pay a percentage of the then applicable non-recurring Termination Node charge for each additional Termination Node based on the number of months remaining in the applicable Service Term as set forth in the following table:

--------------- ------------- ------------ -------------
 # of Months     % of then       # of       % of then
  Remaining       current       Months       current
                Termination    Remaining   Termination
                 Node Price                 Node Price
--------------- ------------- ------------ -------------
      1            20.0%          16          46.7%
      2            21.8%          17          48.3%
      3            23.6%          18          50.0%
      4            25.5%          19          51.7%
      5            27.3%          20          53.3%
      6            29.1%          21          55.0%
      7            30.9%          22          56.7%
      8            32.7%          23          58.3%
      9            34.5%          24          60.0%
     10            36.4%          25          61.7%
     11            38.2%          26          63.3%
     12            40.0%          27          65.0%
     13            41.7%          28          66.7%
     14            43.3%          29          68.3%
     15            45.0%          30          70.0%
--------------- ------------- ------------ -------------

--------------- ------------- ------------ -------------
 # of Months     % of then       # of       % of then
  Remaining       current       Months       current
                Termination    Remaining   Termination
                 Node Price                 Node Price
--------------- ------------- ------------ -------------
      31           71.7%          46          92.5%
      32           73.3%          47          93.7%
      33           75.0%          48          95.0%
      34           76.7%          49          95.0%
      35           78.3%          50          95.0%
      36           80.0%          51          95.0%
      37           81.2%          52          95.0%
      38           82.5%          53          95.0%
      39           83.7%          54          95.0%
      40           85.0%          55          100.0%
      41           86.2%          56          100.0%
      42           87.5%          57          100.0%
      43           88.7%          58          100.0%
      44           90.0%          59          100.0%
      45           91.2%          60          100.0%
--------------- ------------- ------------ -------------

Such incremental non-recurring Termination Node charge shall be immediately due and owing.

(D) In the event Customer removes Termination Nodes from any (3)LinkSM Global Wavelength Service, Customer shall be entitled to a credit (the "Reconfiguration Credit") based on a percentage of the original Termination Node charge paid by Customer for such Termination Nodes being removed as part of the non-recurring IRU charge, the percentage for which shall be determined according to the table set forth in Section 7(A) above. The Reconfiguration Credit shall be calculated based only on the non-recurring Termination Node charge paid for such Termination Nodes and no other portion of the non-recurring IRU charge, non-recurring installation charge or Reconfiguration Price shall be refunded, rebated or credited. The Reconfiguration Credit shall be made available to Customer upon the effective date of removal of the applicable Termination Node. Customer may thereafter use the Reconfiguration Credit as a credit against the non-recurring IRU charge otherwise applicable to its purchases of additional
(3)LinkSM Global Wavelength Service under this Service Schedule for a minimum five (5) year IRU Service Term; provided, however, that (i) a maximum of fifty percent (50%) of the non-recurring IRU charge (including any Deposits, if due) for additional (3)LinkSM Global Wavelength Service may be paid by application of any Reconfiguration Credit and/or Portability Credit (as defined in Section 7) and a minimum of fifty percent (50%) of the non-recurring IRU charge (or any Deposits, if due) for such (3)LinkSM Global Wavelength Service must be paid in cash; and (ii) the Reconfiguration Credit must be used within two (2) years after removal of the applicable Termination Node for which the Reconfiguration Credit was granted. Any Reconfiguration Credit that is not applied against purchases of (3)LinkSM Global Wavelength Service within such period shall be forfeited.

9. Use of Capacity.

(A) Level 3 reserves the right (but shall not be obligated) to transfer any
(3)LinkSM Global Wavelength Service from one transmission system to another upon reasonable advance notice to Customer. Such transfer shall be effected in such a way as to minimize, to the extent reasonably possible, the extent and duration of any disruption in the operation of the (3)LinkSM Global Wavelength Service. If any planned transfer of the (3)LinkSM Global Wavelength Service from one transmission system to another will adversely affect Customer's schemes for system diversity along the particular route of the (3)LinkSM Global Wavelength Service between the Termination Nodes, Level 3 and Customer agree to work together so as to preserve, to the extent feasible, Customer's diversity requirements.

(B) Customer acknowledges and agrees that its rights are limited to the use of the (3)LinkSM Global Wavelength Service only, and that Customer shall keep the Level 3 network free from any liens, rights or claims of any third party attributable to Customer.

(C)Customer shall not use the (3)LinkSM Global Wavelength Service in a way which interferes in any way with or otherwise adversely affects the use of the Level 3 network by any other entity using the Level 3 network or capacity therein.

10. Service Levels.

(A)Installation Service Level. Level 3 will exercise commercially reasonable efforts to install any (3)LinkSM Global Wavelength Service on or before the Customer Commit Date specified for the particular (3)LinkSM Global Wavelength Service. This Installation Service Level shall not apply to Customer Orders that contain incorrect information supplied by Customer, Customer Orders that are altered at Customer's request after submission and acceptance by Level 3. In the event Level 3 does not meet this Installation Service Level for a particular
(3)LinkSM Global Wavelength Service for reasons other than an Excused Outage, Customer will be entitled to a service credit off of the non-recurring IRU charge for the affected (3)LinkSM Global Wavelength Service as set forth in the following table:

--------------------------------- -------------------------
Installation Delay Beyond         Service Level Credit
Customer Commit Date
--------------------------------- -------------------------
1 - 10 business days                         1%
--------------------------------- -------------------------
11-30 business days                          3%
--------------------------------- -------------------------
31 business days or greater                  5%
--------------------------------- -------------------------

(B)Availability Service Level. In the event that any (3)LinkSM Global Wavelength Service becomes unavailable for reasons other than an Excused Outage, Customer will be entitled to a service credit off of the annual O&M Charge (as defined in Section 5(C)) for the affected (3)LinkSM Global Wavelength Service based on the greater of:

         (1) the MTTR for the unavailability event(s) for the affected (3)LinkSM Global Wavelength Service in a calendar month:

------------------ ------------------- ---------------------
 MTTR for Fiber      MTTR for Other    Service Level Credit
      Cuts              Outages
------------------ ------------------- ---------------------
  Less than 16     Less than 6 hours        No Credit
      hours
------------------ ------------------- ---------------------
  = 16 and < 18    = 6 and < 7 hours     2% of the annual
      hours                                 O&M Charge
                                        (applicable to the
                                        affected (3)LinkSM
                                        Global Wavelength
                                             Service)
------------------ ------------------- ---------------------
  = 18 and < 22    = 7 and < 8 hours     4% of the annual
      hours                                 O&M Charge
                                        (applicable to the
                                        affected (3)LinkSM
                                        Global Wavelength
                                             Service)
------------------ ------------------- ---------------------
  = 22 and < 24    = 8 and < 10 hours    6% of the annual
      hours                                 O&M Charge
                                        (applicable to the
                                        affected (3)LinkSM
                                        Global Wavelength
                                             Service)
------------------ ------------------- ---------------------
  Over 24 hours      Over 10 hours      10% of the annual
                                            O&M Charge
                                        (applicable to the
                                        affected (3)LinkSM
                                        Global Wavelength
                                             Service)
------------------ ------------------- ---------------------

The "MTTR for Fiber Cuts" and the "MTTR for Other Outages" shall be calculated separately. Each MTTR will be calculated by taking the cumulative time to restore all applicable events of Unavailability on the affected (3)LinkSM Global Wavelength Service in a month divided by the total number of applicable events of unavailability on that (3)LinkSM Global Wavelength Service in the same month. As limited by this Section 10(B), Customer may be entitled to both "Fiber Cut" and "Other Outage" MTTR credits as set forth above;

OR

(2) the cumulative unavailability for the affected (3)LinkSM Global Wavelength Service in a calendar month:

------------------------- -------------------------
Cumulative                Service Level Credit
Unavailability
------------------------- -------------------------

Less than 24 hours        No Credit
------------------------- -------------------------
= 24 and < 30 hours       2% of the annual O&M
                          Charge (applicable to
                             the affected (3)LinkSM
                          Global Wavelength
                          Service)
------------------------- -------------------------
= 30 and < 36 hours       4% of the annual O&M
                          Charge (applicable to
                             the affected (3)LinkSM
                          Global Wavelength
                          Service)
------------------------- -------------------------
= 36 and < 42 hours       6% of the annual O&M
                          Charge (applicable to
                             the affected (3)LinkSM
                          Global Wavelength
                          Service)
------------------------- -------------------------
Over 42 hours             10% of the annual O&M
                          Charge (applicable to
                             the affected (3)LinkSM
                          Global Wavelength
                          Service)
------------------------- -------------------------

For purposes of this Section 10(B), "unavailable" or "unavailability" means the duration of a break in transmission measured from the first of ten (10) consecutive severely erred seconds ("SESs") on the affected (3)LinkSM Global Wavelength Service until the first of ten (10) consecutive non-SESs. An SES is a second with a bit error ratio of greater than or equal to 1 in 1000. The amount of credit granted under this Section 10(B) shall not exceed ten percent (10%) of the annual O&M Charge for the affected (3)LinkSM Global Wavelength Service during the applicable month. Credits provided under this Section 10(B) may be used against payment of the non-recurring IRU charge otherwise due for the purchase of any (3)LinkSM Global Wavelength Service, or may be offset against the next following annual recurring O&M charge due hereunder.

                                   Exhibit "A"
                                  Direct Routes

For U.S.:
For Europe:

                                   Exhibit "B"
                                 Express Routes

                                SERVICE SCHEDULE
                            (3)CROSSROADS(R) SERVICE


1. Applicability. This Service Schedule is applicable only where Customer orders
(3)CrossRoads(R) Service.

2. Definitions. Any capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.

(A) "Back-Up Port" shall mean any (3)CrossRoads(R) Service port other than the Primary Port that is configured to send/receive traffic only in the event that the applicable Primary Port becomes unavailable to send or receive traffic. The Back-Up Port must be identified as such in the Customer Order and provisioned on a Level 3 router or switch (within the same Level 3 Facility) that is separate from the Primary Port.

(B) "Committed Data Rate" shall mean the minimum data rate committed by Customer and set forth in the Customer Order (expressed in Megabits per second (Mbps)).

(C) "IP Fiber Extension" shall mean a dark fiber local access solution for
(3)CrossRoads(R) Service between the Level 3 Gateway and the Customer Premises (or such other point of interconnection) in which unprotected IP service is delivered using Level 3 Facilities and Customer facilities, as mutually agreed between the parties. Level 3 shall, in its sole discretion, determine whether Customer may utilize an IP Fiber Extension under this Service Schedule, or must obtain dark fiber pursuant to a separate dark fiber Service Schedule to be executed by the parties.

(D) "Off-Net Send Traffic" shall mean Send Traffic that terminates to any location that is not on the Level 3 network.

(E) "On-Net Intracity Send Traffic" shall mean On-Net Send Traffic that does not transit Level 3's long haul transmission facilities.

(F) "On-Net Send Traffic" shall mean Send Traffic that terminates to a location that is on the Level 3 network.

(G) "Primary Port" shall mean any (3)CrossRoads(R) Service port that is configured to send/receive Customer's (3)CrossRoads(R) Service traffic during normal network operations, as identified in the applicable Customer Order.

(H) "Receive Traffic" shall mean traffic from any origination point that is received by Customer from the Level 3 network.

(I) "Send Traffic" shall mean traffic from any origination point that is sent by Customer onto the Level 3 network.

3. Service Description. (3)CrossRoads(R) Service is an IP transit service (including dedicated IP access port(s)) providing access to the Level 3 IP network and the global Internet. (3)CrossRoads(R) Service is available through Serial/POS and Ethernet interfaces. (3)CrossRoads(R) Service is available in a "Standard" configuration or a "Protected" configuration. Standard
(3)CrossRoads(R) Service is configured with a single Primary Port and no Backup Port. Protected (3)CrossRoads(R) Service is configured with both a Primary Port and a Backup Port.

4. Charges. Customer may elect to be billed based on a Committed Data Rate, through Destination Sensitive Billing, or at a Fixed Rate. The manner of billing selected will be set forth in each Customer Order.

(A) Committed Data Rate charges for (3)CrossRoads(R) Service consist of four (4) components: (a) a non-recurring installation charge per port; (b) a monthly recurring port charge (if applicable); (c) a monthly recurring charge based on the Committed Data Rate; and (d) monthly usage charges to the extent usage in a particular month exceeds the Committed Data Rate.

The Committed Data Rate shall apply to either a particular (3)CrossRoads(R) Service port or in the aggregate to all (3)CrossRoads(R) Service ports provided hereunder, as stated in the applicable Customer Order. The following shall apply (as applicable):

(1) If the Committed Data Rate applies to a particular (3)CrossRoads(R) Service port, Customer's per port usage of (3)CrossRoads(R) Service (both Send Traffic and Receive Traffic) across such port will be sampled every five (5) minutes for the previous five (5) minute period. At the end of the month, the top five percent (5%) of Send Traffic and Receive Traffic samples for such port shall be discarded. The higher of the resulting ninety-fifth (95th) percentile value for Send Traffic or Receive Traffic for such port will be compared to the Committed Data Rate applicable to the port. If the ninety-fifth (95th) percentile of either Send Traffic or Receive Traffic is higher than the applicable Committed Data Rate, Customer will, in addition to being billed for the Committed Data Rate, be billed at this ninety-fifth (95th) percentile level for any usage in excess of such Committed Data Rate at the contracted-for price per Megabit.

If Customer's selected (3)CrossRoads(R) Service port is a dedicated DS-3 or E-3 port, Customer may elect, subject to additional charges as mutually agreed between the parties, a rate limiting option (a "CDR Cap") in the applicable Customer Order. Upon such election, Level 3 will configure the port such that the maximum bandwidth allowed to be sent to or received from the port is capped at the CDR Cap. Level 3 will not accept Customer traffic in excess of the CDR Cap if such option is elected. Any subsequent change to such CDR Cap will be subject to additional charges as mutually agreed between the parties.

(2) If the Committed Data Rate applies in the aggregate to all (3)CrossRoads(R) Service ports (an "Aggregate CDR"), Customer's usage of (3)CrossRoads(R) Service (both Send Traffic and Receive Traffic) will be sampled every five (5) minutes for the previous five (5) minute period for each port. At the end of the month, the top five percent (5%) of Send Traffic and Receive Traffic samples shall be discarded for each port. The higher of the resulting 95th percentile value for Send Traffic or Receive Traffic for each port will be added together to determine Customer's aggregate usage and such aggregate usage will be compared to the Aggregate CDR. If such aggregate usage is higher than the Aggregate CDR, Customer will, in addition to being billed for the Aggregate CDR, be billed for any aggregate usage in excess of the Aggregate CDR at the contracted-for price per Megabit.

(B) Destination Sensitive Billing charges for (3)CrossRoads(R) Service consist of three (3) components: (a) a non-recurring installation charge per port; (b) a monthly recurring port charge; and (c) monthly usage charges. Customer's usage of (3)CrossRoads(R) Service (both Send Traffic and Receive Traffic) will be measured and recorded by Level 3 every five minutes. At the end of the month, the top five percent (5%) of the Send Traffic and Receive Traffic samples will be discarded. If the ninety-fifth (95th) percentile Receive Traffic sample shows
(3)CrossRoads(R) Service usage greater than the usage shown in the ninety-fifth
(95th) percentile Send Traffic sample, then Customer will be billed for the amount of (3)CrossRoads(R) Service usage shown in the ninety-fifth (95th) percentile sample for the Receive Traffic. If the ninety-fifth (95th) percentile sample for the Send Traffic shows (3)CrossRoads(R) Service usage greater than the usage shown in the ninety-fifth (95th) percentile Receive Traffic sample, then the total Send Traffic will be categorized as Off-Net Send Traffic, On-Net Send Traffic and On-Net Intracity Send Traffic, and Customer will be billed for the usage shown in the ninety-fifth (95th) percentile sample for each category.

(C) Fixed Rate charges for (3)CrossRoads(R) Service consist of two (2) components: (a) a non-recurring installation charge per port; and (b) a monthly recurring port charge.

5. IP Addresses and Domain Names. In the event that Level 3 assigns to Customer an IP address as part of the provision of Service, such IP address shall (upon Level 3's request and to the extent permitted by law) revert to Level 3 after termination of the applicable Customer Order for any reason whatsoever, and Customer shall cease using such address. At any time after such termination, Level 3 may re-assign such address to another user. In the event that Level 3 obtains for Customer a domain name (which may be required in some European jurisdictions), Customer shall be the sole owner of such domain name. Customer shall be solely responsible for:

(A) paying any fees (including renewal fees) relating thereto;

(B) complying with any legal, technical, administrative, billing or other requirements imposed by the relevant domain name registration authority;

(C) modifying such domain name in the event Customer changes service providers; and

(D) all third party claims (including claims for intellectual property infringement) relating thereto, and Customer shall indemnify and hold Level 3 harmless from all such claims and expenses (including legal fees and court costs) related thereto.

6. IP Fiber Extensions.

(A) Pursuant to a Customer Order submitted by Customer and accepted by Level 3, the parties may agree that Level 3 will provide Customer with an IP Fiber Extension as part of the local access solution for any (3)CrossRoads(R) Service provided hereunder. Level 3 will invoice Customer, and Customer agrees to pay Level 3, the charges associated with any such IP Fiber Extension as set forth in the applicable Customer Order. Unavailability or degradation of (3)CrossRoads(R) Service caused by or attributable to IP Fiber Extensions shall be considered Excused Outages. The foregoing notwithstanding, Level 3 will use commercially reasonable efforts to respond to any such unavailability or degradation (on Level 3 Facilities) associated with any IP Fiber Extension within four (4) hours after becoming aware of the same and shall use commercially reasonable efforts to repair traffic-affecting discontinuity within twelve (12) hours after Level 3's representatives arrive at the problem site and have the ability to begin uninterrupted repair activities.

(B) Level 3 shall have the right to supervise and control in a reasonable manner all activities concerning any IP Fiber Extension provided hereunder, including, without limitation, all Level 3 manholes/handholes. Any work required by Customer respecting any IP Fiber Extension provided hereunder, including without limitation, (i) splicing the Customer fibers, and (ii) interconnection between the Customer network and the Level 3 network, shall be undertaken only by or (with Level 3's consent) under the supervision of Level 3.

(C) Prior to delivery of any IP Fiber Extension, Level 3 shall test the dark fiber contained in such IP Fiber Extension in accordance with the then-current version of Level 3's interconnection policies and guidelines.

7. Service Levels.

(A) Installation Service Level. Level 3 will exercise commercially reasonable efforts to install any (3)CrossRoads(R) Service on or before the Customer Commit Date specified for the particular (3)CrossRoads(R) Service. This Installation Service Level shall not apply to Customer Orders that contain incorrect information supplied by Customer or Customer Orders that are altered at Customer's request after submission and acceptance by Level 3. In the event Level 3 does not meet this Installation Service Level for a particular
(3)CrossRoads(R) Service for reasons other than an Excused Outage, Customer will be entitled to a service credit for each day of delay equal to either (i) for
(3)CrossRoads(R) Service billed on an Aggregate CDR basis, the charges for one
(1) day of the pro rata share of the monthly recurring charges ("MRC") associated with the Aggregate CDR for the affected (3)CrossRoads(R) Service port(s) (pro-rated based on the number of total ports that contribute to such Aggregate CDR) or (ii) for (3)CrossRoads(R) Service with any other manner of billing, the charges for one (1) day of the allocated port MRC for the affected
(3)CrossRoads(R) Service port(s), in each case up to a monthly maximum credit of ten (10) days.

(B)Availability Service Level. The Availability Service Level for
(3)CrossRoads(R) Service is 99.98% for Standard (3)CrossRoads(R) Service and 99.99% for Protected (3)CrossRoads(R) Service. Standard (3)CrossRoads(R) Service is considered unavailable if the Primary Port is unable to send or receive traffic; Protected (3)CrossRoads(R) Service is considered unavailable if both the Primary Port and the Backup Port are unable to send or receive traffic.

In the event that (3)CrossRoads(R) Service becomes unavailable for reasons other than an Excused Outage, Customer will be entitled to a service credit off of the greater of (i) the port MRC (except for any (3)CrossRoads(R) Service billed on an Aggregate CDR basis) for the affected (3)CrossRoads(R) Service port (if applicable), and (ii) the actual usage charges, if any, (calculated on a Megabit basis at the contracted-for price per Megabit) associated with the affected
(3)CrossRoads(R) Service port for the particular month. Service credits, in each case, are based on the cumulative unavailability of the affected
(3)CrossRoads(R) Service port in a given calendar month as set forth in the following table:

For Standard (3)CrossRoads(R) Service:
------------------------------------ --------------------------
Cumulative  Unavailability           Service Level Credit
(in hrs:mins:secs)
----------------------------------- --------------------------
00:00:01 - 00:10:00                          No Credit
00:10:01- 00:45:00                              5%
00:45:01- 04:00:00                              10%
04:00:01 - 08:00:00                             20%
08:00:01 -12:00:00                              30%
12:00:01 -16:00:00                              40%
16:00:01 - 24:00:00                             50%
24:00:01 or greater                            100%
------------------------------------ --------------------------

For Protected (3)CrossRoads(R) Service:
------------------------------------ --------------------------
Cumulative  Unavailability           Service Level Credit
(in hrs:mins:secs)
------------------------------------ --------------------------
00:00:01 - 00:05:00                          No Credit
00:05:01- 00:45:00                              15%
00:45:01- 04:00:00                              35%
04:00:01 - 08:00:00                             50%
08:00:01 -12:00:00                              75%
12:00:01 or greater                            100%
------------------------------------ --------------------------

(C)Delay Service Level. The Delay Service Level for (3)CrossRoads(R) Service is as set forth in the following table:

------------------------------ ----------------------
Route                          Delay Service Level
------------------------------ ----------------------
Intra- U.S.                    25 ms
Intra-Europe                   15 ms
London to New York, NY         40 ms
------------------------------ ----------------------

The Delay Service Level is measured as an average one-way delay over a calendar month for traffic on the Level 3 network between Gateways. Delay measurements may be obtained from the Level 3 website at www.level3.com. In the event of a delay in excess of the Service Levels set forth above for reasons other than an Excused Outage, Customer will be entitled to receive a service credit off of the greater of (i) the port MRC (except for any (3)CrossRoads(R) Service billed on an Aggregate CDR basis) for the affected (3)CrossRoads(R) Service port (if applicable), and (ii) the actual usage charges, if any, (calculated on a Megabit basis at the contracted-for price per Megabit) associated with the affected
(3)CrossRoads(R) Service port for the particular month. Service credits, in each case, are as set forth in the following table:

------------------------------ ----------------------
Amount of Delay in Excess of   Service Level Credit
        Service Level
------------------------------ ----------------------
0.1 - 5 ms                              10%
5.1 - 10 ms                             20%
10.1 - 15 ms                            30%
15.1 - 20 ms                            40%
20.1 - 25 ms                            50%
25.1 ms or greater                     100%
------------------------------ ----------------------

(D)Packet Delivery Service Level. The Packet Delivery Service Level for
(3)CrossRoads(R) Service is 99.95% for On-Net traffic between Gateways. Packet Delivery is the average number of Internet Protocol ("IP") packets of information that transit the Level 3 network and are delivered by Level 3 to the intended On-Net destination in a calendar month. Packet Delivery measurements may be obtained from the Level 3 web site at www.level3.com. In the event Level 3 does not meet the Packet Delivery Service Level for reasons other than an Excused Outage or as a result of any Off-Net Local Loop (whether provisioned by Customer or Level 3), Customer will be entitled to receive a service credit off of the greater of (i) the port MRC (except for any (3)CrossRoads(R) Service billed on an Aggregate CDR basis) for the affected (3)CrossRoads(R) Service port (if applicable), and (ii) the actual usage charges, if any, (calculated on a Megabit basis at the contracted-for price per Megabit) associated with the affected (3)CrossRoads(R) Service port (if applicable) for the particular month. Service credits, in each case, are as set forth in the following table:

------------------------------ ----------------------
       Packet Delivery         Service Level Credit
------------------------------ ----------------------
99.5 - 99.949%                          10%
99 - 99.49%                             20%
98 - 98.99%                             30%
97 - 97.99%                             40%
96 - 96.99%                             50%
95.99% or less                         100%
------------------------------ ----------------------

8. Chronic Outage. Customer may elect to terminate an affected (3)CrossRoads(R) Service prior to the end of the Service Term without termination liability if, for reasons other than an Excused Outage:

(1) For Protected (3)CrossRoads(R) Service, such Protected (3)CrossRoads(R) Service is unavailable (as defined in Section 7(B) above) for four (4) or more separate occasions of more than two (2) hours each OR for more than twenty four
(24) hours in the aggregate in any calendar month; or

(2) For Standard (3)CrossRoads(R) Service, such Standard (3)CrossRoads(R) Service is unavailable (as defined in Section 7(B) above) for three (3) or more separate occasions of more than twelve (12) hours each OR for more than forty two (42) hours in the aggregate in any calendar month.

Customer may only terminate such (3)CrossRoads(R) Service that is unavailable as described above, and must exercise its right to terminate the affected
(3)CrossRoads(R) Service under this Section, in writing, within thirty (30) days after the event giving rise to a right of termination hereunder, which termination will be effective as set forth by Customer in such notice of termination. Except for any credits that have accrued pursuant to Section 7, this Section 8 sets forth the sole remedy of Customer for chronic outages or interruptions of any (3)CrossRoads(R) Service.

                                SERVICE SCHEDULE
                                (3)FLEXSM SERVICE

1. Applicability. This Service Schedule is applicable only where Customer orders
(3)FlexSM Service. (3)FlexSM Service is sometimes referred to as (3)PacketSM Service, including in Customer Orders and invoices.

2. Definitions. Any capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.

(A) "Committed Data Rate" shall mean the minimum data rate committed by Customer for usage charges associated with (3)FlexSM Service across Level 3's inter-city network (billed in accordance with Section 5(A) below), as set forth in the Customer Order (and expressed in Mbps).

(B) "Dual Connected" shall mean a Customer interconnection to (3)FlexSM Service via two (2) access ports, each provisioning the same, single virtual circuit. Customer is responsible for fail-over transition from the primary port to the secondary port for the Dual Connected ports.

(C) "Single Connected" shall mean a Customer interconnection to (3)FlexSM Service via a single access port.

(D) "Virtual Circuit Committed Rate" shall mean the minimum data rate committed to by Customer for usage charges associated with (3)FlexSM Service - Premium or
(3)FlexSM Service - Optimized on a particular virtual circuit across Level 3's inter-city network (billed in accordance with Section 5(A) below). The Virtual Circuit Committed Rate shall be as set forth in the Customer Order, and expressed in Mbps. Virtual Circuit Committed Rates do not apply to (3)FlexSM Service - Enhanced.

3. Service Description. (3)FlexSM Service is a Multi-Protocol Label Switching
(MPLS) based data transport service comprised of two (2) or more physical access ports with one (1) or more virtual circuits interconnecting the ports, configured as requested by Customer. The (3)FlexSM Service is available with either an ATM, Frame Relay or Ethernet interface. Each virtual circuit comprising the (3)FlexSM Service is available in the following classes of service: (3)FlexSM Service - Premium (for ATM interface only), (3)FlexSM Service
- Optimized and (3)FlexSM Service - Enhanced. The class of service applicable to the particular virtual circuit will be set forth in the Customer Order.

4. Burstability. (3)FlexSM Service - Premium and (3)FlexSM Service - Optimized each have limitations on the amount of usage allowed in excess of the applicable Virtual Circuit Committed Rate. Customer's usage of the (3)FlexSM Service for each class of service is limited as follows: (i) for (3)FlexSM Service - Premium, Customer's usage cannot burst above the Virtual Circuit Committed Rate;
(ii) for (3)FlexSM Service - Optimized, Customer's usage cannot burst above two
(2) times the Virtual Circuit Committed Rate, subject to the overall capacity available on the Level 3 network and the physical limitations of the Customer's port capacity; and (iii) for (3)FlexSM Service - Enhanced, there are no restrictions on Customer's usage bursting, subject to the overall capacity available on the Level 3 network and the physical limitations of the Customer's port capacity.

5. Charges. Charges for (3)FlexSM Service are invoiced separately for (3)FlexSM Service provided on the Level 3 inter-city network and for (3)FlexSM Service provided on a Level 3 intra-city network.

(A) Inter-City Network Charges.

(1) For (3)FlexSM Service on the Level 3 inter-city network, Level 3 will invoice Customer, and Customer agrees to pay Level 3, the following charges for all inter-city (3)FlexSM Service provided by Level 3 to Customer: (a) a non-recurring installation charge per port; (b) a monthly recurring port charge;
(c) a non-recurring virtual circuit activation charge per virtual circuit; (d) usage charges (billed as described below) on each virtual circuit; (e) monthly recurring charges applicable to Customer's Virtual Circuit Committed Rate(s) and Committed Data Rate (if any); and (f) monthly usage charges for excess usage (if any) above the Virtual Circuit Committed Rate(s) and the Committed Data Rate (if
any) billed as described below.

(2) Customer's Send and Receive traffic attributable to usage of the inter-city
(3)FlexSM Service will be sampled every five (5) minutes on each virtual circuit. At the end of the month, all usage measurements will be ranked highest to lowest and the top five percent (5%) of Send Traffic and Receive Traffic samples shall be discarded.

(i) For each virtual circuit involving a Virtual Circuit Committed Rate (if any), the higher of the resulting ninety-fifth (95th) percentile for Send Traffic and Receive Traffic for such (3)FlexSM virtual circuit (determined in accordance with Sub-Section 5(A)(2) above) will be compared to the applicable Virtual Circuit Committed Rate. Customer will be billed by Level 3 for Customer's Virtual Circuit Committed Rate at the applicable price per megabit for the virtual circuit, and if Customer's usage of (3)FlexSM Service is higher than the Virtual Circuit Committed Rate (possible only for (3)FlexSM Service - Optimized) across the particular virtual circuit, such usage in excess of the Virtual Circuit Committed Rate will be billed in accordance with Section (ii) or
(iii) below, as applicable.

(ii) Where Customer has not made a Committed Data Rate to Level 3, for each virtual circuit which is not subject to a Virtual Circuit Committed Rate (if any), the higher of the resulting ninety-fifth (95th) percentile for Send Traffic and Receive Traffic (determined in accordance with Sub-Section 5(A)(2) above) for each such (3)FlexSM virtual circuit will be added together, and combined with any bursting usage of (3)FlexSM Service - Optimized (collectively referred to as the Aggregate Inter-City (3)FlexSM Usage). Such Aggregate Inter-City (3)FlexSM Usage will be billed at the applicable (3)FlexSM Service usage rate as set forth in the Customer Order (in addition to the charges stated in Section 5(A)(2)(i)(if any)).

(iii) Where Customer has made a Committed Data Rate to Level 3, Level 3 will determine the Aggregate Inter-City (3)FlexSM Usage and add to it the total Virtual Circuit Committed Rates (expressed in Mbps) billed to Customer in accordance with Section 5(A)(2)(i) (collectively the Aggregate CDR Usage) for comparison to the Committed Data Rate. If such Aggregate CDR Usage is less than the Committed Data Rate, then Customer will be billed by Level 3, in addition to all applicable charges under Section 5(A)(2)(i) above (if any), for the difference between the Committed Data Rate and Customer's combined Virtual Circuit Committed Rates, such difference being billed at the applicable
(3)FlexSM Service short fall usage rate as set forth in the Customer Order. If such Aggregate CDR Usage is equal to or greater than the Committed Data Rate, then Customer will be billed by Level 3, in addition to all applicable charges under Section 5(A)(2)(i) above (if any), for the difference between the Aggregate CRD Usage and Customer's combined Virtual Circuit Committed Rates, such difference being billed at the applicable (3)FlexSM Service usage rate as set forth in the Customer Order.

(B) Intra-City Network Charges. (1) For (3)FlexSM Service on a Level 3 intra-city network, Level 3 will invoice Customer, and Customer agrees to pay Level 3, the following charges for all intra-city (3)FlexSM Service provided by Level 3 to Customer: (a) a non-recurring installation charge per port; (b) a monthly recurring port charge; (c) a non-recurring virtual circuit activation charge per virtual circuit; and (d) monthly usage charges for intra-city (3)Flex service (billed as described below).

(2) Customer's Send traffic attributable to megabit usage of the inter-city
(3)FlexSM Service will be sampled every five (5) minuteson each virtual circuit. At the end of the month, all usage measurements will be ranked highest to lowest and the top five percent (5%) of Send Traffic and Receive Traffic samples shall be discarded. The resulting ninety-fifth (95th) percentile for Send Traffic for each (3)FlexSM virtual circuit will be billed independently at the contracted rate.

6. Service Levels.

(A)Installation Service Level. Level 3 will exercise commercially reasonable efforts to install any (3)FlexSM Service on or before the Customer Commit Date specified for the particular Service. This Installation Service Level shall not apply to Customer Orders that contain incorrect information supplied by Customer or Customer Orders that are altered at Customer's request after submission and acceptance by Level 3. In the event Level 3 does not meet this Installation Service Level for a particular (3)FlexSM Service for reasons other than an Excused Outage, Customer will be entitled to a service credit equal to the charges for one (1) day of the monthly recurring port charges for the affected port and/or virtual circuit for each day of delay, up to a monthly maximum credit of ten (10) days.

(B)Availability Service Level. The Availability Service Level for (3)FlexSM Service is 99.99% for Single Connected (3)FlexSM Service and 99.999% for Dual Connected (3)FlexSM Service. The (3)FlexSM Service is considered unavailable if port(s) and/or virtual circuit(s) are unable to send or receive traffic. In the event that any component of the (3)FlexSM Service becomes unavailable for reasons other than an Excused Outage, Customer will be entitled to a service credit off of the monthly recurring port charge for the affected port and any monthly usage charges solely attributable to the affected virtual circuit based on the cumulative unavailability of the affected component of the (3)FlexSM Service in a given calendar month as set forth in the following tables (but Customer will not be entitled to a service credit associated with the Delay Service Level, Packet Delivery Service Level or Jitter Service Level for the affected port and virtual circuit to the extent any such failure arises out of or is related to the unavailability event):

For Single Connected (3)FlexSM Service:
-------------------------------- ------------------------
Cumulative  Unavailability        Service Level Credit
(in hrs:mins:secs)
-------------------------------- ------------------------
0:05:01- 00:45:00                          5%
00:45:01- 04:00:00                         10%
04:00:01 - 08:00:00                        20%
08:00:01 - 12:00:00                        30%
12:00:01 - 16:00:00                        40%
16:00:01 - 24:00:00                        50%
24:00:01 or greater                       100%
-------------------------------- ------------------------

For Dual Connected (3)FlexSM Service*:
-------------------------------- ------------------------
Cumulative  Unavailability        Service Level Credit
(in hrs:mins:secs)
-------------------------------- ------------------------
00:00:01 - 00:45:00                        5%
00:45:01- 04:00:00                         10%
04:00:01 - 08:00:00                        20%
08:00:01 - 12:00:00                        30%
12:00:01 - 16:00:00                        40%
16:00:01 - 24:00:00                        50%
24:00:01 or greater                       100%
-------------------------------- ------------------------

* For Dual Connected (3)FlexSM Service, if only one (1) of the two (2) Dual Connected ports becomes unavailable and the associated virtual circuit remains available, Customer will only be entitled to receive a service credit under this Availability Service Level off of the monthly recurring port charge if both ports become unavailable.

(C)Delay Service Level. The following Delay Service Level is measured as an average one-way delay over a calendar month for traffic on the Level 3 network between Gateways based on actual fiber route miles between such Gateways as set forth in the following table:


------------------------------------------
Route Fiber Miles  Delay Service Level
------------------------------------------
0-500                       5 ms
500.1-1500                 15 ms
1500.1-2500                20 ms
2500.1-3500                25 ms
3500.1-4500                30 ms
4500.1-5500                35 ms
5500.1-6500                40 ms
6500.1-7500                45 ms
7500.1-8500                50 ms
8500.1-9500                55 ms
9500.1-15000               95 ms
>15000                     100 ms
------------------------------------------

Delay is calculated by independently measuring and reporting for each virtual circuit between two (2) Level 3 Gateways. Delay measurements may be obtained from the Level 3 web site at www.Level3.com. Samples are taken every 500 milliseconds and summed every 5 minutes. In the event of a delay in excess of the Service Levels set forth above for reasons other than an Excused Outage, Customer will be entitled to receive a service credit off any monthly usage charges solely attributable to the affected virtual circuit as set forth in the following table:

------------------------------ ----------------------
Amount of Delay in Excess of   Service Level Credit
        Service Level
------------------------------ ----------------------
0.1 - 5 ms                              10%
5.1 - 10 ms                             20%
10.1 - 15 ms                            30%
15.1 - 20 ms                            40%
20.1 - 25 ms                            50%
25.1 ms or greater                     100%
------------------------------ ----------------------

(D) Packet Delivery Service Level. The Packet Delivery Service Level for
(3)FlexSM Service is 100% for (3)FlexSM Service - Premium, 100% for (3)FlexSM Service - Optimized for usage up to the applicable Virtual Circuit Committed Rate and 99.95% for all usage in excess of the applicable Virtual Circuit Committed Rate, and 99.95% for (3)FlexSM Service - Enhanced. Packet Delivery is the percentage of a Customer's data packets that transit the Level 3 network and are delivered by Level 3 to the intended destination in a calendar month. The Packet Delivery Service Level is measured independently between two (2) Level 3 Gateways and reported separately for each virtual circuit.

Packet Delivery measurements may be obtained from the Level 3 web site at www.Level3.com. In the event Level 3 does not meet the Packet Delivery Service Level for reasons other than an Excused Outage or as a result of any third party local access circuit (whether provisioned by Customer or Level 3), Customer will be entitled to receive a service credit off of any monthly usage charges solely attributable to the affected virtual circuit as set forth in the following tables:

For (3)FlexSM Service - Premium and (3)FlexSM Service - Optimized (up to the Virtual Circuit Committed Rate):
----------------------------- -----------------------
      Packet Delivery          Service Level Credit
----------------------------- -----------------------
99.95 - 99.99%                         10%
99.5 - 99.94%                          20%
99 - 99.49%                            30%
98 - 98.99%                            40%
97 - 97.99%                            50%
96.99% or less                         100%
----------------------------- -----------------------

For (3)FlexSM Service - Optimized (for usage in excess of the Virtual Circuit Committed Rate) and (3)FlexSM Service - Enhanced:

------------------------------ ----------------------
       Packet Delivery         Service Level Credit
------------------------------ ----------------------
99.5 - 99.94%                           10%
99 - 99.49%                             20%
98 - 98.99%                             30%
97 - 97.99%                             40%
96 - 96.99%                             50%
95.99% or less                         100%
------------------------------ ----------------------

(E) Jitter Service Level. The Jitter Service Level for (3)FlexSM Service is 2 milliseconds (ms) for (3)FlexSM Service - Premium and 10 milliseconds (ms) for
(3)FlexSM Service - Optimized. The Jitter Service Level does not apply to
(3)FlexSM Service - Enhanced. The Jitter Service Level is measured independently between two (2) Level 3 Gateways and reported separately for each virtual circuit. Jitter measurements may be obtained from the Level 3 web site at www.Level3.com. Jitter is defined as the relative variation in delay between consecutive packets. Samples are taken every 500 milliseconds, and consecutive samples are compared for variation in delay. Each variation value is compared with this Service Level. In the event of Jitter in excess of the this Service Level for reasons other than an Excused Outage, Customer will be entitled to receive a service credit off of the monthly usage charges solely attributable to the affected virtual circuit as set forth in the following table:

----------------------------- -----------------------
 Percentage of Measurements    Service Level Credit
         within SLA
----------------------------- -----------------------
----------------------------- -----------------------
99.9951% - 99.999%                      5%
----------------------------- -----------------------
----------------------------- -----------------------
99.991% - 99.995%                      10%
----------------------------- -----------------------
----------------------------- -----------------------
99.951% - 99.99%                       20%
----------------------------- -----------------------
----------------------------- -----------------------
99.91% - 99.95%                        30%
----------------------------- -----------------------
----------------------------- -----------------------
99.1% - 99.9%                          50%
----------------------------- -----------------------
----------------------------- -----------------------
99% or less                            100%
----------------------------- -----------------------

                                SERVICE SCHEDULE
                           (3)CONNECT(R) MODEM SERVICE


1. Applicability. This Service Schedule is applicable only where Customer orders
(3)Connect(R) Modem Service.

2. Definitions. Any capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.

(A) "Average Hours" shall mean the average hours of usage of (3)Connect(R) Modem Service - Subscriber per Customer subscriber in a month, which is calculated as Customer's aggregate hours of usage of (3)Connect(R) Modem Service - Subscriber during any calendar month divided by the total number of individual Customer subscribers using the (3)Connect(R) Modem Service - Subscriber during such month.

(B) "Customer Phonebook" shall mean a current listing of Markets, Rate Centers and associated Market tiers set forth in a Customer specific document located on the Level 3 File Transfer Protocol ("FTP") server at ftp.level3.net. The Customer Phonebook may be modified or supplemented by Level 3 (in its sole discretion) from time to time.

(C) "International" means anywhere outside of the continental United States, including Alaska and Hawaii.

(D) "Market" means any geographic area (as defined by Level 3) in which Level 3 provides (3)Connect(R) Modem Service to Customer. The current list of available Markets, Market tiers and Rate Centers are set forth in the Customer Phonebook.

(E) "Maximum Average Subscriber Hours" means thirty six (36) Average Hours of usage of (3)Connect(R) Modem Service - Subscriber per individual Customer subscriber in a month.

(F) "Minimum Tier 1 Percentage" shall mean a minimum of seventy percent (70%) of Customer's monthly aggregate hours (across all Customer subscribers) of usage of
(3)Connect(R) Modem Service - Subscriber that must originate in Level 3 Tier 1 Markets.

(G) "Rate Center" means the specific geographic point (associated with one or more specific NPA/NXX codes) being used for billing and measuring (3)Connect(R) Modem Service. The current list of available Markets, Market tiers and Rate Centers are set forth in the Customer Phonebook.

(H) "Tier 1 Authentication" means the first stage authentication whereby Level 3 determines whether managed modem port capacity is available for Customer use in a particular Level 3 Market.

(I) "Transit Service" means end user traffic that is delivered to a Level 3 Facility and then routed to its final destination by Level 3 via the Level 3 Internet Protocol ("IP") network.

(J) "U.S. Domestic" means the continental United States.

3. Service Description. (3)Connect(R) Modem Service is a dial-access, Transit Service available on a fixed-port basis, usage basis, nationwide usage basis and subscriber basis.

4. (3)Connect(R) Modem Service - Fixed Port. The (3)Connect(R) Modem Service - Fixed Port is billed by Level 3 to Customer on a per port basis. The
(3)Connect(R) Modem Service - Fixed Port charges consist of two (2) components:
(a) a non-recurring installation charge per port; and (b) a monthly recurring port charge applicable to the particular Level 3 Market tier, which charges shall be as set forth in the Customer Order or as otherwise agreed between the parties in writing.

5. (3)Connect(R) Modem Service - Usage.

(A) The (3)Connect(R) Modem Service - Usage is billed by Level 3 to Customer on a usage basis. The (3)Connect(R) Modem Service - Usage charges consist of two
(2) components: (a) a non-recurring installation charge per Market; and (b) a per hour usage charge applicable to the particular Market tier, which charges shall be as set forth in the Customer Order or as otherwise agreed between the parties in writing.

(B) Usage of the (3)Connect(R) Modem Service - Usage will be measured based on the total duration of all modem sessions in a particular month. Modem sessions will be measured in minutes starting immediately following Tier 1 Authentication and ending when the user disconnects from the Level 3 network. Level 3 radius accounting records will be used to determine the length in time of each call. At the end of each monthly billing period, the accounting records for such month will be summed to produce the total hours of usage of the (3)Connect(R) Modem Service - Usage for the month for each Level 3 Market (as applicable).

(C) Customer will not have, nor shall it be entitled to, any stated number of dedicated ports with any (3)Connect(R) Modem Service - Usage. Customer shall make reasonable efforts to provide Level 3, on an ongoing quarterly basis, with a non-binding demand forecast setting forth Customer's estimated forecasted usage (on a total hours of use by Rate Center basis) of (3)Connect(R) Modem Service - Usage to facilitate Level 3's planning efforts in support of Customer.

6. (3)Connect(R) Modem Service - Toll Free.

(A) The (3)Connect(R) Modem Service - Toll Free is billed by Level 3 to Customer on a usage basis. The (3)Connect(R) Modem Service - Toll Free charges consist of three (3) components: (a) a non-recurring installation charge of one thousand dollars ($1,000.00) for nationwide provisioning; (b) a monthly recurring charge of five dollars ($5.00) for each toll-free account number provided to Customer by Level 3, and (c) a per minute usage charge, as identified in sub-Sections (i) and (ii) below as applicable to Customer's usage of (3)Connect(R) Modem Service
- Toll Free in a particular month.

(i) For U.S Domestic originating (3)Connect(R) Modem Service - Toll Free:

         ------------------------------- ------------------
            Aggregate Monthly Usage       Usage Rate Per
           Minutes for U.S. Domestic          Minute
         ------------------------------- ------------------
         ------------------------------- ------------------
          0 to 10,000,000                              * *
         ------------------------------- ------------------
         ------------------------------- ------------------
         10,000,001 to 20,000,000                       **
         ------------------------------- ------------------
         ------------------------------- ------------------
         20,000,001 to 30,000,000                       **
         ------------------------------- ------------------
         ------------------------------- ------------------
         30,000,001 to 40,000,000                       **
         ------------------------------- ------------------
         ------------------------------- ------------------
         40,000,001 to 50,000,000                       **
         ------------------------------- ------------------
         ------------------------------- ------------------
         Greater  than  50,000,000                      **
         ------------------------------- ------------------

(ii) For International originating (3)Connect(R) Modem Service - Toll Free:

         ------------------------------- ------------------
           International Jurisdiction     Usage Rate Per
                                              Minute
         ------------------------------- ------------------
         ------------------------------- ------------------
         Canada                                         **
         ------------------------------- ------------------
         ------------------------------- ------------------
                  Hawaii                                **
         ------------------------------- ------------------
         ------------------------------- ------------------
         Alaska                                         **
         ------------------------------- ------------------
         ------------------------------- ------------------
         Puerto Rico                                    **
         ------------------------------- ------------------
         ------------------------------- ------------------
         U.S. Virgin Islands **
         ------------------------------- ------------------
         ------------------------------- ------------------
         CNMI (Commonwealth of the                      **
         Northern Mariana Islands)
         ------------------------------- ------------------
         ------------------------------- ------------------
         Guam                                           **
         ------------------------------- ------------------

(B) Level 3 SS7 signaling records will be used to determine the length of time for each subscriber call. (3)Connect(R) Modem Service - Toll Free sessions will be measured starting when the call answer indication is passed to the Local Exchange Carrier and ending when the user disconnects from the Level 3 network. At the end of each monthly billing period, the SS7 signaling records for such month will be summed to produce the total minutes of usage of the (3)Connect(R) Modem Service - Toll Free in the month for each U.S. Domestic or International calling area (as applicable).

(C) (3)Connect(R) Modem Service - Toll Free charges shall be invoiced based on the following billing increments.

------------------------------ --------------- -----------------
 Service Type/ Rate Element       Initial         Additional
                                  Billing          Billing
                                 Increment        Increments
                                 (seconds)        (seconds)
------------------------------ --------------- -----------------
------------------------------ --------------- -----------------
U.S. Domestic (3)Connect(R)            18               6
Modem Service - Toll Free

------------------------------ --------------- -----------------
------------------------------ --------------- -----------------
International Originating            30               6
(3)Connect(R) Modem Service -
Toll Free
------------------------------ --------------- -----------------

Any partial billing increment shall be rounded-up to the next interval.

(D) Level 3 shall pass through to Customer and Customer shall pay all payphone surcharges that may be imposed on Level 3. Such payphone surcharges are imposed pursuant to the rules and orders of the Federal Communications Commission (FCC) or other regulatory entity of competent jurisdiction and are subject to change at any time.

(E) Customer will not have, nor shall it be entitled to, any stated number of dedicated ports with any Level 3 (3)Connect(R) Modem Service - Toll Free. Customer shall make reasonable efforts to provide Level 3, on an ongoing quarterly basis, with a non-binding demand forecast setting forth Customer's estimated forecasted usage (on a total minutes of use basis) of Level 3
(3)Connect(R) Modem Service - Toll Free to facilitate Level 3's planning efforts in support of Customer.

7. (3)Connect(R) Modem Service - Subscriber.

(A) The (3)Connect(R) Modem Service - Subscriber is billed by Level 3 to Customer on a per subscriber basis. The (3)Connect(R) Modem Service - Subscriber charges consist of two components: (a) a non-recurring installation charge per Market; and (b) a per subscriber charge applicable to the particular Market tier, which charges shall be as set forth in the applicable Customer Order or as otherwise agreed between the parties in writing. In addition to the foregoing, Customer may be obligated to pay additional charges as more particularly described in Sections 7(C) and (D) below.

(B) Usage of (3)Connect(R) Modem Service - Subscriber will be measured based on the total duration of all modem sessions initiated by Customer's subscribers in a particular month. Each of the individual Customer subscriber's modem sessions will be measured in minutes starting immediately following Tier 1 Authentication and ending when the individual Customer subscriber disconnects from the Level 3 network. Level 3 radius accounting records will be used to determine the total number of individual Customer subscribers, the identity of the individual Customer subscriber, the length of time of each subscriber modem session and the aggregate length of time of all subscriber modem sessions in the particular month. For billing purposes, fractional hours of the aggregate usage of all subscriber modem sessions in any month will be rounded up to the next whole hour.

(C) If, in any month, Customer's actual Average Hours exceed the Maximum Average Subscriber Hours, in addition to all other amounts described in this Section 7, Customer will be subject to and obligated to pay Level 3 an additional charge (in the amount set forth in the applicable Customer Order or as otherwise agreed between the parties in writing) for every hour (or portion thereof) by which Customer's actual Average Hours exceeded such maximum number of Average Hours per individual Customer subscriber for that month. (D) If, in any month, the percentage of Customer's aggregate hours of usage of (3)Connect(R) Modem Service
- Subscriber that originate in Level 3 Tier 1 Markets is less than Customer's Minimum Tier 1 Percentage, in addition to all other amounts described in this
Section 7, Customer will be subject to and obligated to pay Level 3 an additional charge of ten cents ($0.10) per individual Customer subscriber using the (3)Connect(R) Modem Service - Subscriber in the month for each one percent (1%), or portion thereof, that Customer is below the Minimum Tier 1 Percentage. The "**" marks the location of information that has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

(A)Installation Service Level. Level 3 will exercise commercially reasonable efforts to install any (3)Connect(R) Modem Service - Fixed Port on or before the Customer Commit Date specified for the particular Service. This Installation Service Level shall not apply to Customer Orders that contain incorrect information supplied by Customer or Customer Orders that are altered at Customer's request after submission and acceptance by Level 3. In the event Level 3 does not meet this Installation Service Level for a particular
(3)Connect(R) Modem Service - Fixed Port for reasons other than an Excused Outage, Customer will be entitled to a service credit equal to fifty percent (50%) of the non-recurring charges for the affected (3)Connect(R) Modem Service
- Fixed Port.

(B)Call Success Rate ("CSR") Service Level. The CSR Service Level for
(3)Connect(R) Modem Service - Fixed Port is 90%*. The CSR is measured by Level 3 as a monthly average across the Level 3 modem network calculated based on the number of IP sessions established against the total sessions attempted. An IP session is established when the modem port is available to send, receive and authenticate traffic. In the event Level 3 does not meet the CSR Service Level for reasons other than an Excused Outage, Customer will be entitled to a service credit off of the monthly recurring port charge for the affected (3)Connect(R) Modem Service - Fixed Port as set forth in the following table:

-------------------------- -----------------------
CSR                        Service Level Credit
-------------------------- -----------------------
-------------------------- -----------------------
88 - 89.99%                         2.5%
-------------------------- -----------------------
-------------------------- -----------------------
85 - 87.99%                          5%
-------------------------- -----------------------
-------------------------- -----------------------
80 - 84.99%                         7.5%
-------------------------- -----------------------
-------------------------- -----------------------
79.99% or less                      10%
-------------------------- -----------------------
* The CSR Service Level does not apply to ISDN Service

(C) The Service Levels set forth in this Section 8 shall only apply to (i)
(3)Connect(R) Modem Service - Fixed Port, and shall not apply to (3)Connect(R) Modem Service - Usage, (3)Connect(R) Modem Service - Toll Free or (3)Connect(R) Modem Service - Subscriber; and (ii) Rate Centers that have been made commercially available by Level 3 for sixty (60) days or more.

                                SERVICE SCHEDULE
                     INTERNET ADVANTAGESM CONNECTION SERVICE


1. Applicability. This Service Schedule is applicable only to Customer Orders for Internet AdvantageSM Connection Service, including Internet AdvantageSM International Service ("Internet Advantage Service," "Internet Advantage International Service" or "Service").

2. Definitions. Any capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.

"Committed Data Rate" shall mean the minimum data rate committed by Customer and set forth in the Customer Order (expressed in Mbps).

"POP" means point of presence or Gateway.

"SDP" is a Service Delivery Point.

"CPE" is Customer Premises Equipment

3. Service Description. Level 3 Internet Advantage Service is a managed Internet connectivity service available at various connection speeds and pricing options (all as stated in the Customer Order). Customer may purchase any of four levels of Internet Advantage or Internet Advantage International Service: Gold, Silver, Bronze or Port-Only.

Internet Advantage Gold Service is a comprehensive solution in which Internet access CPE is provided and managed by Level 3. Internet Advantage Silver Service requires Customer to own its Internet access CPE, but Customer assigns, and hereby does assign, operational management responsibility for such equipment to Level 3. Internet Advantage Bronze Service requires Customers to own and assume operational management responsibility for their Internet access CPE. Port-Only Customers (also known as Customer Provided Access (CPA)) own and assume operational management responsibility for their Internet access CPE and assume operational management responsibility for their Local Loop; in all other cases, Level 3 manages Customer's Local Loop (See Section 6 of this Service Schedule below).

The demarcation point for Internet Advantage Gold and Silver Service is the LAN interface on the Internet access router at the Customer Premises. The demarcation point for Internet Advantage Bronze Service is the Local Loop interface at the Customer Premises (i.e., it does not include the Internet access premises equipment). For Port-Only Customers, the demarcation point is the Local Loop interface at Level 3's POP (i.e., it does not include either the Internet access premises equipment or the Local Loop).

Upon the expiration or termination of the Service Term, Customer shall promptly return any Level 3 provided CPE to Level 3 in good working order (ordinary wear and tear excepted). In the event Customer fails to do so, Level 3 will bill Customer and Customer agrees to pay Level 3, as the case may be, the CPE's fair market value (if the same is not returned to Level 3 within thirty (30) days of the date of termination) or the cost to repair the CPE, if the same is returned to Level 3 other than in good working order (ordinary wear and tear excepted).

Where Services are provided outside of the United States, Level 3 may pass title to certain Facilities to Customer (as specified in the Customer Order, or as otherwise agreed to in writing between the parties). In the event title is passed to Customer, Customer shall: i) be responsible for all required authorizations and licenses required respecting such Facilities; and ii) (a) re-convey title to and ship, at Customer's expense, such Facilities back to Level 3 at the conclusion of the Service Term in good working order, ordinary wear and tear excepted (and pay Level 3 the costs of repair or replacement if not so returned), or (b) destroy such Facilities, certify the same to Level 3 and pay Level 3 such Facilities' fair market value. Customer will be required to pay Duty and VAT for all CPE and Facilities provided with Internet Advantage International Service.

4. Charges.

Level 3 presently offers fixed rate, usage-independent pricing for Fixed DS1, Multi-DS1, Backup Multi-DS1, Fixed DS3, Backup DS3, Fixed OC3, Fixed E1, Multi-E1, Fixed E3, and Fixed STM1 Services. Such port speeds are subject to change. Fixed Rate charges for Internet Advantage and Internet Advantage International Service consist of two (2) components: (a) a non-recurring installation charge per port and (b) a monthly recurring port charge.

Level 3 also offers usage-based pricing for Flexible Multi-DS1, Multi-E1, Flexible Backup Multi-DS1, Flexible E3, Flexible DS3, Flexible Backup DS3, Flexible OC-3c, and Flexible STM1 access services as stated in the Customer Order. Such port speeds are subject to change. Usage based pricing options are designed for customers requiring variable, usage based Services. Charges for usage based services may be based on a Committed Data Rate as described below.

Committed Data Rate billing for Internet AdvantageSM and Internet Advantage International Service consist of four (4) components: (a) a non-recurring installation charge per port; (b) a monthly recurring port charge; (c) a monthly recurring charge based on the Committed Data Rate and (d) monthly usage charges to the extent usage in a particular month exceeds the Committed Data Rate. Customer's usage of Internet AdvantageSM and Internet Advantage International Service (both Send Traffic and Receive Traffic) will be sampled every five (5) minutes for the previous five (5) minute period. At the end of the month, the top five percent (5%) of Send Traffic and Receive Traffic samples for such port shall be discarded. The higher of the resulting ninety-fifth (95th) percentile value for Send Traffic or Receive Traffic for such port will be compared to the Committed Data Rate applicable to such port. If the ninety-fifth (95th) percentile of either Send Traffic or Receive Traffic for such port is higher than the applicable Committed Data Rate, Customer will, in addition to being billed for the Committed Data Rate, be billed at this ninety-fifth (95th) percentile level for any usage in excess of such Committed Data Rate at the contracted-for price per Megabit.

Level 3 may, in certain circumstance, be able to assign usage caps to Internet Advantage Services that are offered under the Committed Data Rate model only.

5. IP Addresses and Domain Names. In the event that Level 3 assigns to Customer an IP address as part of the provision of Internet Advantage Service, such IP address shall (upon Level 3's request and to the extent permitted by law) revert to Level 3 after termination of the applicable Customer Order for any reason whatsoever, and Customer shall cease using such address. At any time after such termination, Level 3 may re-assign such address to another user. In the event that Level 3 obtains for Customer a domain name (which may be required in some European jurisdictions), Customer shall be the sole owner of such domain name. Customer shall be solely responsible for: (a) paying any fees (including renewal fees) relating thereto; (b) complying with any legal, technical, administrative, billing or other requirements imposed by the relevant domain name registration authority; (c) modifying such domain name in the event Customer changes service providers; and (d) all third party claims (including claims for intellectual property infringement) relating thereto, and Customer shall indemnify and hold Level 3 harmless from all such claims and expenses (including legal fees and court costs) related thereto.


6. Local Loops. For Gold, Silver and Bronze Internet Advantage Service, unless otherwise agreed, Level 3 or its designated agent will order (on behalf of Customer) the Local Loop necessary for delivery of Service (or provide the same if Level 3 has On-Net services available). Subject to the provisions hereof, Level 3 (or its designated agent) will arrange for a third party provider to install an Off-Net Local Loop within close proximity of the planned location of the Customer Premises equipment. In the event Customer requests expedited delivery of a Local Loop, additional charges not stated in the Customer Order may apply; Level 3 cannot guarantee expedited delivery of Local Loops. Level 3 may charge Customer additional charges not otherwise set forth in the Customer Order where charges stated in a Customer Order do not reflect the actual charges for the Local Loops provided, or where the Local Loop provider determines that it is necessary to extend the demarcation point or MPOE through the provision of additional infrastructure, cabling, electronics or other materials necessary to reach the Customer Premises. Level 3 will notify Customer of any additional non-recurring charges and/or monthly recurring charges as soon as practicable after Level 3 is notified by the local access provider of the amount of such charges. In the event that the extended demarcation point cannot be provided by Level 3's vendor(s), Customer must organize the extension of the aforementioned demarcation point with its chosen inside wire vendor or directly with the telecommunications vendor servicing the building.

Gold, Silver or Bronze Customers that wish to order, provision, and/or directly pay for the Local Loop must gain prior written approval from Level 3, and upon approval, must provide the approved Local Loop provider with a letter of agency
(LOA) authorizing Level 3 to act on Customer's behalf as respects the delivery of the Internet Advantage Services. The letter of agency must include all relevant information concerning the Local Loop's demarcation point within the Customer Premises. A copy of this letter of agency must be forwarded to Level 3 for its records. Cross-connect and facility entrance fees associated with the POP to which the connection is attached may also apply if Customer provisions the Local Loop in this manner. A one-time surcharge will also apply.

For Port-Only Internet Advantage Service, Customer is responsible for ordering and coordinating the provisioning of all Local Loop circuits between the Customer Premises and the Level 3-designated POP using a Level 3-approved local access provider. Specific line coding, framing and channelization requirements are required, as determined by Level 3, and will be provided by Level 3 upon request. Cross-connect and facility entrance fees associated with the POP to which the connection is attached may also apply if Customer provisions the Local Loop in this manner. A one-time surcharge will also apply.

In all cases as necessary, Customer will provide Level 3 with required design layout records and other information necessary to cross connect between the Local Loop and the Level 3-designated POP.

All Customer-initiated cancellation requests for Local Loops owned and administered by Customer must be accompanied by a cancellation confirmation from the third party provider. In the event that this information is not provided, the order for disconnection may not proceed and Customer will be responsible for any charges incurred as a result of the delay.

7. Advanced Services. Level 3 provides a variety of advanced services that are, depending on the selected service level, either included in the Service or which may be added for an additional fee. Advanced Services are: Domain Name Services, Network News Feed, Packet Filtering, Network Usage Reporting, and Routing Options. For more detail on these offers, please consult your account representative.

8. Service Levels.

Level 3 offers Internet Advantage and Internet Advantage International Service via the Level 3's network in the United States and Europe (On-Net) and via 3rd party International network providers in Europe, Canada, Latin America, and Asia Pacific (Off-Net).

a. Service Availability. The Service Availability for Internet Advantage and Internet Advantage International Service delivered On-Net is 99.97%. Internet Advantage Service is considered unavailable if the Customer router is unable to exchange IP packets with the Level 3 network.

In the event that On-Net Internet Advantage and Internet Advantage International Service becomes unavailable (other than as the result of an Excused Outage) as a result of: (i) failure of any component on the Level 3 network (ii) failure of a Level 3 provided local access circuit, or (iii) failure of Customer premises hardware obtained from Level 3, Level 3 will issue a credit based on the length of the outage. A maximum of 15 days credit will be provided in any given calendar month as set forth below:

o Any outage between 10 and 60 minutes = Credit of 1/30th of the monthly service charges, including Local Loop Fees.

o Any outage greater than 60 minutes = Credit of 3/30th of the monthly service charges, including Local Loop Fees.

b. Latency. The Latency for On-Net Internet Advantage Service and Internet Advantage International Service is based on the average "one-way" delay time measurement taken for an IP packet to traverse backbone Gateways on the Level 3 network. This data is compiled into a monthly average network latency measurement, with guarantees as shown in the following table:

       ----------------------- ------------------------------
       Network Segment         Latency Guarantee
       ----------------------- ------------------------------
       ----------------------- ------------------------------
       Within                  North America Average monthly network latency is
                               guaranteed not to exceed 25ms one-way.
       ----------------------- ------------------------------
       ----------------------- ------------------------------
       Intra-Europe            Average monthly network latency is guaranteed not
                               to exceed 15ms one-way.
       ----------------------- ------------------------------
       ----------------------- ------------------------------
       Transatlantic           Average monthly network latency is guaranteed not
                               to exceed 40ms one-way.
       ----------------------- ------------------------------

In the event that the network latency metrics are not met during any one calendar-month period for reasons other than an Excused Outage, Level 3 will provide a credit equal to 1/30th of monthly service charges, including Local Loop fees.

(c) Packet Loss. The Packet Loss for On-Net Internet Advantage and Internet Advantage International Service is based on the percentage of packets that are dropped between routers that are part of the Level 3 network. This monthly network average will not exceed 0.5% packet loss during any calendar month.

In the event that the network packet loss metrics are not met during any one calendar-month period for reasons other than an Excused Outage, Level 3 will provide a credit equal to 1/30th of monthly service charges, including Local Loop fees.

(d) Off-Net. The Service Availability, Latency and Packet Loss service level for Internet Advantage and Internet Advantage International Service delivered International Off-Net will be a direct pass through of the service levels, if any, received from Level 3's Off-Net service provider.

9. Chronic Outage. Customer may elect to terminate affected Internet Advantage Service and Internet Advantage International Service (On-Net), at affected sites only, prior to the end of the Service Term without termination liability if, for reasons other than an Excused Outage such Internet Advantage Service and Internet Advantage International Service (On-Net) is unavailable (as defined in
Section 8(a) above) for three (3) or more separate occasions of more than twelve
(12) hours each OR for more than forty two (42) hours in the aggregate in any calendar month.

Customer must exercise its right to terminate the affected Service under this Section, in writing, within thirty (30) days after the event giving rise to a right of termination hereunder, which termination will be effective as set forth by Customer in such notice of termination. Except for any credits that have accrued pursuant to Section 8, this Section 9 sets forth the sole remedy of Customer for chronic outages or interruptions of any Internet Advantage Service and Internet Advantage International Service.

                                SERVICE SCHEDULE
               SITE PATROLSM ENTERPRISE MANAGED SECURITY SERVICES


1. Applicability. This Service Schedule is applicable only where Customer orders Site PatrolSM Enterprise Managed Security Services ("Site Patrol Services") and its associated services.

2. Definitions. Any capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.

"Chronic Problem" shall mean any problem monitored by Level 3 in the course of delivering the Site Patrol service and which occurs three (3) times in a thirty
(30) day period and which Level 3 identifies as having a root cause requiring a response by Customer.

"Client" shall mean Software related to the Site Patrol Services that is installed on the Customer's remote access user's computer to enable the `remote access' model of Site Patrol Services.

"CPE(s)" shall mean Facilities, with accompanying Software, which are located at the Customer Premises specifically for use of the Site Patrol Services.

"Software" shall mean software owned or licensed by Level 3 or its Affiliates and used to deliver Service.

3. Service Description. Site Patrol Service integrates security Software capable of generating a virtual private network or firewall on a security platform which includes hardware managed, monitored and maintained by Level 3. Site Patrol Service enhances a Customer's ability to impede unauthorized access to a local network, as well as provides a highly secure means of communicating across a public IP network. In addition, Site Patrol Service assists in detecting potential security breaches and network irregularities; the Service does not, however, guarantee network security or eliminate the risk of unauthorized access. Customers may specify 25, 50, 100, 250, or Unlimited IP addresses for each CPE implementation in their solution. Level 3 may change components of the Site Patrol Service, in its discretion, if required for technological or security related reasons. Customer will at all times be governed by Level 3's then current version of this Service Schedule. All components of the Site Patrol Service may be billed as the same are installed and tested.

4. Service Models. Site Patrol Services presently offer five (5) levels of service including: Central Office; Regional Office; Enterprise Office; Branch Office; and Remote Office, each as stated in the Customer Order. Each level of service includes provisioning and installation; security policy change management; 24x7 security and performance monitoring; Security Incident Rapid ResponseSM emergency intervention; security patches/ software updates as determined by Level 3; and on-site field service presence for hardware replacement. There are a number of elective service, application and platform options available for each service model, each as stated in the Customer Order, including: priority provisioning; Site Patrol 24 x 7 / 4-Hour On-Site Response (where available); a high availability offering (providing virtual router redundancy protocol); authentication support using Check Point's LDAP technology, or customer provided authentication option; Site Patrol Advanced Services Time and Materials Support; remote access client with personal firewall capabilities for offsite employees; encryption acceleration cards; additional network interface cards; and memory upgrades.

5. Additional Customer Responsibilities.

(A) Customer is responsible for timely and accurately specifying to Level 3 Customer's initial security policy and configuration options via a Technical Questionnaire or (TQ) and all subsequent changes thereto. Customer's security program may include Site Patrol in conjunction with other Internet access or security centric service providers. Customer must supply and maintain, at its own expense, an Internet connection compatible with Site Patrol Services, as determined by Level 3.

(B) Customer is responsible for managing external authentication servers and modifications to the corresponding user databases such as RADIUS, TACACS, and LDAP. Customer is also responsible for managing any changes to PKI, shared key infrastructure, or certificate authority that are not included in the Level 3 provided Software or which reside outside of the security platform.

(C) Customer must designate a minimum of two (2), English-speaking security contacts with one designated as "Primary." Only the Primary contact may change a secondary contact; the Primary contact may only be changed by formal written notice by Customer to Level 3. Current contact information, including alpha-numeric pager number, must be supplied and kept current for all security contacts. The security contacts are responsible for, among other things: (a) formulating and specifying initial security policies and ongoing changes; (b) scheduling major configuration changes at least two (2) business days in advance; (c) notifying Level 3 before and after, as applicable, planned outages or configuration changes to the Customer's web site architecture, internal network, or other network services, including, without limitation, Customer-managed web and application servers, e-mail, or DNS; (d) preparing an audit and recovery plan for Customer's gateway devices, web site, and networked assets after a security incident; (e) configuring, maintaining, and supporting the Client and restricting access to the Site Patrol gateway device and related service equipment provided by Level 3; (f) being the primary security contacts to perform basic on-site operations at the direction of Level 3 personnel, including but not limited to, plugging in the security equipment, turning power on or off, or providing "hands and eyes" access to CPEs.

For multi-site implementations or communities, each community must identify one authorized contact to act for all sites.

(D) Upon expiration, cancellation or termination of the applicable Site Patrol Services, Customer shall relinquish any IP addresses or address blocks assigned by Level 3. If Level 3 deems it necessary, Customer may be required to renumber the IP addresses assigned to it by Level 3. All fees associated with domain name registration and periodic maintenance of domain names are Customer's responsibility and will be billed directly to Customer by Level 3 or other applicable registration authority. In the event that Level 3 obtains for Customer a domain name (which may be required in some European jurisdictions), Customer shall be the sole owner of such domain name. Customer shall be solely responsible for: (A) paying any fees (including renewal fees) relating thereto;
(B) complying with any legal, technical, administrative, billing or other requirements imposed by the relevant domain name registration authority; (C) modifying such domain name in the event Customer changes service providers; and
(D) all third party claims (including claims for intellectual property infringement) relating thereto, and Customer shall indemnify and hold Level 3 harmless from all such claims and expenses (including legal fees and court costs) related thereto.

(E) Site Patrol hardware and other Facilities may arrive at the Customer Premises prior to the scheduled date of installation by Level 3. Customer will safeguard such hardware and Facilities, in all cases using not less than a reasonable degree of care. Customer representatives must be available during scheduled installation of the Site Patrol Services for testing and coordination of the Site Patrol Services with Customer's network architecture.

(F) Upon the expiration or termination of the Service Term, Customer shall promptly return any Level 3 provided CPE to Level 3 in good working order (ordinary wear and tear excepted). In the event Customer fails to do so, Level 3 will bill Customer, and Customer agrees to pay Level 3, as the case may be, the CPE's fair market value (if the same is not returned to Level 3 within thirty
(30) days following the date of termination) or the cost to repair the CPE, if the same is returned to Level 3 other than in good working order (ordinary wear and tear excepted).

(G) Notwithstanding any provision in the Agreement to the contrary, Site Patrol Services may not be resold to third party end users.

(H) In the event Level 3 provides Software to Customer in connection with the Services, Level 3 grants Customer a personal, non-exclusive, non-transferable license, for the duration of the Service Term of the Service for which the Software is used, to use such Software, in object code form only, on the hardware on which it is installed for the sole purpose of enabling Customer to use the Services. Customer agrees not to (a) disclose or make available to third parties any portion of such Software without Level 3's advance written permission; (b) copy or duplicate such Software; (c) reverse engineer, decompile or disassemble such Software; or (d) modify or make derivative works of such Software. For certain Software, additional licensing terms may apply in case of client software, as included as a "shrink-wrap" license. LEVEL 3 AND LEVEL 3'S THIRD-PARTY SOFTWARE SUPPLIERS DISCLAIM ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NONINFRINGEMENT, AS RESPECTS ANY SOFTWARE.

(I) Where Services are provided outside of the United States, Level 3 may pass title to certain Facilities to Customer (as specified in the Customer Order, or as otherwise agreed to in writing between the parties). In the event title is passed to Customer, Customer shall: i) be responsible for all required authorizations and licenses required respecting such Facilities; and ii) (a) re-convey title to and ship, at Customer's expense, such Facilities back to Level 3 at the conclusion of the Service Term in good working order, ordinary wear and tear excepted (and pay Level 3 the costs of repair if not so returned), or (b) destroy such Facilities, certify the same to Level 3 and pay Level 3 such Facilities' fair market value. Customer will be required to pay Duty and VAT for all CPE and Facilities provided with Site Patrol Services.

(J) The deployment of Services outside of the United States may be subject to restrictions. Level 3 will endeavor to obtain the necessary approvals for each location to which Service is ordered by Customer and Customer agrees to cooperate with Level 3 as may be reasonably necessary to satisfy the required approvals. Level 3's acceptance of a Customer Order for Services, and the obligation to provide Services, in any given location is expressly conditioned upon Level 3's ability to obtain the regulatory, legal, vendor, and import and export approvals (including but not limited to those required for encryption technology) as Level 3 deems necessary in its sole discretion. If Level 3 is unable to obtain such approvals for a given location, Level 3 may decline to accept or void the portion of the Customer Order related to that location without further obligation or liability.

6. Chronic Problem Resolution. Customer shall resolve any Chronic Problem by fixing the same; removing the relevant application (or requesting Level 3 to remove the same); notwithstanding the chronic problem, requesting Level 3 to continue monitoring the relevant application (in which case Level 3's standard response fee "per alert" shall apply for as long as the Chronic Problem remains); or requesting Level 3 to take any necessary action to prevent the alerts from being displayed (meaning Level 3 will not respond to future instances of such Chronic Problem).

If Customer has not remedied the Chronic Problem within thirty (30) days, then Level 3 may continue to monitor the relevant component and charge the Customer a "per alert" response fee for as long as the Chronic Problem remains, or take any necessary action to prevent the monitoring alerts from being displayed. In all cases, isolating Chronic Problems may impact other elements of Service, and Level 3 activities respecting Chronic Problems may result in additional charges. Customer shall not be entitled to any rebate or reduction of fees for the affected component.

7. Service Levels

The following Service Levels are applicable to the Site Patrol Services.

(A) Management Service Level For change requests received and authenticated by Level 3 by 6 P.M. local time on a business day, Level 3 will use commercially reasonable efforts to affect the configuration or policy changes to be completed by the close of the following business day. All such change requests must be made through Level 3's Customer Service Online system or by dialing 1-800-NEARNET. This Service Level does not apply to service additions or deletions, any delay caused by an Excused Outage, configuration change requests requiring the addition or removal of security gateway services or any items that are considered the Customer's responsibility, including but not limited to user and group configurations. This Service Level does not apply until thirty (30) days after the Service Commencement Date. If Customer requests a change for supported services that are covered by this Service Level and the same is not completed by Level 3 within the time period provided above, Customer will be eligible for a credit of 1/30th of the monthly service fee for the policy in question, with a maximum of one credit per day.

(B) Monitoring Service Level Level 3 will respond to Customer requests or network events not caused by an Excused Outage according to the following schedule:

                ------------------------- -------------------------------
                    Severity Level*           Mean Time to Respond**
                ------------------------- -------------------------------
                       Severity 0                   15 minutes
                ------------------------- -------------------------------
                ------------------------- -------------------------------
                       Severity 1                     1 hour
                ------------------------- -------------------------------
                ------------------------- -------------------------------
                       Severity 2                 1 business day
                ------------------------- -------------------------------
                ------------------------- -------------------------------
                       Severity 3                4 business days
                ------------------------- -------------------------------

         * Severity levels are determined by Level 3. Generally, Severity 0 results when multiple sites are completely down, Severity 1 results when a single site is completely down, or degradation is occurring at multiple sites, Severity 2 occurs when service is degraded at a single site and Severity 3 is all other situations. If a severity level changes, the response time restarts. ** Mean Time to Respond is defined as the arithmetic mean, and all occurrences for a severity level will be averaged over a calendar day.

In the event the Mean Time to Respond is not met, Customer will be eligible for a credit of 1/30th of the monthly service fee for the affected Service, with a maximum of one credit per day. The Monitoring Service Level covers Mean Time to Respond only as defined herein and does not guarantee mean time to resolution nor mean time to repair metrics.

(C) Response Time Service Level Site Patrol Service includes on-site response. Field technicians are dispatched in response to platform issues at the discretion of the Level 3 Network Operations Center. From the time of dispatch, a field technician will arrive on site the next-business-day, defined as the 24-hour period commencing at 6:01 P.M. and ending at 6:00 P.M. local time the next business day, Monday through Friday, excluding holidays. For sites with the Site Patrol 24 x 7 / 4-hour Response option (as stated in the Customer Order), the field technician will arrive on site within 4 hours from the time of dispatch. In the event that the dispatched field technician does not arrive on-site within the specified time period for a given calendar day for reasons other than an Excused Outage, the Customer will be eligible for a service credit equal to 1/30th of the monthly service fees for the affected site, with a maximum of one credit per day per site. Credits will be on a per site basis for the affected site only. The Response Time Service Level covers time to respond only as defined herein and does not guarantee mean time to resolution nor mean time to repair metrics.

(D) Maintenance Service Level Customers are eligible for a Maintenance Service Level of 99% daily availability. For Site Patrol High Availability customers, daily availability of the covered CPEs is 100%. Availability is the ability of a security gateway to accept connections and pass traffic during a given calendar day. The functionality and connectivity of individual instances of the Client and end-users is not covered by this Service Level. Availability does not cover outages caused by Excused Outages, Customer-initiated changes to the network environment, architectures, or security policies. It also does not apply to intentional shutdowns due to emergency intervention initiated during security incidents or the failure of individual security gateway services (e.g. HTTP). Furthermore, network performance degradation or failure due to incorrect bandwidth or IP address selection by the Customer or failure of connectivity not managed by Level 3 does not constitute failure under this Service Level.

Should Customer experience and report a complete CPE outage for a qualifying configuration in any given month, Level 3 will investigate the incident to determine if availability during the day in question dropped below the level stated above. If Level 3 determines that a Site Patrol Services system failure was responsible for the outage for reasons not excluded by this Section, Customer will receive a service credit equal to 1/30th of the monthly service fees for the failed device(s), with a maximum credit of one day per device.

(E) The termination rights stated in Section 4.4 of the Agreement do not apply to this Service.

                                SERVICE SCHEDULE
                             VPN ADVANTAGESM Service


1. Applicability. This Service Schedule is applicable only where Customer orders VPN AdvantageSM Service ("VPNA Service") and its associated services.

2. Definitions. Any capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.

"Client" shall mean VPNA Services related Software that is installed on the Customer's remote access user's computer to enable the `Remote Access' model of the VPNA Services (described below).

"CPE(s)" shall mean Facilities, with accompanying Software, which are located at the Customer Premises specifically for use of the VPNA Services.

"Software" shall mean software owned or licensed by Level 3 or its Affiliates and used to deliver Service.

"VNOC" shall mean the VPN Networking Operations Center.

3. Service Description. VPNA Services enable the creation of secure connections between Customer Premises connected to the Internet as well as encrypted communications with external organizations. VPNA Services also support secure remote access connectivity to corporate networks via the Internet. VPNA Facilities are integrated into Customer's internal Local Area Network ("LAN"):
VPNA Services include VPNA Facilities and Software only; Internet connectivity must be separately provided, through Level 3 or otherwise. VPNA Service enhances a Customer's ability to create secure, over the Internet, connections; the Service does not, however, guarantee network security or eliminate the risk of unauthorized access. Level 3 may change components of the VPN Service, in its discretion, if required for technological or security related reasons. Customer will at all times be governed by Level 3's then current version of this Service Schedule.

4. Service Models. VPNA Services includes two service models, "Dedicated Site-to-Site" and "Remote Access", both of which offer the following with respect to the Level 3-managed CPE: remote, telephonic installation assistance, 24 x 7 management and monitoring of a limited number of specified CPEs, software upgrades (as determined necessary by Level 3), basic CPE maintenance, and CPE read-only account for usage reporting. "Dedicated Site-to-Site" VPNA Service enables the establishment of secure communications channels between geographically separated sites through the Internet using IPsec with 3DES encryption and digital certificate authentication of CPE. "Remote Access" VPNA Service enables the establishment of secure communications channels between Customer's remote access users and the CPE through dial up, Ethernet, DSL, cable modem or other connectivity to the Internet employing IPsec with DES or 3DES encryption, and either digital certificate or RADIUS authentication. Optional services (which are subject to additional charges), as stated in the Customer Order, are also available, and include: Onsite installation service (where available); Off-hours (as defined by Level 3) telephone installation assistance; Level 1 Help Desk support (to assist with deployment of, and individual support for, the Client); onsite cold spare CPEs; on-site field service and/or technical support (subject to geographic limitations); and configuration and support of extranet tunnels between CPEs and other devices.

5. Additional Customer Responsibilities.

(A) Customer must supply and maintain, at its own expense, an Internet connection compatible with VPNA Services as determined by Level 3, and an appropriately configured router installed with a 10baseT or 100baseT port to the LAN. Customer is responsible for providing, configuring, installing, and maintaining the hardware/software on its internal networks and computing systems (hosts and/or servers).

(B) Digital certificates are the standard authentication method for VPNA Services. Customer can use RADIUS authentication mechanisms for remote access client authentication, and if it does so, Customer must provide, maintain and manage the RADIUS authentication server.

(C) Upon expiration, cancellation or termination of the applicable VPNA Services, Customer shall relinquish any IP addresses or address blocks assigned by Level 3. If Level 3 deems it necessary for technical reasons, Customer may be required to renumber the IP addresses assigned to it by Level 3. All fees associated with domain name registration and periodic maintenance of domain names are Customer's responsibility and will be billed directly to Customer by Level 3 or other applicable registration authority. In the event that Level 3 obtains for Customer a domain name (which may be required in some European jurisdictions), Customer shall be the sole owner of such domain name. Customer shall be solely responsible for: (i) paying any fees (including renewal fees) relating thereto; (ii) complying with any legal, technical, administrative, billing or other requirements imposed by the relevant domain name registration authority; (iii) modifying such domain name in the event Customer changes service providers; and (iv) all third party claims (including claims for intellectual property infringement) relating thereto, and Customer shall indemnify and hold Level 3 harmless from all such claims and expenses (including legal fees and court costs) related thereto.

(D) Upon the expiration or termination of the Service Term, Customer shall promptly return any Level 3 provided CPE to Level 3 in good working order (ordinary wear and tear excepted). In the event Customer fails to do so, Level 3 will bill Customer, and Customer agrees to pay Level 3, as the case may be, the CPE's market value (if the same is not returned to Level 3 within thirty (30) days of the date of termination) or the cost to repair the CPE, if the same is returned to Level 3 other than in good working order (ordinary wear and tear excepted).

(E) Notwithstanding any provision in the Agreement to the contrary, VPN Services may not be resold to third party end users.

(F) In the event Level 3 provides Software to Customer in connection with the Services, Level 3 grants Customer a personal, non-exclusive, non-transferable license, for the duration of the Service Term of the Service for which the Software is used, to use such Software, in object code form only, on the hardware on which it is installed for the sole purpose of enabling Customer to use the Services. Customer agrees not to (a) disclose or make available to third parties any portion of such Software without Level 3's advance written permission; (b) copy or duplicate such Software; (c) reverse engineer, decompile or disassemble such Software; or (d) modify or make derivative works of such Software. For certain Software, additional licensing terms may apply in case of client software, as included as a "shrink-wrap" license. LEVEL 3 AND LEVEL 3'S THIRD-PARTY SOFTWARE SUPPLIERS DISCLAIM ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NONINFRINGEMENT, AS RESPECTS ANY SOFTWARE.

(G) Where Services are provided outside of the United States, Level 3 may pass title to certain Facilities to Customer (as specified in the Customer Order, or as otherwise agreed to in writing between the parties). In the event title is passed to Customer, Customer shall: i) be responsible for all required authorizations and licenses respecting such Facilities; and ii) (a) re-convey title to and ship, at Customer's expense, such Facilities back to Level 3 at the conclusion of the Service Term in good working order, ordinary wear and tear excepted (and pay Level 3 the costs of repair if not so returned), or (b) destroy the Facilities, certify the same to Level 3 and pay Level 3 the Facilities' fair market value. Customer will be required to pay Duty and VAT for all CPE and Facilities provided with VPNA Services.

(H) The deployment of Services outside of the United States may be subject to restrictions. Level 3 will endeavor to obtain the necessary approvals for each location to which Service is ordered by Customer and Customer agrees to cooperate with Level 3 as may be reasonably necessary to satisfy the required approvals. Level 3's acceptance of a Customer Order for Services, and the obligation to provide Services, in any given location is expressly conditioned upon Level 3's ability to obtain the regulatory, legal, vendor, and import and export approvals (including but not limited to those required for encryption technology) as Level 3 deems necessary in its sole discretion. If Level 3 is unable to obtain such approvals for a given location, Level 3 may decline to accept or void the portion of the Customer Order related to that location without further obligation or liability.

6. Service Levels. The following Service Levels apply only to VPNA Services where Customer uses a Level 3 On-Net Internet connectivity service. These Service Levels do not apply to Customers who manage their own access routers or to Customers utilizing Internet access providers other than Level 3, including 3rd party providers contracted by Level 3 to deliver Internet connectivity service. It will not be deemed a failure to meet a Service Level, and no credit will be paid, if a Service Level is not met due to an Excused Outage.

The VPNA Service Levels are independent of any other Service Levels provided by Level 3. The VPNA Service Levels provide credits for the VPNA Service fees only (and not for other Level 3 service fees). In any calendar month the Service Level credits that are available under the VPNA Service Levels are limited to a maximum of 50% of the total VPNA Service monthly service fees for that month for the affected Service (or element thereof).

The service areas for VPNA Services are separated into multiple Service Level Zones ("Zones"). In each Zone, there is an associated Service Level. The Zone to which a specific geographic area belongs is listed herein.

(A). Service Levels Associated with the VPNA Services.

(1) Availability Service Level. This Service Level provides that the CPEs that comprise Customer's VPNA Service will be available for a set percentage (refer to the tables in section 6 (B) and (C)) of time, averaged across all CPEs within that Zone, and over the course of the billing month. This Service Level covers the CPE being up and ready for tunnel initiation and data transmission. This Service Level will be monitored using Level 3's standard monitoring methods. Should this Service Level not be met, Customer will be entitled to a credit equal to 1% of the monthly VPNA Service CPE Service fees for each 0.1% by which the Service Level is missed.

(2) Latency Service Level. VPNA Service provides that the VPN devices that comprise a customer's VPN installation will provide an average round trip latency (measured in milliseconds ("ms")) dependent upon the Zone in which the CPEs are located (refer to the tables in Section 6 (B) and (C)), averaged over the course of the billing month. This latency will be measured between each CPE and the VNOC, and will be averaged over all of the CPEs in the specific Zone. Service Levels will be monitored using Level 3's standard monitoring methods. Should this Service Level not be met, Level 3 will issue the Customer a service credit equal to 1% of the monthly VPN Service CPE service fees for each 1 ms by which the service level is missed.

(B) Service Areas and Service Level Zones.

----------------- ------- -- --------------------- --------
    Country        Zone            Country          Zone
----------------- ------- -- --------------------- --------
----------------- ------- -- --------------------- --------
Australia         D6         Latvia                D2
----------------- ------- -- --------------------- --------
----------------- ------- -- --------------------- --------
Argentina         D5         Luxembourg            D8
----------------- ------- -- --------------------- --------
----------------- ------- -- --------------------- --------
Austria           D8         Malaysia              D6
----------------- ------- -- --------------------- --------
----------------- ------- -- --------------------- --------
Belgium           D8         Mexico                D5
----------------- ------- -- --------------------- --------
----------------- ------- -- --------------------- --------
Brazil            D5         Netherlands           D8
----------------- ------- -- --------------------- --------
----------------- ------- -- --------------------- --------
Canada            D7         New Zealand           D6
----------------- ------- -- --------------------- --------
----------------- ------- -- --------------------- --------
Chile             D5         Norway                D8
----------------- ------- -- --------------------- --------
----------------- ------- -- --------------------- --------
Columbia          D5         Peru                  D5
----------------- ------- -- --------------------- --------
----------------- ------- -- --------------------- --------
Czech Rep.        D2         Poland                D2
----------------- ------- -- --------------------- --------
----------------- ------- -- --------------------- --------
Denmark           D8         Portugal              D8
----------------- ------- -- --------------------- --------
----------------- ------- -- --------------------- --------
Finland           D8         Puerto Rico           D5
----------------- ------- -- --------------------- --------
----------------- ------- -- --------------------- --------
France            D8         Singapore             D6
----------------- ------- -- --------------------- --------
----------------- ------- -- --------------------- --------
Germany           D8         South Africa          D4
----------------- ------- -- --------------------- --------
----------------- ------- -- --------------------- --------
Greece            D2         Spain                 D8
----------------- ------- -- --------------------- --------
----------------- ------- -- --------------------- --------
Guam              D3         Sweden                D8
----------------- ------- -- --------------------- --------
----------------- ------- -- --------------------- --------
Hong Kong         D6         Switzerland           D8
----------------- ------- -- --------------------- --------
----------------- ------- -- --------------------- --------
Hungary           D2         Taiwan                D6
----------------- ------- -- --------------------- --------
----------------- ------- -- --------------------- --------
Iceland           D8         United Kingdom        D7
----------------- ------- -- --------------------- --------
----------------- ------- -- --------------------- --------
Ireland           D8         United States         D1
----------------- ------- -- --------------------- --------
----------------- ------- -- --------------------- --------
Israel            D4         Venezuela             D5
----------------- ------- -- --------------------- --------
----------------- ------- -- --------------------- --------
Italy             D8         Virgin Islands (US)   D5
----------------- ------- -- --------------------- --------
----------------- ------- -- --------------------- --------
Japan             D3
----------------- ------- -- --------------------- --------

(C)      Service Level Tables

---------------------- -------------------- ---------------------
Dedicated Access Zone   Availability (%)        CPE to VNOC
                                                Latency (ms)
---------------------- -------------------- ---------------------
---------------------- -------------------- ---------------------
         D1                   99.9                  125
---------------------- -------------------- ---------------------
---------------------- -------------------- ---------------------
         D2                   99.5                  350
---------------------- -------------------- ---------------------
---------------------- -------------------- ---------------------
         D3                   99.5                  400
---------------------- -------------------- ---------------------
---------------------- -------------------- ---------------------
         D4                   99.5                  750
---------------------- -------------------- ---------------------
---------------------- -------------------- ---------------------
         D5                   99.5                  500
---------------------- -------------------- ---------------------
---------------------- -------------------- ---------------------
         D6                   99.5                  500
---------------------- -------------------- ---------------------
---------------------- -------------------- ---------------------
         D7                   99.5                  150
---------------------- -------------------- ---------------------
---------------------- -------------------- ---------------------
         D8                   99.5                  175
---------------------- -------------------- ---------------------

(D) The termination rights stated in Section 4.4 of the Agreement do not apply to this Service.


7. VPN Branch Office Service. This Section 7 is applicable in lieu of Sections 1, 3 and 4 hereof where Customer orders VPN Branch Office Service ("VBOS") and its associated services. The balance of this Service Schedule also applies to VBOS Services. Sections 1, 3 and 4 hereof shall continue to apply to the underlying VPNA Service. VBOS is an add-on service to the VPNA Service, and is only available to Customers also purchasing VPNA Service.

VBOS is designed to provide Customers with secure, global VPN connections between corporate headquarters or regional offices and branch offices through dedicated site-to-site VPN connectivity implemented in a "hub-to-spoke" topology. Generally, the Customer's headquarters would serve as the hub with each branch office serving as a spoke. At both hub and spoke locations, the LAN would be connected to a LAN interface on a CPE. The CPE would be connected to the Customer's Internet Access Router, which is connected via access circuit (dedicated point-to-point leased line or Frame Relay) to an ISP's point of presence ("POP"). Certain minimum system requirements and CPEs are required.

VBOS includes 24 x 7 monitoring by the VNOC. Management of the CPEs is accomplished via secure management tunnels generated by a VPN device located at the VNOC. These secure management tunnels are configured to keep customer traffic and Level 3 management traffic separate. Level 3 retains management and operational control of the equipment (including equipment passwords).

The VBOS service model deviates from the VPNA service model as follows: a) VBOS does not support the "Remote Access" service model; b) VBOS is a hub and spoke topology wherein the VBOS sites strictly tunnel all traffic to a single VPNA hub; c) Meshed and partial meshed topologies are not supported; and d) VBOS tunnels use IPsec with 3DES encryption and shared secret authentication.

8. International Service.

(A) VPNA Service at locations outside the United States is subject to availability based on United States Department of Commerce and other regulations, Level 3's export licensing, and field service availability. Customers receiving the VPNA Service at locations outside the United States must obtain any and all encryption technology importation and use licenses appropriate for the applicable country.

(B) Subject to the other provisions of this Service Schedule, Level 3 will ship the CPE directly to the Customer's International location(s); Customer shall pay all applicable taxes associated with delivery of the CPE.

(C) Installation of CPE outside the United States is performed on-site by Level 3's field service personnel or contract field service vendors.

(D) International VPNA customers receive on-site, next business day maintenance support during local, normal business hours (as determined by Level 3) at no extra charge for installations located within 200 km of a Level 3 service center. For an extra fee, the Customer may purchase a 4-hour on-site service package, which will be provided 7 days a week, 24 hours a day, available for sites within 50 km of a qualified Level 3 service center. The 4-hour on-site service package requires the Customer purchase a cold-spare CPE with the Service.

                                SERVICE SCHEDULE
                         (3)VOICE(R) TERMINATION SERVICE


1. Applicability. This Service Schedule is applicable only where Customer orders
(3)Voice(R) Termination Service .

2. Definitions. Any capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.

(A) "Country Code 1" means anywhere within the North American dialing plan (including, without limitation, the United States, Canada and Puerto Rico).

(B) "Hold Time" means situations in which Customer tests the (3)Voice(R) Termination Service for a time prior to acknowledging repair.

(C) "International" means anywhere outside of the continental United States, including Alaska and Hawaii.

(D)"No Access" shall mean the time when the (3)Voice(R) Termination Service or associated equipment listed on the trouble ticket is not accessible by Level 3 for testing/repair.

(E) "U.S. Domestic" means the continental United States.

3. Service Description. (3)Voice(R) Termination Service provides Customer with a combined transport and termination rate for the purpose of delivering Customer voice traffic from the Customer Premises to the PSTN (Public Switched Telephone Network). (3)Voice(R) Termination Service allows Customer to bring voice traffic to Level 3, selecting from a wide range of connectivity options, in a Level 3 supported format (North American SS7). Traffic delivered by Customer in a format not supported by Level 3 will be blocked and will not be delivered by Level 3. Level 3 does not originate any traffic pursuant to (3)Voice(R) Termination Services and will not accept calls seeking operator services or directory assistance. Other examples of types of calls that are origination in nature, and thus likewise not supported on the Level 3 network, include: 976, 911, 900, 800, and 700 calls.

4. Billing and Rates.

(A)Customer will be billed at Level 3's then current (3)Voice(R) Termination usage rates. Level 3 reserves the right to change the rates (i) for Service terminating at an International location upon five (5) business days' prior written notice to Customer and (ii) for all other Service, upon five (5) business days' prior written notice to Customer.

(B)The current billing increments for (3)Voice(R) Termination Service are set forth in the following table:

------------------------------- ---------------- -----------------
Terminating Destination         Initial          Additional
                                Billing          Billing
                                Increment        Increments
                                (seconds)        (seconds)
------------------------------- ---------------- -----------------
------------------------------- ---------------- -----------------
U.S.   Domestic,   Alaska  and  6                6
Hawaii
------------------------------- ---------------- -----------------
------------------------------- ---------------- -----------------
International       (excluding  30               6
Alaska, Hawaii and Mexico)
------------------------------- ---------------- -----------------
------------------------------- ---------------- -----------------
Mexico                          60               60
------------------------------- ---------------- -----------------

Any partial billing increment shall be rounded-up to the next interval.

(B)For Customer voice traffic in which Level 3 is unable to reasonably determine the jurisdiction of such traffic (using ANI, CPN or any other information that Level 3 may deem sufficient to determine such traffic's proper jurisdiction), Level 3 will bill Customer for such traffic at Level 3's interstate rates in proportion to the percentage of interstate use set forth in the Customer Order ("PIU"). Customer hereby certifies that the PIU submitted to Level 3 is true and correct to the best of Customer's knowledge and has been determined in accordance with all applicable laws and regulations. Customer may modify the PIU from time to time upon thirty (30) days' prior written notice to Level 3 and Customer shall review the PIU as frequently as reasonable necessary to ensure its continuing accuracy. In the event Customer fails to submit a PIU to Level 3, Level 3 shall utilize a PIU of 0%, and may therefore treat Customer's traffic as 100% intrastate traffic. Upon Level 3's written request, Customer agrees to provide Level 3 with all reasonable information necessary to verify the accuracy of the PIU as compared to voice traffic delivered by Customer to Level 3. If Level 3 determines that the PIU is inaccurate, Level 3 reserves the right to bill Customer at the appropriate Level 3 rates based upon Level 3's determination of such traffic as interstate or intrastate. Customer agrees to indemnify, defend and hold Level 3 harmless for (i) any charges assessed against Level 3 by a third party (including , but not limited to, access charges for intrastate traffic) or (ii) other claims by third parties resulting from or arising out of Level 3's use of an inaccurate PIU.

 (C)The (3)Voice(R) Termination Service usage rates are net of any applicable origination charges by third party payphone providers. Customer will be responsible for (i) all such origination charges, and (ii) tracking any traffic associated with such origination charges in accordance with applicable law or regulation.

(D) For Level 3 (3)Voice(R) Termination Service that terminates on the PSTN (Public Switched Telephone Network) only, Customer will be provided, in addition to its invoice, a summary report describing the total amount due from Customer to Level 3 and the total cost of Customer's recurring fees, non-recurring fees and total usage charges. Usage detail will be provided via FTP format on a daily basis. Customer will also be provided monthly telemanagement reports as follows: a Terminating LATA Summary Report; a Terminating LEC Report; and a Terminating County Summary Report.

5. Monthly Performance Meetings. On mutually agreeable dates and times, each of Level 3 and Customer agree to participate in monthly conference calls or physical meetings to review any performance issues relating to Customer's usage of (3)Voice(R) Termination Service.

6 Single Number/Single End User Complaints. In the event that Customer experiences a single number complaint or a single end user complaint and such complaint is referred to Level 3, Level 3 will perform reasonable efforts to isolate the given trouble. Level 3 by policy will not perform any alternate routing of egress trunks based upon on a single number or single end user complaint. However, Level 3 will attempt to correlate such a trouble across multiple customers in order to perform any necessary corrective actions. If Level 3 determines that a trouble ticket is related to a single number or single end user, Level 3 will change the status of the trouble ticket to "Service Restore" and pursue closure of the trouble ticket.

7. Responsibility to Control and Manage Traffic.

(A) In addition to any other terms and conditions of this Service Schedule and the Agreement, Customer shall bear the following responsibilities in connection with Level 3's provision to Customer of (3)Voice(R) Termination Service:

         (i) Customer shall manage the integrity of the traffic egressing Customer's network;

         (ii) Customer shall screen and block calls destined to (i) invalid single numbers, (ii) unassigned NPA/NXX or (iii) numbers with invalid formats; and

         (iii) Customer shall manage and correct, as necessary, any fraudulent calling patterns or calling patterns perceived as fraudulent that may harm Level 3's network.

(B) In the event that Customer fails to comply with the requirements described in (A) above, (1) Level 3 shall have the right (but not the obligation) to take protective action against Customer in order to protect Level 3's egress network which protective action may include, without limitation, the temporary blocking of Customer's traffic until the applicable problem is resolved (in Level 3's reasonable discretion) and (2) Level 3 shall not be obligated to meet any of the Service Levels set forth in Section 8 below.

8. Service Levels.

(A) Availability Service Level. The Availability Service Level objective for
(3)Voice(R) Termination Service is 99.00%. The (3)Voice(R) Termination Service is considered unavailable if it is unable to send traffic for reasons other than an Excused Outage. An unavailability event shall be measured beginning from the time Customer initiates the opening of a trouble ticket by Level 3 and continuing until the time such trouble ticket is cleared and the affected
(3)Voice(R) Termination Service is restored by Level 3. The percentage availability will be calculated and measured for the affected (3)Voice(R) Termination Service as follows:

              P  =  (MM - OM) x 100
                           MM

Where "MM" equals total minutes in the particular month (60 x 24 x number of days in the particular month); "OM" equals total minutes of unavailability in the particular month for the affected (3)Voice(R) Termination Service, and "P" is the resulting percentage Availability.

(B) Post Dial Delay Service Level. The Post Dial Delay Service Level objective for (3)Voice(R) Termination Service is no more than three (3) seconds per call for U.S. Domestic traffic. Post Dial Delay is the average time from when the last digit is dialed to the moment the connection occurs at the receiving location in a particular month. The parties acknowledge that Post Dial Delay for International Direct Distance Dialing will vary depending upon call distribution and events in the far-end PSTN.

(C) Answer Seizure Ratio Service Level. The Answer Seizure Service Level objective for (3)Voice(R) Termination Service for each destination is greater than 65%. Answer Seizure Ratio is measured for outbound terminal traffic for U.S. Domestic termination. Answer Seizure Ratio is defined as total answered calls (an answered call is a call successfully switched and terminated to its destination) in a particular month divided by the total calls seized in a particular month multiplied by 100.

(D) Mean Time To Repair Service Level. The Mean Time to Repair Service Level objective for (3)Voice(R) Termination Service is less than or equal to 3 hours. Mean Time to Repair is the average time to restore (3)Voice(R) Termination Service in a particular month, and is measured beginning from the time Customer initiates the opening of a trouble ticket by Level 3 and continuing until the time such trouble ticket is cleared and the affected (3)Voice(R) Termination Service is restored by Level 3. No Access and Hold Times shall not be considered in the Mean Time to Repair calculation.

(E) Remedy. Customer's sole and exclusive remedy for Level 3's failure to meet any Service Level set forth in this Section 8 shall be for Customer to discontinue use of the affected (3)Voice(R) Termination Service without termination liability.

                                SERVICE SCHEDULE
                         (3)VOIPSM LOCAL INBOUND SERVICE

1. Applicability. This Service Schedule is applicable only where Customer orders
(3)VoIPSM Local Inbound Service.

2. Definitions. Any capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.

(A) "(3)VoIPSM Local Inbound Enhanced Usage" means Customer's monthly aggregate usage of (3)VoIPSM Local Inbound Service.

(B) "(3)VoIP Revenue Commitment" means a commitment (as specified in Exhibit A hereto) made by Customer obligating Customer to order and pay for a minimum volume of (3)VoIP Services each month during the (3)VoIP Pricing Term.

(C) "(3)VoIP Pricing Term" means the duration of time (measured, unless otherwise agreed by the parties, starting on the Effective Date, if this Service
Schedule is executed concurrently with the Agreement, or the Service Schedule Effective Date (as applicable) for which (x) Customer agrees to be bound by the
(3)VoIP Revenue Commitment as specified in Exhibit A hereto and (y) the pricing and other commitments set forth in Exhibit A shall remain in effect for Customer Orders of (3)VoIPSM Local Inbound Service. The (3)VoIP Pricing Term shall continue on a month-to-month basis after expiration of the stated (3)VoIP Pricing Term, until terminated by either Level 3 or Customer upon thirty (30) days' prior written notice to the other.

(D) "Customer VoIP Application" means the VoIP application developed and/or provided by Customer and used by Customer in connection with (3)VoIPSM Local Inbound Service.

(E) "IP" means Internet Protocol.

(F) "LCA" means the specific Local Calling Area within a geographic point (as determined by the particular Incumbent Local Exchange Carrier (ILEC)) and associated with one or more specific NPA/NXX codes) being used for billing and measuring (3)VoIPSM Local Inbound Service.

(G) "Market" means any geographic area (as defined by Level 3) in which Level 3 provides (3)VoIPSM Local Inbound Service to Customer. The current list of available Markets and LCA's may be obtained from the Level 3 web site at www.level3.com, which list may be supplemented or modified by Level 3 (in its sole discretion) from time to time.

(H) "Network Ready" means that (i) Customer has successfully completed Level 3's
(3)Interop program (as described in Section 4 hereof) for the applicable Customer VoIP Application; (ii) Level 3 can support the call flows anticipated with such Customer VoIP Application (as reasonably determined by Level 3); and
(iii) Level 3 determines (in its reasonable judgment) that the Customer VoIP Application will not put the Level 3 network (or any other Level 3 customer) at risk.

(I) "PSTN" means the public switched telephone network.

(J)"TN or DID" means a telephone number or Direct Inward Dialed number assigned by Level 3 to Customer or that Customer ports to Level 3 for the provision of
(3)VoIPSM Local Inbound Service.

(K)"SoftSwitch" means a server that controls calls across circuit-switched and packet-switched networks.

(L) "VoIP" means voice over IP.

3. Service Description. (3)VoIPSM Local Inbound Service is an IP termination service for PSTN originated calls available in selected Level 3 Markets. Level 3 will provide Customer with local connectivity to the PSTN in the selected Markets, and will deliver voice traffic to Customer through a net protocol conversion to an IP format via Session Initiation Protocol ("SIP") signaling using G711 or G-729A voice encoding. (3)VoIPSM Local Inbound Service is intended for use as an inbound-only service, and does not support any outbound calling capability, including but not limited to calls to 9-1-1. Customer is strictly prohibited from using (or reconfiguring to support such use) either the Service or any TN's obtained through purchase of the Service in connection with any outbound calls placed by Customer or Customer's end users.

(A) Telephone Numbers. Level 3 shall only provide Customer with the dedicated TN's or ports ordered by Customer and accepted by Level 3. Customer shall make reasonable efforts to provide Level 3, on an ongoing quarterly basis, with a non-binding demand forecast setting forth Customer's estimated forecasted usage (on a total minutes of use by Market or LCA basis) and telephone number quantities of (3)VoIPSM Local Inbound Service to facilitate Level 3's planning efforts in support of Customer. Customer shall deliver such quarterly forecasts to its Level 3 account team (or to such other address provided by Level 3 to Customer from time to time). Level 3 will exercise commercially reasonable efforts to gain access to telephone number quantities to support the Service as specified for each Level 3 Market by the Customer, but Level 3 does not guarantee telephone number availability to support the Service for each Market that (3)VoIPSM Local Inbound Service is available. Level 3 may, upon ten (10) days' prior written notice, reclaim any TN's provided by Level 3 to Customer hereunder that have not been used by Customer in connection with any (3)VoIPSM Local Inbound Enhanced Usage within the immediately preceding one hundred and twenty (120) day period. No refunds shall be made to Customer regarding reclaimed TN's.

(B) Customer Premise Equipment ("CPE"). Customer is required to purchase, at its own expense, all hardware and software necessary for the particular Customer VoIP Application to interoperate with (3)VoIPSM Local Inbound Services and the Level 3 network, which hardware and software may include, without limitation, a SIP Proxy Server(s) or a SoftSwitch. Customer shall be responsible for obtaining and providing to Level 3, prior to installation of the particular (3)VoIPSM Local Inbound Service, the public IP address(es) for the SIP Proxy Server, SoftSwitch, and/or other hardware/software solution.

(C) Dedicated Internet Connection. Customer is required to interconnect the Customer VoIP Application with (3)VoIPSM Local Inbound Services via (x) the public Internet through interconnection with a Tier 1 (as reasonably designated by Level 3) peering partner of Level 3 or (y) a Fixed Rate (3)CrossRoads(R) Service ordered separately from Level 3; provided, however, that, Customer shall have the right to terminate (without termination liability) any Fixed Rate
(3)CrossRoads(R) Service that is solely used and dedicated to (3)VoIPSM Local Inbound Services or (3)VoIP TOLL FREESM Services upon the termination or expiration of the applicable (3)VoIP Pricing Term.

4. Service Assurance Program - (3)Interop.

(A) Level 3's Service Assurance Program for (3)VoIPSM Local Inbound Service is called (3)Interop. The (3)Interop process requires extensive interoperability testing with the Customer VoIP Application(s) to ensure Customer's call flows can be supported by the Level 3 network. Level 3 and Customer shall mutually agree in writing on entrance and exit requirements for (3)Interop and Customer will be required to successfully complete (3)Interop for each Customer VoIP Application prior to Level 3 deeming any Customer VoIP Application Network Ready.

(B) Customer is required to obtain re-certification via (3)Interop prior to implementing a software or call flow upgrade, enhancement or modification to any Customer VoIP Application on the Level 3 network. Level 3 reserves the right to cancel (without liability) any Customer Order(s) for (3)VoIPSM Local Inbound Service in instances where Customer has implemented a software or call flow upgrade, enhancement or modification without such successful re-certification under (3)Interop. During any re-certification process, Customer shall continue to use (3)VoIPSM Local Inbound Service under the previously certified Customer VoIP Application.

(C) No (3)VoIPSM Local Inbound Service shall be ordered by Customer or provided by Level 3 under this Service Schedule until Customer's applicable VoIP Application has been deemed Network Ready.

5. Regulatory Matters. Customer recognizes that the (3)VoIPSM Local Inbound Service provides local inbound-only connectivity from the PSTN together with enhanced functionality, including but not limited to conversion and delivery to Customer in an IP-based format. For regulatory purposes Level 3 treats all
(3)VoIPSM Local Inbound Service as local in nature although there is no guarantee that such interpretation will be accepted by the relevant regulatory authority. Any change in applicable law, regulation, decision, rule or order that finds that the connectivity associated with the (3)VoIPSM Local Inbound Service is not eligible for regulatory treatment as a local service shall be subject to the change process described in Section 3.5 of the Agreement.

6. Charges.

(A) Level 3 will invoice Customer, and Customer agrees to pay Level 3, the following charges for all (3)VoIPSM Local Inbound Service provided by Level 3 to
Customer: (a) a non-recurring charge per Market; (b) a monthly recurring charge per TN; and (c) monthly (3)VoIPSM Local Inbound Enhanced Usage charges; which charges shall be as set forth in the Customer Order, Exhibit A attached hereto, or as otherwise agreed between the parties in writing. In addition to the foregoing, Customer may be obligated to pay additional charges as more particularly described in Exhibit A hereto.

(B) (3)VoIPSM Local Inbound Enhanced Usage Charges.

(1) (3)VoIPSM Local Inbound Enhanced Usage will be measured based on Customer's total usage (in minutes) of all (3)VoIPSM Local Inbound Service in a particular month.

(2) The current billing increments for (3)VoIPSM Local Inbound Service are (i) a 6 second initial billing increment and (ii) 6 seconds for any additional billing increments. Any partial billing increment shall be rounded-up to the next interval.

(3) The (3)VoIPSM Local Inbound Service usage rates are net of any applicable origination charges by third party payphone providers. Level 3 will pass these surcharges through to Customer and Customer shall be responsible for payment of all such surcharges.

7. Porting. In the event Customer elects to port any TN (a "Porting Number") currently supported by (3)VoIPSM Local Inbound Service ordered by Customer under the terms of this Service Schedule, Customer agrees that until such time as the Porting Number is fully ported and no further traffic for such Porting Number traverses the Level 3 network, Customer shall remain bound by the terms of this Service Schedule and the Agreement (including, without limitation, Customer's obligation to pay for the applicable (3)VoIPSM Local Inbound Service) for any and all traffic which remains on the Porting Number. Porting by Customer of TNs pursuant to this Section 7 shall in no event relieve Customer of its obligations under the (3)VoIP Revenue Commitment (if any).

8. Service Levels.

(A) Installation Service Level. Level 3 will exercise commercially reasonable efforts to install any (3)VoIPSM Local Inbound Service on or before the Customer Commit Date specified for the particular (3)VoIPSM Local Inbound Service. This Installation Service Level shall not apply to Customer Orders that contain incorrect information supplied by Customer or Customer Orders that are altered at Customer's request after submission and acceptance by Level 3. In the event Level 3 does not meet this Installation Service Level for a particular (3)VoIPSM Local Inbound Service for reasons other than an Excused Outage, Customer will be entitled to a service credit equal to the charges for one (1) day of the monthly recurring charge per TN ("TN MRC") for the affected (3)VoIPSM Local Inbound Service for each day of delay, up to a monthly maximum credit of ten (10) days.

(B) Service Availability Service Level. The Availability Service Level for
(3)VoIPSM Local Inbound Service is 99.90%. The (3)VoIPSM Local Inbound is considered unavailable if such Service is unable to send and receive traffic for reasons other than an Excused Outage. In the event that the (3)VoIPSM Local Inbound Service becomes unavailable for reasons other than an Excused Outage, Customer will be entitled to a service credit off of the TN MRC associated with the affected (3)VoIPSM Local Inbound Service based on the cumulative unavailability of the affected (3)VoIPSM Local Inbound Service in a given calendar month as set forth in the following table:

    -------------------------------- -----------------------
       Cumulative Unavailability      Service Level Credit
          (in hrs:mins:secs)
    -------------------------------- -----------------------
    -------------------------------- -----------------------
    0:00:01 - 00:10:00                     No Credit
    -------------------------------- -----------------------
    -------------------------------- -----------------------
    00:10:01- 00:45:00                         1%
    -------------------------------- -----------------------
    -------------------------------- -----------------------
    00:45:01- 04:00:00                         5%
    -------------------------------- -----------------------
    -------------------------------- -----------------------
    04:00:01 - 08:00:00                       10%
    -------------------------------- -----------------------
    -------------------------------- -----------------------
    08:00:01 - 12:00:00                       15%
    -------------------------------- -----------------------
    -------------------------------- -----------------------
    12:00:01 - 16:00:00                       20%
    -------------------------------- -----------------------
    -------------------------------- -----------------------
    16:00:01 - 24:00:00                       30%
    -------------------------------- -----------------------
    -------------------------------- -----------------------
    24:00:01 or greater                       45%
    -------------------------------- -----------------------

Customer will not be entitled to a Service Level credit associated with any other Service Level under this Section 8 to the extent any such failure arises out of or is related to the unavailability event giving rise to credits under this Availability Service Level.

(C) Call Success Rate. The Call Success Rate ("CSR") for (3)VoIPSM Local Inbound Service is 99.90% . This CSR Service Level shall only be applicable in a month during which Customer's aggregate (3)VoIPSM Local Inbound Enhanced Usage for such month is at least 50,000 minutes. In the event Level 3 does not meet this CSR Service Level for a particular (3)VoIPSM Local Inbound Service for reasons other than an Excused Outage, Customer will be entitled to a service credit off of the TN MRC associated with the affected (3)VoIPSM Local Inbound Service based on the CSR in excess of this Service Level for the affected (3)VoIPSM Local Inbound Service in a given calendar month as set forth in the following table:

    ---------------------------- ------------------------
     CSR in Excess of Service     Service Level Credit
               Level
    ---------------------------- ------------------------
    ---------------------------- ------------------------
    1.00 - 5.99%                           0%
    ---------------------------- ------------------------
    ---------------------------- ------------------------
    6.00 - 9.99%                           10%
    ---------------------------- ------------------------
    ---------------------------- ------------------------
    10.00 -25.99%                          20%
    ---------------------------- ------------------------
    ---------------------------- ------------------------
    26.00 - 50.00%                         30%
    ---------------------------- ------------------------
    ---------------------------- ------------------------
    51.00 - 75.99%                         40%
    ---------------------------- ------------------------
    ---------------------------- ------------------------
    76.00 - 100%                           50%
    ---------------------------- ------------------------

(D)Limitations. Notwithstanding the terms of this Section 8, Customer will not be entitled to a service credit associated with any network failure associated with an Off-Net Local Loop.

                                    EXHIBIT A
                                       TO
                                SERVICE SCHEDULE
                         (3)VoIPSM LOCAL INBOUND SERVICE

             Applicable Charges for (3)VoIPSM Local Inbound Service

The initial (3)VoIP Pricing Term is twelve (12) months. In the event that any
(3)VoIPSM Local Inbound Service is still effective following termination of the
(3)VoIP Pricing Term hereunder, Level 3's then current month-to-month pricing for (3)VoIPSM Local Inbound Service shall apply.

Notwithstanding any pricing set forth in any Customer Order for (3)VoIPSM Local Inbound Service to the contrary, Level 3 will invoice Customer, and Customer agrees to pay Level 3, the following charges for all (3)VoIPSM Local Inbound Service provided by Level 3 to Customer during the (3)VoIP Pricing Term:

(A) Non-Recurring Charges:

1. Non-Recurring Electronic Billing Fee ** Optional NRC to be paid by Customer if Customer requests electronic billing.

2. Non-Recurring Routing Change Fee ** NRC to be paid by Customer in the event that Customer makes a proxy routing change to (3)VoIPSM Local Inbound Service following Level 3's acceptance of the applicable Customer Order.

3. Non-Recurring Market Install Fee ** NRC to be paid by Customer for each Market where Customer orders (3)VoIPSM Local Inbound Service.

(B) Monthly Recurring Charges:

1. TN MRC ** MRC to be paid by Customer for each TN activated for Customer.

2. Electronic Billing Fee ** Optional MRC to be paid by Customer if Customer requests electronic billing.

3. CD-ROM Billing Fee ** Optional MRC to be paid by Customer if Customer requests CD-ROM invoices.

(C) (3)VoIPSM Local Inbound Enhanced Usage Charges: Customer's (3)VoIPSM Local Inbound Enhanced Usage shall be priced based upon the following Fixed Rate Pricing.

1. Fixed Rate Pricing: (3)VoIPSM Local Inbound Enhanced Usage **

(D) (3)VoIP Revenue Commitment and Shortfall Fee. During the (3)VoIP Pricing Term, Customer agrees to a (3)VoIP Revenue Commitment of $100,000.00 per month. Notwithstanding the aggregate charges otherwise due and owing from Customer, if, in any month, the sum of the Aggregate VRC Charges (as hereinafter defined) are less than the (3)VoIP Revenue Commitment, Customer will (in addition to all other applicable charges) be obligated to pay a shortfall fee equal in amount to the difference between the (3)VoIP Revenue Commitment and the Aggregate VRC Charges. Customer agrees to an initial (3)VoIP Pricing Term of twelve (12) months. For the purposes hereof, the "Aggregate VCR Charges" shall only include
(i) the non-recurring charges, monthly recurring charges and usage charges described in Section 6(A) of this Service Schedule that are paid by Customer to Level 3 for the applicable month, and (ii) the monthly recurring port charges paid by Customer to Level 3 for any (3)CrossRoads(R) Service billed on a Fixed Rate basis during the applicable month.



The "**" marks the location of information that has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                SERVICE SCHEDULE
                           (3)VOIPSM TOLL FREE SERVICE

1. Applicability. This Service Schedule is applicable only where Customer orders
(3)VoIPSM Toll Free Service.

2. Definitions. Any capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.

(A) "(3)VoIPSM Toll Free Enhanced Usage" means Customer's monthly aggregate usage of (3)VoIPSM Toll Free Service.

(B) "(3)VoIP Revenue Commitment" means a commitment (as specified in Exhibit A hereto) made by Customer obligating Customer to order and pay for a minimum volume of (3)VoIP Services each month during the (3)VoIP Pricing Term.

(C) "(3)VoIP Pricing Term" means the duration of time (measured, unless otherwise agreed by the parties, starting on the Effective Date, if this Service
Schedule is executed concurrently with the Agreement, or the Service Schedule Effective Date, as applicable) for which (x) Customer agrees to be bound by the
(3)VoIP Revenue Commitment as specified in Exhibit A hereto and (y) the pricing and other commitments set forth in Exhibit A shall remain in effect for Customer Orders of (3)VoIPSM Toll Free Service. The (3)VoIP Pricing Term shall continue on a month-to-month basis after expiration of the stated (3)VoIP Pricing Term, until terminated by either Level 3 or Customer upon thirty (30) days' prior written notice to the other.

(D) "Customer VoIP Application" means the VoIP application developed and/or provided by Customer and used by Customer in connection with (3)VoIPSM Toll Free Service.

(E) "IP" means Internet Protocol.

(F) "LATA" means Local Area Transport Area.

(G) "Market" means any geographic area (as defined by Level 3) in which Level 3 provides (3)VoIPSM Toll Free Service to Customer. Currently available Markets for (3)VoIPSM Toll Free Service include the following NADP geographic areas:
Continental United States, Hawaii, Alaska, Canada, Guam, Commonwealth of the Northern Mariana Islands, Puerto Rico and United States Virgin Islands. Level 3 reserves the right to supplement or modify such available Markets by publishing a new or revised list of available Markets on the Level 3 web site at www.Level3.com.

(H) "Network Ready" means that (i) Customer has successfully completed Level 3's
(3)Interop program (as described in Section 4 hereof) for the applicable Customer VoIP Application; (ii) Level 3 can support the call flows anticipated with such Customer VoIP Application (as reasonably determined by Level 3); and
(iii) Level 3 determines (in its reasonable judgment) that the Customer VoIP Application will not put the Level 3 network (or any other Level 3 customer) at risk.

(I) "NADP" means the North American Dialing (or Numbering) Plan.

(J) "PSTN" means the public switched telephone network.

(K) "Responsible Organization" means the party hereto that is responsible for managing and administering the account records in the Toll-free Service Management System Data Base. Unless otherwise noted in this Service Schedule or Exhibit A hereto, Level 3 is hereby designated as the applicable Responsible Organization.

(L)"Toll Free Number" or "TFN" means a telephone number assigned by Level 3 to Customer or that Customer ports to Level 3 for the provision of (3)VoIPSM Toll Free Service and that supports NADP.

(M)"SoftSwitch" means a server that controls calls across circuit-switched and packet-switched networks

(N) "VoIP" means voice over IP.

3. Service Description. (3)VoIPSM Toll Free Service is an IP termination service for PSTN originated calls available in selected Level 3 Markets supported by NADP. Level 3 will provide Customer with connectivity to such Markets, and will deliver voice traffic to Customer through a net protocol conversion to an IP format via Session Initiation Protocol ("SIP") signaling using G711 or G-729A voice encoding. (3)VoIPSM Toll Free Service is intended for use as an inbound-only service. Customer is strictly prohibited from using (or reconfiguring to support such use) either the Service or any Toll Free Number obtained through purchase of the Service in connection with any outbound calls placed by Customer or Customer's end users.

(B) Toll Free Numbers. (3)VoIPSM Toll Free Service supports only Toll Free Numbers where Level 3 or Customer is the Responsible Organization. Customer shall make reasonable efforts to provide Level 3, on an ongoing quarterly basis, with a non-binding demand forecast setting forth Customer's estimated forecasted usage (on a total minutes of use basis) and Toll Free Number quantities of
(3)VoIPSM Toll Free Service to facilitate Level 3's planning efforts in support of Customer. Customer shall deliver such quarterly forecasts to its Level 3 account team (or to such other address provided by Level 3 to Customer from time to time). Level 3 will exercise commercially reasonable efforts to gain access to Toll Free Number quantities to support the Service as specified for each Level 3 Market by the Customer, but Level 3 does not guarantee Toll Free Number availability to support the Service for each Market that (3)VoIPSM Toll Free Service is available.

(B) Customer Premise Equipment ("CPE"). Customer is required to purchase, at its own expense, all hardware and software necessary for the particular Customer VoIP Application to interoperate with (3)VoIPSM Toll Free Services and the Level 3 network, which hardware and software may include, without limitation, a SIP Proxy Server(s) or a SoftSwitch. Customer shall be responsible for obtaining and providing to Level 3, prior to installation of the particular (3)VoIPSM Toll Free Service, the public IP address(es) for the SIP Proxy Server, SoftSwitch, and/or other hardware/software solution.

(C) Dedicated Internet Connection. Customer is required to interconnect the Customer VoIP Application with (3)VoIP SM Toll Free Service via (x) the public Internet through interconnection with a Tier 1 (as reasonably designated by Level 3) peering partner of Level 3 or (y) a Fixed Rate (3)CrossRoads(R) Service ordered separately from Level 3; provided, however, that, Customer shall have the right to terminate (without termination liability) any Fixed Rate
(3)CrossRoads(R) Service that is solely used and dedicated to (3)VoIPSM Toll Free Services or (3)VoIPSM Local Inbound Services upon the termination or expiration of the applicable (3)VoIP Pricing Term.

4. Service Assurance Program - (3)Interop.

(A) Level 3's Service Assurance Program for (3)VoIP SM Toll Free Service is called (3)Interop. The (3)Interop process requires extensive interoperability testing with the Customer VoIP Application(s) to ensure Customer's call flows can be supported by the Level 3 network. Level 3 and Customer shall mutually agree in writing on entrance and exit requirements for (3)Interop and Customer will be required to successfully complete (3)Interop for each Customer VoIP Application prior to Level 3 deeming any Customer VoIP Application Network Ready.

(B) Customer is required to obtain re-certification via (3)Interop prior to implementing a software or call flow upgrade, enhancement or modification to any Customer VoIP Application on the Level 3 network. Level 3 reserves the right to cancel (without liability) any Customer Order(s) for (3)VoIPSM Toll Free Service in instances where Customer has implemented a software or call flow upgrade, enhancement or modification without such successful re-certification under(3)Interop. During any re-certification process, Customer shall continue to use (3)VoIPSM Toll Free Service under the previously certified Customer VoIP Application.

(C) No (3)VoIP SM Toll Free Service shall be ordered by Customer or provided by Level 3 under this Service Schedule until Customer's applicable VoIP Application has been deemed Network Ready.

5. Regulatory Matters. In the event that any calls placed to Customer via
(3)VoIPSM Toll Free Service contain a privacy indicator imposed by the originating telephone subscriber, Level 3 will provide call detail information to Customer, notwithstanding the privacy indication, provided that Customer agrees (by its execution of this Service Schedule or the Agreement, as applicable) as follows:

(A) Customer will use the telephone number and billing information for billing and collection, routing, screening, and completion of the originating telephone subscriber's call or transaction;

(B) Customer is prohibited from reusing or selling the telephone number or billing information without first notifying the originating telephone subscriber, and obtaining affirmative written consent of such subscriber for such reuse or sale; and

(C) Except as permitted in (1) or (2) above, Customer is prohibited from using any information derived from ANI, Called Party Number ("CPN") or the charge number service for any purpose other than (i) performing services or transactions that are the subject of the originating telephone subscriber's call, (ii) ensuring network performance, security and the effectiveness of call delivery; (iii) compiling, using, and disclosing aggregate information, and (iv) complying with applicable law or legal process.

6. Charges.

(A) Level 3 will invoice Customer, and Customer agrees to pay Level 3, the following charges for all (3)VoIPSM Toll Free Service provided by Level 3 to
Customer: (a) a non-recurring charge per Toll Free Number; (b) a monthly recurring charge per Toll Free Number; and (c) monthly (3)VoIPSM Toll Free Enhanced Usage charges, which charges shall be as set forth in the Customer Order, Exhibit A attached hereto, or as otherwise agreed between the parties in writing. In addition to the foregoing, Customer may be obligated to pay additional charges as more particularly described in Exhibit A hereto.

(B) (3)VoIPSM Toll Free Enhanced Usage Charges.

(1) (3)VoIPSM Toll Free Enhanced Usage will be measured based on Customer's total usage (in minutes) of all (3)VoIPSM Toll Free Service in a particular month.

(2) The current billing increments for (3)VoIPSM Toll Free Service are set forth in the following table:

------------------------------- ---------------- -----------------
   Terminating Destination          Initial         Additional
                                    Billing          Billing
                                   Increment        Increments
                                   (seconds)        (seconds)
------------------------------- ---------------- -----------------
------------------------------- ---------------- -----------------
U.S. Domestic, Alaska, Hawaii          6                6
------------------------------- ---------------- -----------------
------------------------------- ---------------- -----------------
All others                            30                6
------------------------------- ---------------- -----------------

         Any partial billing increment shall be rounded-up to the next interval.

(3) The (3)VoIPSM Toll Free Service usage rates are net of any applicable origination charges by third party payphone providers. Level 3 will pass these surcharges through to Customer and Customer shall be responsible for payment of all such surcharges.

(C) Rate Adjustments. In the event that Level 3's costs are increased due to rate increases of any third party provider, Level 3 shall have the right, upon thirty (30) days' prior written notice to Customer, to increase any rate or charge applicable to (3)VoIPSM Toll Free Service ordered by Customer under this Service Schedule; provided, however, that Customer may terminate the affected
(3)VoIPSM Toll Free Service without termination liability by delivering written notice of termination no later than thirty (30) days after the effective date of the rate increase.

7. Porting. In the event Customer elects to port any Toll Free Number (a "Porting Number") currently supported by (3)VoIPSM Toll Free Service ordered by Customer under the terms of this Service Schedule, Customer agrees that until such time as the Porting Number is fully ported and no further traffic for such Porting Number traverses the Level 3 network, Customer shall remain bound by the terms of this Service Schedule and the Agreement (including, without limitation, Customer's obligation to pay for the applicable (3)VoIPSM Toll Free Service) for any and all traffic which remains on the Porting Number. Porting by Customer of Toll Free Numbers pursuant to this Section 7 shall in no event relieve Customer of its obligations under the (3)VoIP Revenue Commitment (if any).

8. Service Levels.

(D) Installation Service Level. Level 3 will exercise commercially reasonable efforts to install any (3)VoIPSM Toll Free Service on or before the Customer Commit Date specified for the particular (3)VoIPSM Toll Free Service. This Installation Service Level shall not apply to Customer Orders that contain incorrect information supplied by Customer or Customer Orders that are altered at Customer's request after submission and acceptance by Level 3. In the event Level 3 does not meet this Installation Service Level for a particular (3)VoIPSM Toll Free Service for reasons other than an Excused Outage, Customer will be entitled to a service credit equal to the charges for one (1) day of the monthly recurring charge per Toll Free Number ("TFN MRC") for the affected (3)VoIPSM Toll Free Service for each day of delay, up to a monthly maximum credit of ten
(10) days.

(E) Service Availability Service Level. The Availability Service Level for
(3)VoIPSM Toll Free Service is 99.90%. The (3)VoIPSM Toll Free Service is considered unavailable if such Service is unable to send and receive traffic for reasons other than an Excused Outage. In the event that the (3)VoIPSM Toll Free Service becomes unavailable for reasons other than an Excused Outage, Customer will be entitled to a service credit off of the TFN MRC associated with the affected (3)VoIPSM Toll Free Service based on the cumulative unavailability of the affected (3)VoIPSM Toll Free Service in a given calendar month as set forth in the following table:

    -------------------------------- -----------------------
       Cumulative Unavailability      Service Level Credit
          (in hrs:mins:secs)
    -------------------------------- -----------------------
    -------------------------------- -----------------------
    0:00:01 - 00:10:00                     No Credit
    -------------------------------- -----------------------
    -------------------------------- -----------------------
    00:10:01- 00:45:00                         1%
    -------------------------------- -----------------------
    -------------------------------- -----------------------
    00:45:01- 04:00:00                         5%
    -------------------------------- -----------------------
    -------------------------------- -----------------------
    04:00:01 - 08:00:00                       10%
    -------------------------------- -----------------------
    -------------------------------- -----------------------
    08:00:01 - 12:00:00                       15%
    -------------------------------- -----------------------
    -------------------------------- -----------------------
    12:00:01 - 16:00:00                       20%
    -------------------------------- -----------------------
    -------------------------------- -----------------------
    16:00:01 - 24:00:00                       30%
    -------------------------------- -----------------------
    -------------------------------- -----------------------
    24:00:01 or greater                       45%
    -------------------------------- -----------------------

Customer will not be entitled to a Service Level credit associated with any other Service Level under this Section 8 to the extent any such failure arises out of or is related to the unavailability event giving rise to credits under this Availability Service Level.

(C) Call Success Rate. The Call Success Rate ("CSR") for (3)VoIPSM Toll Free Service is 99.90%. This CSR Service Level shall only be applicable in a month during which Customer's aggregate (3)VoIPSM Toll Free Enhanced Usage for such month is at least 50,000 minutes. In the event Level 3 does not meet this CSR Service Level for a particular (3)VoIPSM Toll Free Service for reasons other than an Excused Outage, Customer will be entitled to a service credit off of the TFN MRC associated with the affected (3)VoIPSM Toll Free Service based on the CSR in excess of this Service Level for the affected (3)VoIPSM Toll Free Service in a given calendar month as set forth in the following table:

    ---------------------------- ------------------------
     CSR in Excess of Service     Service Level Credit
               Level
    ---------------------------- ------------------------
    ---------------------------- ------------------------
    1.00 - 5.99%                           0%
    ---------------------------- ------------------------
    ---------------------------- ------------------------
    6.00 - 9.99%                           10%
    ---------------------------- ------------------------
    ---------------------------- ------------------------
    10.00 -25.99%                          20%
    ---------------------------- ------------------------
    ---------------------------- ------------------------
    26.00 - 50.00%                         30%
    ---------------------------- ------------------------
    ---------------------------- ------------------------
    51.00 - 75.99%                         40%
    ---------------------------- ------------------------
    ---------------------------- ------------------------
    76.00 - 100%                           50%
    ---------------------------- ------------------------

(D)Limitations. Notwithstanding the terms of this Section 8, Customer will not be entitled to a service credit associated with any network failure associated with an Off-Net Local Loop.

                                    EXHIBIT A
                                       TO
                                SERVICE SCHEDULE
                           (3)VoIPSM TOLL FREE SERVICE

               Applicable Charges for (3)VoIPSM Toll Free Service

The initial (3)VoIP Pricing Term is twelve (12) months. In the event that any
(3)VoIPSM Toll Free Service is still effective following termination of the
(3)VoIP Pricing Term hereunder, Level 3's then current month-to-month pricing for (3)VoIPSM Toll Free Service shall apply.

Notwithstanding any pricing set forth in any Customer Order for (3)VoIPSM Toll Free Service to the contrary, Level 3 will invoice Customer, and Customer agrees to pay Level 3, the following charges for all (3)VoIPSM Toll Free Service provided by Level 3 to Customer during the (3)VoIP Pricing Term:

(A) Non-Recurring Charges:

1. Non-Recurring Electronic Billing Fee ** Optional NRC to be paid by Customer if Customer requests electronic billing.

2. Non-Recurring Routing Change Fee ** NRC to be paid by Customer in the event that Customer makes a proxy routing change to (3)VoIPSM Toll Free Service following Level 3's acceptance of the applicable Customer Order.

3. Non-Recurring Toll Free Number Install Fee ** NRC to be paid by Customer for each Toll Free Number activated for Customer.

(B) Monthly Recurring Charges:

1. TFN MRC ** MRC to be paid by Customer for each Toll Free Number activated for Customer.

2. Electronic Billing Fee ** Optional MRC to be paid by Customer if Customer requests electronic billing.

3. CD-ROM Billing Fee ** Optional MRC to be paid by Customer if Customer requests CD-ROM invoices.

(C) (3)VoIPSM Toll Free Enhanced Usage Charges: Customer's (3)VoIPSM Toll Free Enhanced Usage shall be priced based upon the following Fixed Rate Pricing:

1. Fixed Rate Pricing: (3)VoIPSM Toll Free Enhanced Usage **

(D) Surcharges:

1. Non-RBOC traffic ** If more than thirty percent (30%) of the toll-free minutes that Customer transmits to Level 3 in any month via (3)VoIPSM Toll Free Service originate in access areas other than those operated by the following Local Exchange Carriers: Bell South, NYNEX (Verizon North), Bell Atlantic (Verizon South), Southwestern Bell Telephone, Ameritech, Qwest Communications, Cincinnati Bell Telephone, Southern New England Telephone (SNET) and Pacific Bell (collectively the "RBOCs"), Level 3 will add a $0.02 per call charge to f all non-RBOC calls of Customer in excess of the thirty percent (30%) threshold. Notwithstanding the foregoing, the surcharge in this Section (D)1 shall not apply in the event Customer does not order (3)VoIPSM Toll Free Services under a Fixed Rate pricing model.

2. Payphone Surcharges Pass-through of any actual surcharges incurred by Level 3 (the amount of such pass-through charge as of the Effective Date or Service Schedule Effective Date, as applicable, is $0.26 per call (E) (3)VoIP Revenue Commitment and Shortfall Fee. During the (3)VoIP Pricing Term, Customer agrees to a (3)VoIP Revenue Commitment of $100,000.00 per month. Notwithstanding the aggregate charges otherwise due and owing from Customer, if, in any month, the sum of the Aggregate VRC Charges (as hereinafter defined) are less than the
(3)VoIP Revenue Commitment, Customer will (in addition to all other applicable charges) be obligated to pay a shortfall fee equal in amount to the difference between the (3)VoIP Revenue Commitment and the Aggregate VRC Charges. Customer agrees to an initial (3)VoIP Pricing Term of twelve (12) months. For the

The "**" marks the location of information that has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment. "purposes hereof, the "Aggregate VCR Charges" shall only include (i) the non-recurring charges, monthly recurring charges and usage charges described in Section 6(A) of this Service Schedule that are paid by Customer to Level 3 for the applicable month, and (ii) the monthly recurring port charges paid by Customer to Level 3 for any (3)CrossRoads(R) Service billed on a Fixed Rate basis during the applicable month.

                                SERVICE SCHEDULE
                         (3)VoIP ENHANCED LOCAL SERVICE

For Services ordered under this Service Schedule, when "Level 3" is referenced in the Agreement and/or this Service Schedule it shall be deemed to be Level 3 EnhancedSM Services LLC only.

1. Applicability. This Service Schedule is applicable only where Customer orders
(3)VoIP EnhancedSM Local Service.

2. Definitions. Any capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.

(A)"911 Services" means functionality that allows end users to contact emergency services, including, without limitation, police, fire and hospital medical services. 911 Services may include Enhanced 911 Service, which has the ability to selectively route an emergency call to the primary 911 provider so that it reaches the correct emergency service located closest to the Subscriber and (subject to Customer's obligations under Section 8) provides the Subscriber's address and DID/DOD information. Enhanced 911Service may not be immediately available in all Markets.

(B) "Average Number of Subscribers" means the sum of the total number of Subscribers per day during each day of the applicable month divided by the number of days in such month (or pro-rata for any partial month).

(C) "Customer VoIP Application" means the Class 5 type Softswitch or similar voice over IP (VoIP) application developed and/or provided and used by Customer in connection with (3)VoIP EnhancedSM Local Service.

(D) "DID/DOD" means an access line associated with a particular telephone number that allows for inbound and outbound voice calls (sometimes referred to as a Direct Inward Dial and Direct Outward Dial number) that is assigned by Level 3 to Customer or that Customer ports to Level 3 for the provision of (3)VoIP EnhancedSM Local Service.

(E) "Directory Assistance Services" means live or automated listing information.

(F) "Directory Listing Service" means the listing of a Subscriber's main billing telephone number in the directory(ies) published by the ILEC in the applicable Market.

(G) "ILEC" means Incumbent Local Exchange Carrier.

(H) "International" means anywhere outside of the continental United States, including Alaska and Hawaii.

(I) "IP" means Internet Protocol.

(J) "LCA" means the specific Local Calling Area within a geographic area (as determined by the applicable ILEC) comprised of one or more Rate Centers that is used for billing purposes to determine whether a call will be treated as local or long-distance.

(K) "Market" means a geographic area (as defined by Level 3) comprised of one or more Rate Centers in which Level 3 provides (3)VoIP EnhancedSM Local Service to Customer. The current list of available Markets and LCA's may be obtained from the Level 3 web site at www.level3.com, which list may be supplemented or modified by Level 3 (in its sole discretion) from time to time.

(L) "Network Ready" means that (i) Customer has successfully completed interoperability testing (as described in Section 6 hereof) for the applicable Customer VoIP Application; (ii) Level 3 can support the call flows anticipated with such Customer VoIP Application (as reasonably determined by Level 3); and
(iii) Level 3 determines (in its reasonable judgment) that the Customer VoIP Application will not put the Level 3 network (or any other Level 3 customer) at risk.

(M) "Operator Services" means live or automated operator assistance for the placement of Subscriber calls and/or related information.

(N) "Pricing Term" means the duration of time (measured, unless otherwise agreed by the parties, starting on the Effective Date, if this Service Schedule is executed concurrently with the Agreement, or the Service Schedule Effective Date, as applicable) for which the pricing set forth in Exhibit A shall remain in effect for Customer Orders of (3)VoIP EnhancedSM Local Service. Unless otherwise agreed, the Pricing Term shall continue thereafter on a month-to-month basis until terminated by either party upon thirty (30) days' prior written notice to the other.

(O) "PSTN" means the public switched telephone network.

(P)"Rate Center" means a specific geographic area (as determined by the applicable ILEC) within a LCA or Market that is associated with one or more specific NPA/NXX codes and is used for billing and measuring (3)VoIP EnhancedSM Local Service.

(Q)"Session Initiation Protocol" or "SIP" means the signaling protocol used between VoIP networks to establish, control and terminate voice calls.

(R)"SoftSwitch" means a server that controls calls across circuit-switched and packet-switched networks.

(S)"Subscriber" means a single, individual end-user or telephone device that has been assigned a DID/DOD by Customer as part of the (3)VoIP EnhancedSM Local Service provided under this Service Schedule.

(T) "Telecommunications Relay Services (711)" means functionality that enables hearing and/or speech impaired end users using a Text Telephone ("TT") or other similar device to communicate third parties not using TTs.

(U) "U.S. Domestic" means the continental United States.

(V) "VoIP" means voice over IP.

3. Service Description. (3)VoIP EnhancedSM Local Service provides inbound and outbound local and long-distance IP based voice service via a local telephone number. (3)VoIP EnhancedSM Local Service allows for IP to IP hand-off or PSTN to IP (or vice-versa) hand-off using a net protocol conversion. Customer's equipment will be alerted to each incoming call via SIP signaling using G711, G729A and/or such other voice encoding formats as mutually agreed between the parties. Customer may also originate calls from Customer's network to the PSTN by routing the call to Level 3 via IP/SIP. Level 3 will route this call to the PSTN or another IP address to terminate to the Customer VoIP Application.
(3)VoIP EnhancedSM Local Service includes Class 4 type voice communication routing features as mutually agreed between the parties, some of which may not be immediately available in all Markets. All Class 5 type voice communication end user features, including, without limitation, dial tone, call waiting and call forwarding functionality, are Customer's responsibility.

Unless otherwise agreed between the parties, (3)VoIP EnhancedSM Local Service includes 911 Services, Telecommunications Relay Services (711), Operator Services, Directory Assistance Services and Directory Listing Services, which will be provided either by Level 3 or by a third party provider. The foregoing services may not be immediately available in all Markets.

(3)VoIP EnhancedSM Local Service does not support and Level 3 will not accept the following call types: 976, 900, 1010xxx and such other call types as mutually agreed between the parties.

4. Customer Order Process.
(A) Market Orders. To activate (3)VoIP EnhancedSM Local Service in a Market, Customer will submit a Customer Order for (3)VoIP EnhancedSM Local Service ("Market Order") to Level 3 in accordance with the process set forth in Article 2 of the Agreement. Customer will include with such Customer Order a non-binding DID/DOD forecast as required under Section 4(C) below.

(B) Subscriber Orders. Following activation of (3)VoIP EnhancedSM Local Service in any Market, Customer may submit Customer Order(s) to activate Subscribers for use of (3)VoIP EnhancedSM Local Service within such Market ("Subscriber Order"). Subscriber Orders may be submitted by Customer through an online order entry system ("OE Portal") made available by Level 3. The OE Portal will allow Customer to (i) submit Subscriber Orders; (ii) maintain, update and validate Subscriber information; (iii) submit Subscriber related change orders; (iv) disconnect Subscribers; and (v) perform such other functionality as Level 3 makes available from time to time. Customer's use of the OE Portal shall be in accordance with the terms and conditions of the Service Schedule for Online Customer Service Center previously executed between the parties or, if such document has not been previously executed between the parties, then in accordance with Level 3's then standard form Service Schedule for Online Customer Service Center. Following Customer's submission of a Subscriber Order and subject to DID/DOD availability or completion of any DID/DOD porting pursuant to Section 9(A) (as applicable), Level 3 will provide Customer with an electronic confirmation that the Subscriber has been activated together with the assigned DID/DOD. This electronic confirmation shall be deemed to be both the Customer Welcome Letter and the Connection Notice for purposes of Articles 2 and 3 of the Agreement.

(C) Forecasts. Contemporaneous with submission of any Market Order and on an ongoing calendar quarter basis thereafter, Customer shall make reasonable efforts to provide Level 3 with a non-binding demand forecast setting forth Customer's estimated forecasted usage and DID/DOD quantities for (3)VoIP EnhancedSM Local Service by Market or LCA to facilitate Level 3's planning efforts in support of Customer. Customer shall deliver such quarterly forecasts to the Level 3 account team assigned to Customer (or to such other address provided by Level 3 to Customer from time to time). Level 3 will exercise commercially reasonable efforts to gain access to DID/DOD quantities to support Customer's forecast, but Level 3 does not guarantee DID/DOD availability for each Market that (3)VoIP EnhancedSM Local Service is available. Level 3 may, upon ten (10) days' prior written notice, reclaim any DID/DODs provided by Level 3 to Customer hereunder that have not been used by Customer in connection with any (3)VoIP EnhancedSM Local Service within the immediately preceding one hundred twenty (120) day period. No refunds shall be made to Customer regarding reclaimed DID/DODs.

5. Charges. Customer may select the local and long-distance billing plan(s) applicable to (3)VoIP EnhancedSM Local Service in each Market. For local calling, the billing plans include the Local Unlimited Plan and the Local Usage Plan. For long-distance calling, the billing plans include the Local and Domestic Long-Distance Unlimited Plan and the Long-Distance Usage Plan. The billing plan selected by Customer shall be set forth in the Customer Order for the particular Market and shall apply to all Subscribers in such Market. All calls within a Subscriber's LCA shall be treated as local calls and billed in accordance with the applicable local billing plan. All calls outside of a Subscriber's LCA shall be treated as long-distance calls and billed in accordance with the applicable long-distance billing plan. All non-recurring and monthly recurring charges associated with Subscribers and/or DID/DODs shall apply regardless of whether the Subscriber is using a Level 3 provided DID/DOD or the Subscriber is using an existing DID/DOD that was ported to Level 3 pursuant to Section 9(A) below.

(A) Local Unlimited Plan. The charges for the Local Unlimited Plan shall consist of the following components: (i) a non-recurring installation charge per Subscriber; (ii) a monthly recurring DID/DOD charge; and (iii) a monthly recurring Subscriber charge applicable to the particular Market.

(B)Local Usage Plan. The charges for the Local Usage Plan shall consist of the following components: (i) a non-recurring installation charge per Subscriber;
(ii) a monthly recurring DID/DOD charge; and (iii) a per minute usage charge (billed in six (6) second increments) associated with the particular Market.

(C) Local and Domestic Long-Distance Unlimited Plan. The charges for the Local and Domestic Long-Distance Unlimited Plan shall consist of the following components: (i) a non-recurring installation charge per Subscriber; (ii) a monthly recurring DID/DOD charge; and (iii) a monthly recurring Subscriber charge applicable to the particular Market. This plan only applies to U.S. Domestic long-distance. Any long-distance calls to International destinations shall be billed in accordance with the Long-Distance Usage Plan as described in
Section 5(D) below. This plan only applies to residential, non-business use of
(3)VoIP EnhancedSM Local Service. In the event any Subscriber is using (3)VoIP EnhancedSM Local Service for business use (as reasonably determined by Level 3), Level 3 may elect to charge Customer for such Subscriber's long-distance usage of (3)VoIP EnhancedSM Local Service pursuant to the Long-Distance Usage Plan.

The monthly recurring Subscriber charge assumes that Customer's average Domestic long-distance usage of (3)VoIP EnhancedSM Local Service across all Subscribers under this plan in any month will not exceed six hundred (600) minutes per Subscriber ("Maximum Average Usage"), which average Domestic long-distance usage is calculated as Customer's aggregate minutes of Domestic long-distance usage of
(3)VoIP EnhancedSM Local Service during any calendar month divided by the Average Number of Subscribers under this plan for such month. In the event Customer's average Domestic long-distance usage in any month exceeds the Maximum Average Usage, then, in addition to all other amounts, Customer shall be subject to an additional per minute usage charge for every minute (or portion thereof) by which Customer's actual average Domestic long-distance usage exceeded the Maximum Average Usage per phone number for that month.

(D)Long-Distance Usage Plan. The charges for the Long-Distance Usage Plan shall consist of the following component: a per minute usage charge. All long-distance calls to International destinations shall be billed in accordance with this plan (even if Customer has selected the Local and Domestic Long-Distance Unlimited
Plan). Level 3 reserves the right to change the rates for this plan upon five
(5) business days' prior written notice to Customer. The current billing increments under this plan are set forth in the following table:

------------------------------- ---------------- -----------------
Called To Destination               Initial         Additional
                                    Billing          Billing
                                   Increment        Increments
                                   (seconds)        (seconds)
------------------------------- ---------------- -----------------
------------------------------- ---------------- -----------------
U.S.   Domestic,   Alaska  and         6                6
Hawaii
------------------------------- ---------------- -----------------
------------------------------- ---------------- -----------------
International       (excluding        30                6
Alaska, Hawaii and Mexico)
------------------------------- ---------------- -----------------
------------------------------- ---------------- -----------------
Mexico                                60                60
------------------------------- ---------------- -----------------

(F) Rates. The rates associated with the billing plans described in this Section 5 and such other charges as may be applicable are set forth in Exhibit A, attached hereto and incorporated herein.

6. Interoperability Testing.

(A) Level 3 and Customer shall jointly conduct interoperability testing of the
(3)VoIP EnhancedSM Local Service with the Customer VoIP Application(s) to ensure Customer's call flows can be supported by the Level 3 network. Level 3 and Customer shall mutually agree in writing on entrance and exit requirements for such interoperability testing, and Customer will be required to successfully complete interoperability testing for each Customer VoIP Application prior to Level 3's certification of any such Customer VoIP Application as Network Ready.

(B) Customer is required to obtain re-certification through additional interoperability testing prior to implementing a software or call flow upgrade, enhancement or modification to any Customer VoIP Application on the Level 3 network that was previously certified as Network Ready. Level 3 reserves the right to cancel (without liability) any Customer Order(s) for (3)VoIP EnhancedSM Local Service in instances where Customer has implemented a software or call flow upgrade, enhancement or modification without successfully completing additional interoperability testing. During any re-certification process, Customer shall continue to use (3)VoIP EnhancedSM Local Service under the previously certified Customer VoIP Application.

7. Customer Responsibilities.

(A) In addition to all other Customer responsibilities as set forth in the Agreement and this Service Schedule, Customer shall be responsible for providing at its sole cost (through itself, third party providers or its end users) the following:

(1) Customer VoIP Application;

(2) SIP Proxy Server(s);

(3) all equipment, software, facilities and/or IP connectivity necessary for the Customer VoIP Application and the Customer network to interoperate with the
(3)VoIP EnhancedSM Local Service and the Level 3 network;

(4) broadband Internet connectivity for each Subscriber;

(5) all other equipment, software and other facilities to be installed at the Customer Premises, including without limitation, routers, IP enabled phones and/or an analog terminal adapters,

(6) inputting, validating and maintaining Subscriber information in all applicable national databases, including, without limitation, Automatic Local Identification (ALI) Database, Line Information Database (LIDB) and Caller ID with NAMe Database (CNAM), using a Level 3 provided electronic tool and/or interface;

(7) Tier 1 end user support; and

(8) end user billing.

(B) Customer shall be responsible for obtaining and providing to Level 3, prior to installation of the particular (3)VoIP EnhancedSM Local Service, the public IP address(es) for the SIP Proxy Server, the Customer VoIP Application and/or other hardware/software solution.

(C) Customer shall provide Level 3 with Automatic Number Identification (ANI) for all calls using the (3)VoIP EnhancedSM Local Service. Customer shall not remove ANI or otherwise take any action that may affect the integrity of the call detail information that is passed to Level 3 as part of the (3)VoIP EnhancedSM Local Service.

8. Emergency 911 Service.

(A) Level 3 shall provide 911 Services to Subscribers as part of the (3)VoIP EnhancedSM Local Service Customer shall be responsible for timely inputting, validating, maintaining and updating Subscriber information in the Automatic Local Identification (ALI) Database or such other national emergency service database as may be available from time to time in support of 911 Services.

(B) Customer acknowledges and agrees that 911 Services shall only be available in the Rate Center associated with the particular DID/DOD assigned to a Subscriber. Customer further acknowledges and agrees that 911 Services will not be available to the particular Subscriber and Level 3 shall have no liability to Customer or any third party for failure to provide 911 Services to the particular Subscriber in the event of (i) assignment of a DID/DOD to a Subscriber located outside of the Rate Center associated with such DID/DOD; (ii) relocation of the telephone device to which a DID/DOD has been assigned to a location outside of the of the Rate Center associated with such DID/DOD; (iii) outage, degradation or other disruption of power at the Subscriber location;
(iv) outage, degradation or other disruption of the Subscriber broadband Internet connection; (iv) Customer's failure or delay in maintaining and updating Subscriber information as required in Section 8(A) above.. Customer shall advise all Subscribers of such limitations, and shall obtain from all Subscribers a written acknowledgment of such limitations and a release of Customer and all underlying providers (including Level 3) for any and all claims arising out of the failure of 911 Services resulting from the foregoing events or conditions.

9. Local Number Portability.

(A) Porting In. Upon submission of a Subscriber Order, Customer may elect to port an existing telephone number to Level 3 ("Port-In") for activation on behalf of the particular Subscriber for use of (3)VoIP EnhancedSM Local Service. Level 3 will support all valid requests and will cooperate with Customer to perform any Port-In in accordance with Customer's reasonable directions and Level 3's standard operating procedures. In order to accomplish any Port-In, Customer will be required to provide Level 3 with letter of agency on behalf of Customer and/or the particular Subscriber in form and substance as reasonably requested by Level 3. Level 3 will exercise commercially reasonable efforts to notify Customer in writing of the target date for completion of any Port-In within five (5) business days following Customer's request for such Port-In. Customer hereby represents and warrants to Level 3 that Customer has all necessary rights and authority necessary for any Port-In, and Customer hereby agrees to indemnify, defend and hold harmless Level 3, its Affiliates and their officers, directors, employees and agents from and against any third party claim related to or arising out of any Port-In (or request for Port-In).

(B) Porting Out. Customer acknowledges and agrees that Level 3 may receive requests by Customer, Customer's end user or a third party provider acting as agent on behalf of Customer or such end user ("Requesting Party") to port a telephone number currently assigned to a Subscriber to a third party provider ("Port-Out"). The parties agree that Level 3 will support all such requests and will cooperate with the Requesting Party to perform any Port-Out in accordance with the Requesting Party's reasonable directions and Level 3's standard operating procedures. Upon completion of any Port-Out, the (3)VoIP EnhancedSM Local Service associated with the particular Subscriber shall be deemed disconnected and Customer shall be responsible for all charges (or the pro-rata share as applicable) that accrued through the date of completion. On a weekly basis, Level 3 will provide Customer with written notice of all Port-Outs that occurred during the prior week.

10. Legal and Regulatory Matters.

(A) Level 3 shall comply with all applicable laws, rules and regulations relating to the responsibilities expressly assumed by Level 3 in the delivery of
(3)VoIP EnhancedSM Local Service under this Service Schedule. Customer shall comply with all applicable laws, rules and regulations relating to the responsibilities expressly assumed by Customer under this Service Schedule and such other services and functionality that the Customer may include in the delivery and resale of (3)VoIP EnhancedSM Local Service to its end users. Each party ("indemnifying party") agrees to indemnify, defend and hold harmless the other party, its Affiliates and their officers, directors, employees and agents from and against any third party claim related to or arising out of the indemnifying party's breach of its obligation under this Section 10(A).

(B) If any change in law, rule or regulation (or any interpretation of the same) impacts Customer's ability to offer (3)VoIP EnhancedSM Local Service to end users and/or bill or collect amounts from end users therefore, Customer's obligations to pay Level 3 for (3)VoIP EnhancedSM Local Service and otherwise to comply with the terms of the Agreement and this Service Schedule shall remain unaffected.

(C) Customer recognizes that the (3)VoIP EnhancedSM Local Service provides local inbound and outbound connectivity from/to the PSTN together with enhanced functionality, including, without limitation, conversion and delivery to Customer in an IP-based format. For regulatory purposes, the parties acknowledge that Level 3 treats all calls within the Local Calling Area of the Subscriber as local in nature, although there is no guarantee that such interpretation will be accepted by the relevant regulatory authorities. Any change in applicable law, regulation, decision, rule or order that finds that the connectivity associated with the (3)VoIP EnhancedSM Local Service is not eligible for regulatory treatment as a local service shall be subject to the change process described in
Section 3.5 of the Agreement.

11. Fraudulent Use of Service.

(A) The parties shall jointly cooperate and work together in good faith to identify fraudulent use of any (3)VoIP EnhancedSM Local Service and to take all appropriate and necessary action in response to any such fraudulent use.

(B) Customer acknowledges that only one (1) Subscriber may be assigned to each DID/DOD for use of (3)VoIP EnhancedSM Local Service. In the event multiple Subscribers are assigned or are otherwise using any single DID/DOD, Level 3 may elect to retroactively charge Customer for (i) all applicable Subscriber fees for each and every Subscriber assigned to such DID/DOD, and (ii) all long-distance usage of (3)VoIP EnhancedSM Local Service for all affected Subscribers pursuant to the Long-Distance Usage Plan.

12. Service Levels.
(A) Call Success Rate ("CSR") Service Level. The CSR Service Level for (3)VoIP EnhancedSM Local Service is 99.95%. The CSR is measured by Level 3 as a monthly average across the Level 3 VoIP network calculated based on the number of VoIP sessions correctly processed (as reasonably determined by Level 3) against the total sessions offered. In the event Level 3 does not meet the CSR Service Level for reasons other than an Excused Outage, Customer will be entitled to a service credit off of the monthly recurring charges associated with the affected (3)VoIP EnhancedSM Local Service in the particular month as set forth in the following table*:

-------------------------- -----------------------
CSR                        Service Level Credit
-------------------------- -----------------------
-------------------------- -----------------------
98 - 99.94%                          5%
-------------------------- -----------------------
-------------------------- -----------------------
96 - 97.99%                         10%
-------------------------- -----------------------
-------------------------- -----------------------
94 - 95.99%                         15%
-------------------------- -----------------------
-------------------------- -----------------------
92 - 93.99%                         25%
-------------------------- -----------------------
-------------------------- -----------------------
90 - 91.99%                         50%
-------------------------- -----------------------
-------------------------- -----------------------
89.99% or less                      100%
-------------------------- -----------------------

* Notwithstanding anything in this CSR Service Level to the contrary, the parties agree that during the ninety (90) day period following the effective date of this Service Schedule, service credits will not accrue under this CSR Service Level unless and until the CSR for the particular month is below 99%.

(C)Delay Service Level. The Delay Service Level for (3)VoIP EnhancedSM Local Service within the United States is 40 milliseconds (ms). The Delay Service Level is measured as an average one-way delay over a calendar month for IP traffic on the Level 3 network between Gateways. Delay measurements may be obtained from the Level 3 website at www.level3.com. In the event of a delay in excess of the Service Levels set forth above for reasons other than an Excused Outage, Customer will be entitled to receive a service credit off of the monthly recurring charges associated with the affected (3)VoIP EnhancedSM Local Service for the particular month as set forth in the following table:

------------------------------ ----------------------
Amount of Delay in Excess of   Service Level Credit
        Service Level
------------------------------ ----------------------
------------------------------ ----------------------
0.1 - 5 ms                              5%
------------------------------ ----------------------
------------------------------ ----------------------
5.1 - 10 ms                             10%
------------------------------ ----------------------
------------------------------ ----------------------
10.1 - 15 ms                            15%
------------------------------ ----------------------
------------------------------ ----------------------
15.1 - 20 ms                            25%
------------------------------ ----------------------
------------------------------ ----------------------
20.1 - 25 ms                            50%
------------------------------ ----------------------
------------------------------ ----------------------
25.1 ms or greater                     100%
------------------------------ ----------------------

(D)Packet Delivery Service Level. The Packet Delivery Service Level for (3)VoIP EnhancedSM Local Service is 99.75% for VoIP traffic on the Level 3 network between Gateways. Packet Delivery is the average number of IP packets that transit the Level 3 network and are delivered by Level 3 to the intended On-Net destination in a calendar month. Packet Delivery measurements may be obtained from the Level 3 web site at www.level3.com. In the event Level 3 does not meet the Packet Delivery Service Level for reasons other than an Excused Outage or as a result of any Off-Net Local Loop (whether provisioned by Customer or Level 3), Customer will be entitled to receive a service credit off of the monthly recurring charges associated with the affected (3)VoIP EnhancedSM Local Service for the particular month as set forth in the following table:

------------------------------ ----------------------
       Packet Delivery         Service Level Credit
------------------------------ ----------------------
------------------------------ ----------------------
99.5 - 99.74%                           5%
------------------------------ ----------------------
------------------------------ ----------------------
99 - 99.49%                             10%
------------------------------ ----------------------
------------------------------ ----------------------
98 - 98.99%                             15%
------------------------------ ----------------------
------------------------------ ----------------------
97 - 97.99%                             25%
------------------------------ ----------------------
------------------------------ ----------------------
96 - 96.99%                             50%
------------------------------ ----------------------
------------------------------ ----------------------
95.99% or less                         100%
------------------------------ ----------------------

(E) Jitter Service Level. The Jitter Service Level for (3)VoIP EnhancedSM Local Service within the United States is 10 milliseconds (ms). The Jitter Service Level is measured independently between two (2) Level 3 Gateways. Jitter measurements may be obtained from the Level 3 web site at www.Level3.com. Jitter is defined as the relative variation in delay between consecutive IP packets. Samples are taken every 500 milliseconds, and consecutive samples are compared for variation in delay. Each variation value is compared with this Service Level. In the event of Jitter in excess of the this Service Level for reasons other than an Excused Outage, Customer will be entitled to receive a service credit off of the monthly recurring charges associated with the affected (3)VoIP EnhancedSM Local Service for the particular month as set forth in the following table:

----------------------------- -----------------------
 Percentage of Measurements    Service Level Credit
         within SLA
----------------------------- -----------------------
----------------------------- -----------------------
99.5 - 99.99%                           5%
----------------------------- -----------------------
----------------------------- -----------------------
99 - 99.49%                            10%
----------------------------- -----------------------
----------------------------- -----------------------
98 - 98.99%                            15%
----------------------------- -----------------------
----------------------------- -----------------------
97 - 97.99%                            25%
----------------------------- -----------------------
----------------------------- -----------------------
96 - 96.99%                            50%
----------------------------- -----------------------
----------------------------- -----------------------
95.99% or less                         100%
----------------------------- -----------------------

(D)Limitations. Notwithstanding anything in this Service Schedule to the contrary, the parties agree that the Service Levels set forth in this Section 12 shall not apply to International long-distance services.

                                    EXHIBIT A
                   RATES FOR (3)VOIPSM ENHANCED LOCAL SERVICE

Pricing Term: Twelve (12) months


Non-Recurring Charges:

1. Non-Recurring Routing Change Charge: **
         NRC to be paid by Customer in the event that Customer requests a proxy routing change (and such change is accepted by Level 3) to (3)VoIP EnhancedSM Local Service following Level 3's acceptance of the applicable Customer Order.

2. Non-Recurring Market Activation Charge: ** NRC to be paid by Customer for each Market activated.


3.       Non-Recurring Market Order Change Charge: **
         NRC to be paid by Customer in the event that Customer requests a Market related change (and such change is accepted by Level 3) to (3)VoIPSM Enhanced Local Service following Level 3's acceptance of the applicable Customer Order.

4. Non-Recurring Subscriber Activation Charge: ** NRC to be paid by Customer for each Subscriber activation.

5.       Non-Recurring Subscriber Order Change Charge: ** change transaction

** transaction

         NRC to be paid by Customer in the event that Customer requests a Subscriber related change (and such change is accepted by Level 3) to
         (3)VoIP EnhancedSM Local Service following Level 3's acceptance of the applicable Customer Order. Certain Subscriber related changes may require Level 3 (or a third party on behalf of Level 3) to issue a Line Service Record (LSR) containing Subscriber information to a third party provider. Changes requiring LSR include, without limitation, porting of telephone numbers and directory listing changes. Changes not requiring LSR include, without limitation, Primary Interexchange Carrier (PIC) change.

Monthly Recurring Charges:

1. Monthly Recurring DID/DOD Charge: ** MRC to be paid by Customer for each DID/DOD activated for Customer.

2.       Monthly Recurring Subscriber Charge for Local Unlimited Plan: **

         MRC per Subscriber to be paid by Customer for each Subscriber under the Local Unlimited Plan in a particular month (or pro-rata portion for Subscribers activated or disconnected during such month).

3. Monthly Recurring Subscriber Charge for Local and Domestic Long Distance Unlimited Plan:

MRC per Subscriber to be paid by Customer for each Subscriber under the Local and Long-Distance Unlimited Plan in a particular month (or pro-rata portion for Subscribers activated or disconnected during such month).

Usage Charges: Customer's (3)VoIP EnhancedSM Usage shall be priced based upon price schedule provided to the customer.

1.       Usage Charge for Local Usage Plan:

Usage charge to be paid by Customer for each minute of usage under the Local Usage Plan in a particular month.

2.       Usage Charge for Long-Distance Usage Plan: Level 3's standard
         (3)Voice(R) Termination Service rates

         Usage charge to be paid by Customer for each minute of usage under the Long-Distance Usage Plan (including long-distance usage to International destinations under the Local and Domestic Long-Distance Unlimited Plan) in a particular month.

The "**" marks the location of information that has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

3. Usage Charge for Local and Domestic Long Distance Unlimited Plan: ** Usage charge to be paid by Customer for each minute of actual average Domestic long-distance usage in excess of the Maximum Average Usage under the Local and Domestic Long Distance Unlimited Plan.


The "**" marks the location of information that has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Other Charges:

1. Directory Assistance: **

2. Directory Assistance Call Completion: **

3. Operator Assistance
         Operator Assisted Dialing (no third party billed service):**
         Collect calls                                             **
         Third party billed calls                                  **
         Person to person calls                                    **

Revenue Commitment:

Beginning three (3) months after the effective date of this Service Schedule or upon acceptance of first customer order, whichever is later, and continuing during each month thereafter during the Pricing Term, Customer hereby commits to pay Level 3 minimum Monthly Recurring Subscriber Charges and Usage Charges for all (3)VoIP EnhancedSM Local Services provided under this Service Schedule in the amount of ** per month ("Revenue Commitment"). The Revenue Commitment is a take-or-pay commitment; at the end of each calendar month, Level 3 will invoice Customer and Customer agrees to pay Level 3, in addition to all invoiced charges for (3)VoIP EnhancedSM Local Services then due and owing, for the shortfall (if any) between the aggregate Monthly Recurring Subscriber Charges and Usage Charges due for (3)VoIP EnhancedSM Local Services for the particular month and the Revenue Commitment.

In the event Customer requests Level 3 to provide (3)VoIP EnhancedSM Local Service in a new Market or Rate Center in which Level 3 does not then currently offer (3)VoIP EnhancedSM Local Services, Level 3 may require Customer to make an additional revenue commitment on terms and conditions as mutually agreed between the parties as a condition to Level 3's delivery of (3)VoIP EnhancedSM Local Services in the particular Market or Rate Center.



The "**" marks the location of information that has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                SERVICE SCHEDULE
                               (3)TONESM SERVICE

This (3)ToneSM Service Schedule incorporates by reference the terms of that Master Services Agreement (the "Agreement") and the terms of the Level 3 EnabledSM Partner Addendum (the "Addendum") except as expressly modified herein. For Services ordered under this Service Schedule, when "Level 3" is referenced in the Agreement and/or Addendum it shall be deemed to be Level 3 Enhanced Services LLC only.


                             ARTICLE 1. DEFINITIONS

1.1 "CPE Router" shall mean a Customer-provided router which enables access to
(3)Tone Services and which will be located at the Customer Premises.

1.2 "Customer Provided Facilities" shall mean all facilities necessary to the delivery of (3)Tone Service which are not Level 3 ES Facilities, including but not limited to Level 3 ES recommended and approved IP telephone equipment, the CPE Router, inside wiring, desktop hardware and software, and internet access.

1.3 "(3)Tone Service" shall mean the enhanced service described in Section 2.1 of this Service Schedule and identified in a Customer Order. "(3)Tone" is a registered service mark.

1.4 "Seat" shall mean a telephone number provisioned in relation to the (3)Tone Service associated with a specific user or telephone device.

1.5  "Territory" shall mean the continental United States.

   ARTICLE 2. (3)TONESM SERVICE DESCRIPTION AND DELIVERY OF (3)TONESM SERVICE

2.1 (3)ToneSM Service Description. (3)Tone Service is a hosted wholesale Internet Protocol ("IP") based voice service which may bundle Class 5 communications features with other available features and/or services as selected by Customer and identified in the Customer Order. Customer may choose to supply its own Internet connectivity. Customer acknowledges that the quality of the Internet connectivity will affect the performance of the Service. To use the (3)Tone Service, Customer must supply all necessary Customer Provided Facilities.

2.2 Grant of License and Restrictions.

(A) Level 3 ES hereby grants to Customer during the term of this Agreement:
(i) a non-exclusive, non-transferable, non-sublicenseable right and license in the Territory to install, display, advertise, promote, market, resell, and distribute the (3)Tone Services to End Users who have signed an agreement that complies with the terms of this Agreement; and (ii) a non-exclusive, non-transferable, non-sublicenseable right and license in the Territory to use, reproduce and distribute any marketing materials and user manuals, specifications and other documentation detailing the (3)Tone Services (collectively, the "(3)Tone Service Specifications") provided by Level 3 ES hereunder directly related to Customer's exercise of the rights granted in
Section 2.2(A)(i); provided, however, that Customer shall only be permitted to distribute the (3)Tone Service Specifications to End Users and potential End Users seeking (3)Tone Services from Customer. Customer shall remove all of Level 3 ES's trademarks, (3)Tone Service marks, trade names and logos from the (3)Tone Service Specifications prior to distributing them to third parties. Notwithstanding anything else in this Agreement, no right or license to use Level 3 ES's trademarks, "(3)Tone" service marks, trade names or logos is granted hereunder. Except as otherwise set forth in this Section, Customer shall not make any substantive modifications to the (3)Tone Service Specifications without Level 3 ES's prior written approval. (B) Customer may affix a label on the (3)Tone Service Specifications for the (3)Tone Services depicting Customer's logo, name and address and identifying Customer as the (3)Tone Service agent for the (3)Tone Services, if applicable. Notwithstanding the foregoing, Customer does not obtain a copyright in base content by removing Level 3 ES logos,
(3)Tone Service marks and/or copyrights. (C) Level 3 ES shall retain all right, title and interest, including all intellectual property rights, in and to all
(3)Tone Service Specifications provided by Level 3 ES. By way of clarification, any the works containing the modifications made by Customer to the (3)Tone Service Specifications shall be owned by Level 3 ES as a work made for hire. To the extent such modified (3)Tone Service Specifications may not be considered a work made for hire, Customer assigns to Level 3 ES all right, title and interest in the modified (3)Tone Service Specifications, and Level 3 ES hereby grants to Customer an exclusive, non-transferable, non-sublicenseable license to use such modified (3)Tone Service Specifications solely in the Territory in connection with its reselling activities under this Agreement.

2.3 Marketing and Distribution of (3)ToneSM Services. (A) Customer's marketing of the (3)Tone Services will be within Customer's sole discretion, provided that such marketing shall be in accordance with the terms and conditions of this Service Schedule, the Agreement and the Addendum. Customer may bill its End Users for (3)Tone Services at prices determined in Customer's sole discretion.
(B) Customer shall require each End User to whom the (3)Tone Services are provided to execute an agreement in compliance with the terms of this Agreement. Customer shall be solely responsible for the enforcement and performance of its agreements with End Users.

2.4 Service Delivery and Billing Commencement. Upon provisioning of DID numbers ordered in a Customer Order, Level 3 ES will deliver a Connection Notice to the Customer. Billing in relation to the DID numbers shall commence at that time. Subject to Section 2.5 below, upon the sooner of (a) the assignment of Seats to the DID numbers; or (b) use of the DID number, Level 3 ES will commence billing for the monthly recurring seat charge and usage. Billing shall commence on the applicable Service Commencement Date, regardless of whether Customer or End User has procured other services from other carriers or Affiliates of Level 3 ES needed to operate the (3)Tone Service, and regardless of whether the End User is otherwise prepared to accept delivery of ordered (3)Tone Service.

2.5 Disputed Invoices. Notwithstanding anything to the contrary in the Agreement, all claims related to disputed invoices must be submitted to Level 3 ES in writing within thirty (30) days from the date of invoice of those Services. Customer waives the right to dispute any charges not disputed within such thirty (30) day period.

2.6 Termination Charges. Notwithstanding anything in the Agreement to the contrary, Customer may terminate or cancel (3)Tone Service under a Customer Order upon thirty (30) days' prior written notice to Level 3 ES (in a form reasonably requested by Level 3 ES). In the event that Customer terminates
(3)Tone Service as set forth herein or in the event that the delivery of (3)Tone Service is terminated by Level 3 ES as the result of an uncured default by Customer pursuant to Section 4.2 of the Agreement, Customer shall pay Level 3 ES a termination charge equal to the sum of:

(i) Level 3 ES's out of pocket costs incurred in delivering Level 3 ES Facilities in or to the Customer Premises necessary for (3)Tone Service delivery;

(ii) all unpaid amounts for (3)Tone Service through the date of termination;

(iii) any third party cancellation/termination charges related to the installation and/or termination of (3)Tone Service; and

(iv) the non-recurring charges for the cancelled (3)Tone Service, if not already paid; and

(v) the full amount of the monthly recurring charges for the terminated (3)Tone Service for the month of the effective termination (regardless of whether the termination date is mid-billing cycle).

(B) The parties acknowledge that the cancellation or termination charges set forth are a genuine estimate of the actual damages that Level 3 ES will suffer and are not a penalty.

2.7   Service Term and Pricing.

The Service Term shall be month-to-month. Pricing is subject to change in Level 3 ES' sole discretion. Level 3 ES will provide Customer with sixty (60) days notice in advance of pricing changes. Pricing changes will impact all (3)Tone Services provided to Customer.

2.8  Assignment of DID by Office Administrator.

In the event that the DIDs provisioned to a Tenant have not been assigned by the Office Administrator within one hundred and twenty (120) days following the Connection Notice, Level 3 ES may revoke the non-assigned DIDs, in Level 3 ES' sole discretion.

2.9  Non-Standard Use.

Level 3 ES may in Level 3 ES' discretion disconnect an Order or Orders and/or re-rate the service upon Customer's or its end user's improper usage patterns of the Service. Improper usage patterns may include but are not limited to calling patterns where the ratio of inbound or outbound call minutes exceeds 80% of the aggregate minutes of Customer and/or a Tenant, or if the aggregate minutes of usage per month per Seat in an Order exceeds 5000 minutes. Aggregate minutes are calculated by adding all inbound plus outbound minutes of Customer and/or a Tenant on a monthly basis.

2.10 Customer-Provided Equipment. Customer shall install Customer Provided Facilities using a vendor approved by Level 3 ES.

2.11 Customer Purchase Commitment. Customer will order, assign and pay for an average of at least one hundred (100) new Seats per month over a rolling ninety
(90) day period. Customer shall have a grace period of one hundred and eighty
(180) days from the Effective Date to comply with this provision.

                            ARTICLE 3. SERVICE LEVELS

3.1 Service Level Credits. In no event shall the total amount of credits issued to Customer in any month exceed the non-recurring charges and monthly recurring charges invoiced to Customer for the affected Seat(s) for that month. Level 3 ES Service Levels do not apply to any failure or degradation in (3) Tone Service resulting from Off-Net local access circuits, Off-Net Local Loops and/or internet access or connectivity provided by any third-party supplier, Customer, or End User. Any Service Level Credit for services provided by a Level 3 ES Affiliate will be set forth in a separate Service Schedule. Notwithstanding anything in the Agreement to the contrary, to request a credit, Customer must contact Level 3 ES Customer Service or deliver a written request (with sufficient detail necessary to identify the affected Seats and Service) pursuant to Section 7.4 of the Agreement within fifteen (15) days of the end of the month for which a credit is requested.

3.2 Service Level Measurement Demarcation. Unless otherwise stated in a Service Level, Service Level measurements are made by Level 3 ES, and are taken between the ingress router of the Level 3 Communications-provided IP network and the egress router from the Level 3 Communications-provided IP network at the locations provided in the Service Levels below. No Service Levels apply to Internet connectivity provided by third parties although failure of the same to perform will affect the (3)Tone Service.

3.3 Availability Service Levels.

(A) Network Availability. The Network Availability Service Level for Level 3 ES
(3) Tone Service is 99.9% in a calendar month. The Level 3 ES network is considered unavailable if a Seat (or Seats) is unavailable such that Customer is unable to send and receive IP packets. In the event that Level 3 ES (3) Tone Service becomes unavailable as defined above for reasons other than an Excused Outage, Customer will be entitled to a service credit off of the monthly recurring seat charge for the affected Seat, based on the cumulative unavailability of the same in a given calendar month as set forth in the chart below. The maximum credit which may be provided pursuant to this Service Level is 30 days per month per affected Seat. Customer will not be entitled to a service level credit associated with any other Service Level related to Level 3 ES (3) Tone Service to the extent any such failure arises out of or is related to the unavailability event giving rise to credits hereunder:

-------------------------------- ------------------------
Cumulative  Unavailability per   Service Level Credit
event
(in hrs:mins:secs)
-------------------------------- ------------------------
-------------------------------- ------------------------
0:00:01 - 00:10:00               No Credit
-------------------------------- ------------------------
-------------------------------- ------------------------
00:10:01- 00:60:00               1 day
-------------------------------- ------------------------
-------------------------------- ------------------------
00:60:01- or more                3 days
-------------------------------- ------------------------

(B) Managed Applications. The availability Service Level for the Level 3 ES Managed Applications is 99.9% in a calendar month. In the event that the Managed Applications are available less than 99.9% of the time during a month (as determined by Level 3 ES) for reasons other than an Excused Outage, Customer will be entitled to a service credit off of the monthly recurring Seat charge, based on the cumulative unavailability of the Managed Application in a given month as set forth in the following table.

-------------------------------- ------------------------
Cumulative  Unavailability per   Service Level Credit
event
(in hrs:mins:secs)
-------------------------------- ------------------------
-------------------------------- ------------------------
0:00:01 - 00:10:00               No Credit
-------------------------------- ------------------------
-------------------------------- ------------------------
00:10:01- 00:60:00               1 day
-------------------------------- ------------------------
-------------------------------- ------------------------
00:60:01- or more                3 days
-------------------------------- ------------------------

3.4  Quality of Service - Service Levels.

(A) Delay Service Level. The Delay Service Level for Level 3 ES (3) Tone Service is 55 milliseconds (ms) or less (on average) per month between Level 3 ES North American Gateways. The Delay Service Level will be measured by Level 3 ES as the average round trip delay over a calendar month for traffic on the Level 3 Communications-provided IP network between Gateways.

In the event of average delay in excess of the Service Level set forth above for reasons other than an Excused Outage, Customer will be entitled to receive a service credit off the monthly recurring Seat charge for the affected Seat equal to one (1) day.

(B) Packet Delivery Service Level. The Packet Delivery Service Level for Level 3 ES (3) Tone Service is less than 0.25% (on average) of total IP packets dropped per month. The Packet Delivery Service Level will be measured by Level 3 ES between two (2) Level 3 ES North American Gateways, and is defined as the percentage of IP packets dropped between such Gateways. In the event of average packet loss in excess of the Service Level set forth above for reasons other than an Excused Outage, Customer will be entitled to receive a service credit off the monthly recurring Seat charge for the affected Seat equal to one (1) day.

(C) Jitter Service Level. The Jitter Service Level for Level 3 ES (3) Tone Service is 10 milliseconds (ms) or less (on average) per month between Level 3 ES North American Gateways. The Jitter Service Level will be measured by Level 3 ES independently between two (2) Level 3 ES Gateways and determined separately for each circuit. Jitter is defined as the relative variation in delay between consecutive packets.

In the event of average jitter in excess of the Service Level set forth above for reasons other than an Excused Outage, Customer will be entitled to receive a service credit off the monthly recurring Seat charge for the affected Seat equal to one (1) day.

3.5 Total Service Credits. In no event will the cumulative total of the Service Credits for all Service Levels above exceed the MRC for the Seat(s) affected. For the avoidance of doubt, the MRC for the Seats does not include usage based charges .

     ARTICLE 4. EMERGENCY 911 SERVICE - CUSTOMER AND END USER RESPONSIBILITY

4.1 The (3)Tone Service currently may not support access to enhanced 911 emergency calling functionality ("E911") in all locations. A list of locations where e911 is available will be provided upon request. In all locations, 911 functionality (as opposed to e911) will be provided by Level 3 ES. In such locations, Customer shall disclose to and advise its End Users of the lack of e911 functionality.

4.2 Level 3 ES, through its telecommunications providers, will provide to Customer 911 emergency call functionality through (i) the use of Level 3 ES if such 911 functionality is available (the "Level 3 ES 911 Solution"), or (ii) the use of a third party (the "Third Party 911 Solution").

4.3 Customer shall indemnify and hold harmless Level 3 ES, its officers, directors, employees, agents, parent, affiliated, and subsidiary companies for any and all losses, claims, costs or damages of whatever kind that result from Customer's or End User's (i) failure to obtain 911-functionality through Level 3 ES; (ii) procurement of 911-functionality through a third party; and/or (iii) failure to advise end users of the lack of e911.


                            ARTICLE 5. GENERAL TERMS

5.1 Compliance with Law. Level 3 ES will comply with all applicable laws, rules and regulations relating to the delivery of the (3)Tone Service. Customer shall comply with all applicable laws, rules, licensing and certification requirements and regulations related to the provision and/or revocation of the (3)Tone Service to its End Users. Customer shall require its End Users to comply with all applicable laws, rules, licensing and certification requirements and regulations related to the use of the (3)Tone Service. If any change in law, rule, licensing requirement, certification requirement or regulation (or any interpretation of the same) impacts Customer's ability to offer the (3)Tone Service to End Users and/or bill or collect amounts from End Users therefore, Customer's obligations to pay Level 3 ES for the (3)Tone Service and otherwise to comply with the terms of this Agreement shall remain unaffected.

5.2 Limitation of Liability. EXCEPT FOR EACH PARTY'S INDEMNIFICATION OBLIGATIONS HEREIN AND EACH PARTY'S BREACH OF THE SECTION HEREIN ENTITLED "CONFIDENTIAL INFORMATION" AND SAVE FOR CUSTOMER'S PAYMENT OBLIGATIONS HEREUNDER AND ANY CLAIMS FOR TERMINATION LIABILITY, EACH PARTY'S MAXIMUM AGGREGATE LIABILITY TO THE OTHER RELATED TO OR IN CONNECTION WITH THIS AGREEMENT SHALL BE LIMITED TO AN AMOUNT EQUAL TO THE GREATER OF ONE MILLION U.S. DOLLARS ($1,000,000) OR ALL AMOUNTS PAID UNDER THIS AGREEMENT DURING THE PREVIOUS TWELVE (12)-MONTH PERIOD.

5.3 Level 3 ES-Provided Software. In the event Level 3 ES provides any software to Customer in connection with the Services, Level 3 ES grants Customer a personal, non-exclusive, non-transferable license, for the duration of the Service Term of the (3)Tone Service for which the software is used, to use such software, in object code form only, on the hardware on which it is installed for the sole purpose of enabling Customer or Customer's End Users to use the (3)Tone Services. Level 3 ES and/or its third-party suppliers retain all rights, title and interest (including all intellectual property and proprietary rights) in and to such software Customer acknowledges that the software and the content and design thereof are valuable copyrights, trade secrets and/or other intellectual property of Level 3 ES, its Affiliates, parents and/or its third party suppliers. Customer agrees not to (a) disclose or make available to third parties any portion of such software without Level 3 ES's advance written permission; (b) copy, modify (except as necessary to customize the "look and feel" of the web interface of the software) or create any derivative work of the software (or any portion thereof); (c) reverse engineer, decompile or disassemble such software or otherwise attempt to derive the source code, algorithms, structure or organization of the software; (d) assign, transfer, lease, time-share or redistribute the software; or (e) authorize or permit any End User or other third party to do any of the foregoing. Customer shall not, nor shall Customer permit its end users to remove, alter, cover or obfuscate any copyright, trademark, service mark or other proprietary rights notices placed or embedded by Level 3 ES or any of its third party software suppliers on or in any software. Customer shall not use or allow the use of the software after the applicable Service Term without obtaining a valid license from Level 3 ES or from the third-party supplier respecting such use. For certain software, additional licensing terms may be included as a "click-wrap" license with the software to which Customer and/or its End User must agree and abide. CUSTOMER ACKNOWLEDGES THAT LEVEL 3 ES AND LEVEL 3 ES'S THIRD-PARTY SOFTWARE SUPPLIERS DISCLAIM ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, OR THOSE ARISING FROM A COURSE OF DEALING AND USAGE OF TRADE AS RESPECTS ANY SOFTWARE.

5.4  Affiliates.

(A) Notwithstanding the foregoing, Level 3 ES shall remain responsible to Customer for the delivery and performance of the (3)Tone Service in accordance with the terms and conditions of this Agreement. If a Customer Order requires the delivery of (3)Tone Service in a jurisdiction where, in order for such Customer Order to be enforceable against the parties, additional terms must be added, then the parties shall incorporate such terms into the Customer Order (preserving, to the fullest extent possible, the terms of this Agreement).

(B) The parties acknowledge and agree that Customer's Affiliates may purchase
(3)Tone Service under this Agreement; provided, however, any such Customer Affiliate purchasing (3)Tone Service hereunder agrees that such (3)Tone Service is provided pursuant to and governed by the terms and conditions of this Agreement. Customer shall be jointly and severally liable for all claims and liabilities arising under this Agreement related to (3)Tone Service ordered by any Customer Affiliate, and any event of default under this Agreement by any Customer Affiliate shall also be deemed an event of default by Customer. Any reference to Customer in this Agreement with respect to (3)Tone Service ordered by a Customer Affiliate shall also be deemed a reference to the applicable Customer Affiliate.

5.4 Customer Default. In the event that Customer fails to pay amounts when due under the Agreement and/or defaults on a material term hereunder and fails to cure as set forth in the Agreement, Customer hereby agrees that Level 3 ES may (if Level 3 ES so desires in its sole and absolute discretion) contact, communicate with and solicit (or refer such end users to third parties for solicitation), any or all of Customer's end users to make appropriate arrangements for the discontinuance or continuation of services. Customer expressly agrees that Level 3 ES shall have no liability to Customer whatsoever for initiating or continuing such communication or solicitation. Notwithstanding the foregoing, (i) Customer and Level 3 ES each agree and acknowledge that Customer's end users are not and shall not be considered to be third-party beneficiaries of this Service Schedule, the Agreement, or the Addendum and (ii) Level 3 ES' actions in initiating or continuing communications with Customer's end users shall in no way affect Customer's contractual obligations to Level 3 under the Agreement or Addendum.

5.5 Notices. Certain notices hereunder may be delivered to Customer by Level 3 ES by sending them to an e-mail address identified in the Customer Order Form, including but not limited to pricing updates, the Customer Welcome Letter and Service Connection Notices. Notices so e-mailed shall fulfill the notice requirements under the Agreement.

                                SERVICE SCHEDULE
              (3)LINKSM DARK FIBER SERVICE - LEASE (NORTH AMERICA)


1. Applicability. This Service Schedule is applicable only where Customer orders
(3)LinkSM Dark Fiber Service on a lease basis in North America only.

2. Definitions. Any capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.

(A) "Acceptance Date" shall mean the date when Customer delivers (or is deemed to have delivered) notice of acceptance of a Completion Notice with respect to a Segment in accordance with Section 9.

(B) "Cable" shall mean the high fiber count fiber optic cable owned by Level 3.

(C) "Costs" shall mean the actual direct costs paid or payable in accordance with the procedures generally used by Level 3 in billing third parties for reimbursable projects, including the following: (i) the direct costs and out of pocket expenses on a direct pass-through basis, plus (ii) thirty percent (30%) of the amount set forth in (i) above for project planning expenses and internal labor costs, including wages, salaries, benefits and overhead of Level 3's personnel.

(D) "Customer Commit Date" or "CCD" shall mean the date that the (3)LinkSM Dark Fiber Service will be available to Customer as set forth in the Customer Welcome Letter, subject to Force Majeure Events.

(E) "Customer Fibers" shall mean the number of fibers set forth in a Customer Order to be specifically identified in the Cable between the Segment End Points for a particular Segment.

(F) "Dark Fiber" shall mean fiber provided without electronic and/or optronic equipment and which is not "lit" or activated.

(G) "Force Majeure Event" is defined in Section 7.1 of the Agreement.

(H) "Governmental Authority" shall mean any federal, state, regional, county, city, municipal, local, territorial, or tribal government, whether foreign or domestic, or any department, agency, bureau or other administrative or regulatory body obtaining authority from any of the foregoing, including without limitation, courts, public utilities and sewer authorities.

(I) "Installation Fee" shall mean the non-recurring charge for the provisioning of the Customer Fibers for Customer's use.

(J) "Lateral Segment" shall mean a Segment that connects the metropolitan backbone of the Level 3 System to a location where Level 3 has already completed construction at the time of request by Customer.

(K) "Lease Fee" shall be the fee specified in a Customer Order.

(L) "Level 3 System" shall mean Level 3's multi-conduit fiber optic communications system.

(M) "Loop" shall mean a group of Segments as delineated in a Customer Order.

(N) "Person" shall mean any natural person, corporation, partnership, limited liability company, business trust, joint venture, association, company or Governmental Authority.

(O) "Riser Segment" shall mean a Segment that connects a Lateral Segment within a building to another location within the same building for which Level 3 has completed construction at the time of request by Customer.

(P) "Segment End Point Facilities" shall mean such facilities (including gateways, synergy sites and terminal facilities but excluding regeneration facilities and opamp facilities) which are owned, leased or otherwise used by Level 3 to accommodate or house switch equipment, fiber optic transmission and/or associated ancillary equipment to serve as a switch terminal, transport concentrator, hub terminal or junction.

3. System Route.

(A) For each Customer Order executed by the parties, the Level 3 System will connect the points identified on such Customer Order (each point identified in an Customer Order is called a Segment End Point, the route between the applicable Segment End Points is called a Segment). The Level 3 System will include the Lateral Segments and Riser Segments (each of which shall be considered a Segment for purposes hereof), if any, identified in each Customer Order.

(B) Occupancy by Customer in any Segment End Point Facility shall be subject to the execution of a Customer Order pursuant to the (3)CenterSM Colocation Service Schedule of the Agreement.

4. Grant. As of the Lease Effective Date for each particular Segment of Customer Fiber delivered by Level 3 to Customer hereunder, Level 3 grants to Customer, and Customer acquires from Level 3 a lease ("Lease") to use, for the purposes described herein, the Customer Fibers as described in each Customer Order.

5. Fees.

(A) Customer agrees to pay the Installation Fee set forth in a Customer Order within five (5) days of the execution of the Customer Order.

(B) Customer agrees to pay the Lease Fee set forth in a Customer Order. The Lease Fee shall be due on the Acceptance Date for each Segment and monthly (in advance, on the first day of each month) thereafter during the Lease Term. In the event the Acceptance Date occurs other than the first day of the month, then the first and final payment of the Lease Fee shall be prorated. The Lease Fee shall be due and payable in full, and Customer shall have no right of offset or deduction with respect to any Lease Fee (or portion thereof) due hereunder.

(C) Except for the Installation Fee, which shall be due and payable no later than five (5) days after the execution of a Customer Order, Level 3 will send Customer invoices for payments of the Lease Fee and all other sums, costs, fees and expenses owed by Customer to Level 3 hereunder, and Customer shall pay such invoiced amounts in accordance with Section 3.3 of the Agreement.

6. Term and Early Termination.

(A) The term for the Lease with respect to each Segment shall commence on the first day when both (i) the Acceptance Date with respect to the Customer Fibers within a Segment has occurred and (ii) Level 3 has received payment of the Lease Fee for the first month (or portion thereof) with respect to such Segment then due to Level 3 hereunder (the "Lease Effective Date"), and shall expire on the date identified in the Customer Order (provided that the term of the Lease shall not exceed sixty (60) months for any Segment) (the "Lease Term"). Notwithstanding the shorter or longer Agreement Term set forth in Section 4.1(A) of the Agreement, the Agreement Term with respect to (3)LinkSM Dark Fiber Service only shall continue for the Lease Term.

(B) Upon the expiration or termination of the Lease Term respecting a Segment as provided in this Service Schedule, all rights to the use of the Customer Fibers therein shall revert to Level 3 without reimbursement of any of the Lease Fee or other sums, costs, fees or expenses previously made with respect thereto.

(C) This Service Schedule shall become effective on the Service Schedule Effective Date and shall terminate on the date when all the Lease of the Segments shall have expired or terminated (subject always to the earlier termination procedures of Section 4.2 of the Agreement), except that those provisions of this Service Schedule which are expressly provided herein to survive such termination shall remain binding on the parties hereto.

(D) Customer may terminate the Lease for any Segment prior to the end of the Lease Term upon thirty (30) days' prior written notice to Level 3 (in a form reasonably requested by Level 3). In the event that Customer terminates the Lease or in the event that the delivery of the Customer Fibers in a Segment is terminated due to a failure of Customer to comply with the terms of this Service Schedule or any Customer Order, Customer shall pay Level 3 a termination charge equal to the sum of :

(a) the Installation Fee for the cancelled Lease, if not already paid; and

(b) the percentage of the monthly Lease Fees for the terminated Lease calculated from the effective date of termination as (i) 100% of the remaining monthly Lease Fees that would have been incurred for the Lease for months 1-12 of the Lease Term, plus (ii) 50% of the remaining monthly Lease Fees that would have been incurred for the Lease for months 13 through the end of the Lease Term.

This Section 6(D) shall govern the termination by Customer of dark fiber ordered hereunder in lieu of any other provisions of the Agreement.

7. Required Rights.

(A) Level 3 agrees to obtain and maintain in full force and effect for and during the Lease Term of each Segment all rights, licenses, permits, authorizations, franchises, rights-of-way, easements and other approvals (collectively, the "Required Rights") that are necessary for Level 3 to obtain in order to permit Level 3 to construct, install and keep installed, and maintain the Customer Fibers within such Segment in accordance with this Service Schedule and to convey the Lease in the Customer Fibers to Customer and all other rights under this Service Schedule pursuant to the Lease. Customer shall obtain and maintain in full force and effect for and during the Lease Term of each Segment all Required Rights that are necessary for Customer to obtain in order to use and operate the Customer Fibers.

(B) To the extent Level 3 is required under the terms and provisions of any Required Right to indemnify the grantor or provider thereof from and against any and all claims, suits, judgments, liabilities, losses and expenses arising out of service interruption, cessation, unreliability of or damage to the Level 3 System, regardless of whether such claims, suits, judgments, liabilities, losses or expenses arise from the sole or partial negligence, willful misconduct or other action or inaction of such grantor or provider and its employees, servants, agents, contractors, subcontractors or other Persons using the property covered by such Required Right, Customer hereby releases such grantor or provider from, and hereby waives, all claims, suits, judgments, liabilities, losses and expenses arising out of service interruption, cessation, unreliability of or damage to the Level 3 System regardless of whether such claims, suits, judgments, liabilities, losses or expenses arise from the sole or partial negligence, willful misconduct or other action or inaction, of such grantor or provider or its employees, servants, agents, contractors, subcontractors or other Persons using the property covered by such Required Right.

8. Lateral and Riser Segments.

(A) Each Lateral Segment shall be constructed from a point on the metropolitan backbone of the Level 3 System to a demarcation point as identified in a Customer Order.

(B) Each Riser Segment shall be constructed from a Segment End Point within a facility to another demarcation point within the same facility as identified in each Customer Order.

9. Acceptance Testing and Completion.

(A) Level 3 shall test the Customer Fibers in accordance with the procedures and standards specified in Exhibit "A" ("Acceptance Testing") and Level 3 shall provide Customer with a copy of such test results for each Loop, Segment, Lateral Segment or Riser Segment so that test results may be reviewed in a timely manner. Customer shall be responsible for the timely completion of any work or installation required in order for it to place the Customer Fibers into operation (and Customer's failure to complete such work shall not be grounds for rejection of a Connection Notice).

(B) Upon the successful completion of Acceptance Testing respecting the Customer Fibers within a Segment, Lateral Segment or Riser Segment, Level 3 shall provide a Connection Notice to Customer. Customer shall, within three (3) days of receipt of the Completion Notice, either accept or reject the Connection Notice (Customer shall be permitted to reject only if Customer specifies a material failure of the Customer Fibers to satisfy the requirements of this Service Schedule) by delivery of written notice to Level 3. In the event Customer rejects the Connection Notice, Level 3 shall promptly, and at no cost of Customer, commence to remedy the defect or failure specified in Customer's notice. Thereafter Level 3 shall again conduct Acceptance Testing and (if successfully completed) provide Customer a Connection Notice with respect to such Segment, Lateral Segment or Riser Segment. The foregoing procedure shall apply again and successively thereafter until Level 3 has remedied all defects or failures specified by Customer. Any failure by Customer to timely accept or reject a Connection Notice, or any use of the Customer Fibers by Customer for any purpose other than testing, shall be deemed to constitute acceptance for purposes of this Service Schedule and Customer shall be deemed to have delivered a notice of acceptance upon such use or on the third (3rd) day after delivery of the Connection Notice.

10. Interconnection Points.

(A) Customer shall have the right to request that Level 3 interconnect Customer's communications system with the Customer Fibers at the Segment End Points and such other points as are determined and designated by Level 3 in its sole discretion as described in this Section 10 ("Interconnection Points"). Notwithstanding the foregoing, there shall be no Interconnection Points in any portion of the Level 3 System which transits Canada unless such interconnection can be accomplished in a fashion which, in Level 3's judgment, will not cause either Level 3 or Customer to be in violation of applicable laws or regulations.

(B) In the event that Customer desires to cross-connect the Customer Fibers with other fibers provided by Customer or another carrier within a Segment End Point Facility, Customer shall execute a separate cross-connection agreement as provided by Level 3. In the event that Customer desires to install other fibers provided by Customer in a Segment End Point Facility, Customer shall execute a separate fiber termination agreement. In the event that Customer desires to interconnect the Customer Fibers with other fibers provided by Customer or another carrier at a location other than a Segment End Point Facility, Customer shall comply with Level 3's then-current interconnection policies and guidelines. The fees associated with such interconnection and cross-connection shall be specified in the then-current cross-connection agreement, fiber connection agreement and/or interconnection policies and guidelines.

(C) Any additional work respecting the Level 3 System or the Customer Fibers required by Customer and which is not otherwise set forth in the interconnection policies and guidelines or the fiber connection agreement, shall be undertaken only by Level 3 at Customer's request and shall be performed within a reasonable amount of time consistent with industry accepted practices; Customer shall reimburse Level 3 for all Costs incurred in connection with such additional work, plus a management fee equal to thirty percent (30%) of such Costs.

(D) Customer shall have no right to perform work on or otherwise physically access the Customer Fibers or the Level 3 System, except with the express permission and supervision of Level 3.

11. Operations.

(A) Customer acknowledges and agrees that Level 3 is not supplying nor is Level 3 obligated to supply to Customer any optronic or electronic equipment or related facilities, all of which are the sole responsibility of Customer, nor is Level 3 responsible for performing any work other than as specified in this Service Schedule.

(B) Upon not less than one hundred twenty (120) days written notice from Level 3 to Customer, Level 3 may, at its option substitute for the "Operating Customer Fibers" (as defined below) within any Segment or Segments, or any portions thereof, an equal number of alternative fibers within such Segment or portion thereof, provided that in such event, such substitution (i) shall be effected at the sole cost of Level 3; (ii) shall incorporate fiber meeting or exceeding the specifications set forth in Exhibit "A", and be tested in accordance with the Acceptance Testing; (iii) shall not change any Segment End Points or other Interconnection Points; and (iv) Level 3 shall use all reasonable good faith efforts to minimize any interruption in the operation of the Operating Customer Fibers. Substitution of Customer Fibers shall not affect or extend the Lease Term with respect to the fibers so substituted. For purposes of the foregoing, "Operating Customer Fibers" shall mean Customer Fibers which have been jumpered to Customer's space or equipment at a Segment End Point Facility. Level 3 may substitute Customer Fibers which are not Operating Customer Fibers at any time during the Lease Term without notice to Customer (provided that, in the event Level 3 has substituted the Customer Fibers, then at the time such Customer requests that its fibers be jumpered to its space or equipment, the substituted Customer Fibers will be tested in accordance with the provisions of this Service Schedule).

12. Maintenance and Relocation.

(A) From and after the Lease Effective Date with respect to each Segment, the maintenance of the Level 3 System within such Segment shall be provided in accordance with the maintenance requirements and procedures set forth in Exhibit "B" at Level 3's sole cost and expense.

(B) If Level 3 is required to relocate any portion of the Level 3 System, then Level 3 shall have the right to reasonably determine the extent and timing of such relocation, and any such relocation shall incorporate fiber meeting or exceeding the specifications set forth in Exhibit "A" and be subject to Acceptance Testing. If and to the extent that a relocation is not the result of a failure by Customer to observe and perform its obligations under this Service Schedule, the costs of relocations of the Level 3 System are included in the Lease Fee. Customer shall reimburse Level 3 for Level 3's Costs (including, but not limited to Acceptance Test and including amounts paid to a relocating authority to avoid relocation) to the extent that such relocation is the result of a failure by Customer to observe and perform its obligations under this Service Schedule.

13. Taxes. All charges for Customer Fibers are net of Applicable Taxes (as defined below). Except for taxes based on Level 3's net income, Customer will be responsible for all applicable taxes that arise in any jurisdiction, including, without limitation, value added, consumption, sales, use, gross receipts, excise, access, bypass, franchise or other taxes, fees, duties, charges or surcharges, however designated, imposed on, incident to, or based upon the provision, sale or use of the Customer Fibers (collectively "Applicable Taxes"). If Customer is entitled to an exemption from any Applicable Taxes, Customer is responsible for presenting Level 3 with a valid exemption certificate (in a form reasonably acceptable to Level 3). Level 3 will give effect to any valid exemption certificate provided in accordance with the foregoing sentence to the extent it applies to any Service billed by Level 3 to Customer following Level 3's receipt of such exemption certificate.

14. Use of Level 3 System.

(A) Customer represents and warrants that it will use the Customer Fibers and the Lease hereunder in compliance with all applicable government codes, ordinances, laws, rules and regulations.

(B) Subject to the provisions of this Service Schedule, Customer may use the Customer Fibers and the Lease for any lawful purpose. Customer acknowledges and agrees that it has no right to use any fibers, other than the Customer Fibers, included or incorporated in the Level 3 System, and that Customer shall keep any and all of the Level 3 System free from any liens, rights or claims of any third party attributable to Customer.

(C) Customer shall not use the Customer Fibers in a way which physically interferes in any way with or otherwise adversely affects the use of the fibers, cable or conduit of any other Person using the Level 3 System.

(D) Notwithstanding anything to the contrary in the Agreement, Customer covenants and agrees that Customer shall not and that Customer shall have no right to assign, sell, lease, sublease, or transfer any right or interest in the Lease or the Customer Fibers. Customer agrees and understands that Level 3 may enjoin Customer from any attempt to violate the provisions of this Section 14(D)

15. Insurance. Throughout the Lease Term, Customer will maintain reasonable and customary types and amounts of insurance, meeting all state requirements, with insurance companies authorized to transact business in the applicable state(s) where the Customer Fiber is located.

16. Late Delivery. If, other than as caused by a Force Majeure Event, Level 3 has not delivered a Completion Notice (in good faith) respecting a Segment (or if a Segment is part of a Loop, then with respect to all Segments comprising such Loop), Lateral Segment or Riser Segment within sixty (60) days after the Customer Commit Date with respect thereto, then either party shall have the right to terminate the Customer Order with respect to such Segment and Level 3 shall, upon such termination, pay Customer a termination charge in the amount equal to the Installation Fee for that Segment. Notwithstanding any other provisions related to late delivery under the Agreement, this Section sets forth the sole and exclusive remedies of Customer respecting a failure of Level 3 to complete installation of the Customer Fibers within any Segment, Lateral Segment or Riser Segment on or before the Customer Commit Date.

17. Representations and Warranties.

(A) Customer acknowledges and agrees that Customer's sole rights and remedies with respect to any defect in or failure of the Customer Fibers to perform in accordance with the specifications set forth in Exhibit "A" shall be limited to the particular vendor's or manufacturer's warranty. In the event any maintenance or repairs to the Level 3 System are required as a result of a breach of any warranty made by any manufacturers, contractors or vendors, Level 3 shall pursue all remedies against such manufacturers, contractors or vendors on behalf of Customer, and Level 3 shall reimburse Customer's costs for any maintenance Customer has incurred as a result of any such breach of warranty to the extent the manufacturer, contractor or vendor pays such costs.

(B) EXCEPT AS SET FORTH IN THE FOREGOING SECTION 17(A), LEVEL 3 MAKES NO WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE CUSTOMER FIBERS OR THE LEVEL 3 SYSTEM, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE, AND ALL SUCH WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED.

                                   Exhibit "A"

Metropolitan (Local Loop) Network Fiber Acceptance Testing Procedures and Standards

After Level 3 has completed end-to-end connectivity on the fibers, bi-directional span testing will be performed. Loss measurements will be recorded using an industry-accepted laser source and a power meter. OTDR traces will be taken and splice loss measurements will be recorded and summarized on data sheets. Copies of all data sheets will be made available to Customer.

o The power loss measurements shall be made at 1310 nm and 1550 nm, and performed bi-directionally. o OTDR traces shall be taken in both directions at 1310 nm and 1550 nm. o The end-to-end loss value as measured with an industry-accepted laser source and power meter should have an attenuation rating of less than or equal to the following:

         Optical Cable with Single Mode Fiber

(1) At 1310nm: (0.40 dB/km x km of cable) + (number of connectors x 0.5 dB) + (0.10 dB x number of splices).
(2) At 1550nm: (0.30 dB/km x km of cable) + (number of connectors x 0.5 dB) + (0.10 dB x number of splices).

         Optical Cable with Negative Dispersion Single Mode Fiber

(1) At 1310nm: (0.50 dB/km x km of cable) + (number of connectors x 0.5 dB) + (0.40 dB x number of splices). (2) At 1550nm: (0.25 dB/km x km of cable) + (number of connectors x 0.5 dB) + (0.20 dB x number of splices).

o Spans that do not include field splices will receive power meter testing only.
o Spans of high distances will be tested at 1550 nm only; the cutoff distance where only 1550 nm tests will be performed is approximately 50-60 km (the actual cutoff distance will be dependent upon the actual loss characteristics of the span, which itself is based upon the attenuation of the fiber and the number of splice points).
o In the event Customer places live traffic on the Customer Fibers prior to delivery (or Customer otherwise assumes control of the Customer Fibers), then the Customer Fibers shall be deemed acceptable without final testing and will require no testing or documentation for splices.
o Events close in proximity to a launch (connectors or splices in a building) will not be identified as events within the testing documentation. Rather, such events will be accounted for in the end-to-end loss budgets as described above.
o In addition, events based upon fiber-specific circumstances may cause fibers to be considered acceptable. In these instances, Level 3 will provide background regarding the circumstances for the anomalous fibers.

Regarding fiber terminated at a Segment End Point Facility which is subsequently delivered to a Customer-owned optical termination panel in a colocation space, fiber testing shall be conducted at the Segment End Point.

                                   Exhibit "B"
                     Maintenance Requirements and Procedures

Maintenance

Scheduled Maintenance. Routine maintenance and repair of the Customer Fibers ("Scheduled Maintenance") shall be performed by or under the direction of Level 3, at Level 3's reasonable discretion. Scheduled Maintenance shall commence with respect to each Segment upon the Lease Effective Date.

Unscheduled Maintenance. Non-routine maintenance and repair of the Customer Fibers that is not included as Scheduled Maintenance ("Unscheduled Maintenance") shall be performed by or under the direction of Level 3. Unscheduled Maintenance shall commence with respect to each Segment upon the Lease Effective Date. Unscheduled Maintenance shall consist of:

o "Emergency Unscheduled Maintenance" in response to an alarm identification by Level 3's Operations Center, notification by Customer or notification by any third party of any failure, interruption or impairment in the operation of fibers within the Level 3 System, or any event imminently likely to cause the failure, interruption or impairment in the operation of fibers within the Level 3 System.

o "Non-Emergency Unscheduled Maintenance" in response to any potential service-affecting situation to prevent any failure, interruption or impairment in the operation of fibers within the Level 3 System not covered by Scheduled Maintenance. Customer shall immediately report the need for Unscheduled Maintenance to Level 3 in accordance with reasonable procedures promulgated by Level 3 from time to time. Level 3 will log the time of Customer's report, verify the problem and dispatch personnel immediately to take corrective action.

Operations Center

Level 3 shall operate and maintain an Operations Center ("OC") staffed twenty-four (24) hours a day, seven (7) days a week by trained and qualified personnel. Level 3's maintenance personnel shall be available for dispatch twenty-four (24) hours a day, seven (7) days a week. Level 3 will not be responsible for monitoring the performance or operation of the Customer Fibers; in the event that Customer detects a failure in the operation of the Customer Fibers which may indicate the need for Unscheduled Maintenance, Customer shall report same to Level 3's OC.

Planned Service Work Period

Scheduled Maintenance that is reasonably expected to produce any signal discontinuity must be coordinated between the parties. Generally, this work should be scheduled after midnight and before 6:00 a.m. local time. The intent is to avoid jeopardy work during high-traffic periods.

Cooperation and Coordination

o In performing its services hereunder, Level 3 shall take workmanlike care to prevent impairment to the signal continuity and performance of the Customer Fibers. The precautions to be taken by Level 3 shall include notifications to Customer. In addition, Level 3 shall reasonably cooperate with Customer in sharing information and analyzing the disturbances regarding the cable and/or fibers. In the event that any Scheduled or Unscheduled Maintenance hereunder requires a traffic roll or reconfiguration involving cable, fiber, electronic equipment, or regeneration or other facilities of the Customer, then Customer shall, at Level 3's reasonable request, make such personnel of Customer available as may be necessary in order to accomplish such maintenance, which personnel shall coordinate and cooperate with Level 3 in performing such maintenance as required of Level 3 hereunder.

o Level 3 shall notify Customer at least seven (7) calendar days prior to the date in connection with any Planned Service Work Period ("PSWP") of any Scheduled Maintenance and as soon as possible after becoming aware of the need for Unscheduled Maintenance. Customer shall have the right to be present during the performance of any Scheduled Maintenance or Unscheduled Maintenance so long as this requirement does not interfere with Level 3's ability to perform its obligations under the Agreement. In the event that Scheduled Maintenance is canceled or delayed for whatever reason as previously notified, Level 3 shall notify Customer at Level 3's earliest opportunity, and will comply with the provisions of the previous sentence to reschedule any delayed activity.

Cable/Fibers

o Level 3 shall have its first maintenance personnel at the site requiring Emergency Unscheduled Maintenance activity within four (4) hours after the time Level 3 becomes aware of an event requiring Emergency Unscheduled Maintenance, unless delayed by Force Majeure Events. Level 3 shall maintain a toll-free telephone number to contact personnel at the OC. Level 3's OC personnel shall dispatch maintenance and repair personnel along the system to handle and repair problems detected in the Level 3 System: (i) through the Customer's remote surveillance equipment and/or upon notification by Customer to Level 3, or (ii) upon notification by a third party.

o Level 3 shall maintain sufficient capability to teleconference with Customer during Emergency Unscheduled Maintenance in order to provide regular communications during the repair process. When correcting or repairing cable discontinuity or damage, including but not limited to in the event of Emergency Unscheduled Maintenance, Level 3 shall use reasonable efforts to repair traffic-affecting discontinuity within four (4) hours after Level 3's representatives arrival at the problem site. In order to accomplish such objective, it is acknowledged that the repairs so affected may be temporary in nature. In such event, within twenty-four (24) hours after completion of any such Emergency Unscheduled Maintenance, Level 3 shall commence its planning for permanent repair, and thereafter promptly shall notify Customer of such plans, and shall implement such permanent repair within an appropriate time thereafter. Restoration of open fibers on fiber strands not immediately required for service shall be completed on a mutually agreed-upon schedule. If the fiber is required for immediate service, the repair shall be scheduled for the next available PSWP.

o Level 3's representatives that are responsible for initial restoration of a cut cable shall carry on their vehicles the typically appropriate equipment that would enable a temporary splice, with the objective of restoring operating capability in as little time as possible. Level 3 shall maintain and supply an inventory of spare cable in storage facilities supplied and maintained by Level 3 at strategic locations to facilitate timely restoration.

Restoration

o Level 3 shall respond to any event giving rise to the need for Unscheduled Maintenance (in any event, an "Outage") as quickly as possible (allowing for delays caused by Force Majeure Events) in accordance with the procedures set forth herein.

o When restoring a cut cable in the Level 3 System, the parties agree to work together to restore all traffic as quickly as possible. Level 3, promptly upon arriving on the site of the cut, shall determine the course of action to be taken to restore the cable and shall begin restoration efforts. Level 3 shall splice fibers tube by tube or ribbon by ribbon or fiber buffer by fiber buffer, rotating between tubes, ribbons or buffers operated by the parties having an interest in the cable, including Customer and all future fiber users of the system (collectively, the "Interest Holders"); provided that, operating fibers (i.e., fibers which have been jumpered to Customer's or another party's space or equipment) in all buffer tubes or ribbons or fiber bundles shall have priority over any non-operating fibers in order to allow transmission systems to come back on line; and provided further that, Level 3 will continue such restoration efforts until all lit fibers in all buffer tubes or ribbons are spliced and all traffic restored. Notwithstanding the foregoing, Level 3 does not guarantee any specific rotational prioritization for Customer in light of the overriding requirement for expediency in restoration of services to all parties.

Facilities

Customer will be solely responsible for providing and paying for any and all maintenance of all electronic, optronic and other equipment, materials and facilities used by Customer in connection with the operation of the Customer Fibers, none of which is included in the maintenance services to be provided hereunder.

Subcontracting

Level 3 may subcontract any of the maintenance services hereunder; provided that Level 3 shall require the subcontractor(s) to perform in accordance with the requirements and procedures set forth herein. The use of any such subcontractor shall not relieve Level 3 of any of its obligations hereunder.

                                SERVICE SCHEDULE
               (3)LINKSM DARK FIBER SERVICE - IRU (NORTH AMERICA)


1. Applicability. This Service Schedule is applicable only where Customer orders
(3)LinkSM Dark Fiber Service on an IRU basis in North America only.

2. Definitions. Any capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.

(A) "Acceptance Testing" shall have the meaning set forth in Section 11(A).

(B) "Building Access Fee" shall be the recurring fee for building access associated with a Lateral Segment or Riser Segment as specified in each Customer Order.

(C) "Cable" shall mean the high fiber count fiber optic cable owned by Level 3.

(D) "Costs" shall mean the actual direct costs paid or payable in accordance with the procedures generally used by Level 3 in billing third parties for reimbursable projects, including the following: (i) the direct costs and out of pocket expenses on a direct pass-through basis, plus (ii) thirty percent (30%) of the amount set forth in (i) above for project planning expenses and internal labor costs, including wages, salaries, benefits and overhead of Level 3's personnel.

(E) "Customer Commit Date" or "CCD" shall mean the date that the (3)LinkSM Dark Fiber Service will be available to customer as set forth in the Customer Welcome Letter, subject to Force Majeure Events.

(F) "Customer Fibers" shall mean the number of fibers set forth in a Customer Order Form between the Segment End Points for a particular Segment.

(G) "Customer Order" shall mean the order for (3)LinkSM Dark Fiber Services in the form attached hereto as Exhibit "A".

(H) "Dark Fiber" shall mean fiber provided without electronic and/or optronic equipment and which is not "lit" or activated.

(I) "Design, Planning and Engineering Fee" or "D,P&E Fee" shall be the fee for incremental design, planning and engineering of the Customer Fibers as set forth in a Customer Order.

(J) "Force Majeure Event" is defined in Section 7.1 of the Agreement.

(K) "Governmental Authority" shall mean any federal, state, regional, county, city, municipal, local, territorial, or tribal government, whether foreign or domestic, or any department, agency, bureau or other administrative or regulatory body obtaining authority from any of the foregoing, including without limitation, courts, public utilities and sewer authorities.

(L) "Impositions" shall mean all franchise, license and permit fees arising out of the transactions contemplated by this Service Schedule and imposed upon the Level 3 System, or any part thereof, by any Governmental Authority and which may be attributable or apportionable to the Customer Fibers.

(M) "Interconnection Points" shall have the meaning set forth in Section 12(A).

(N) "IRU" shall have the meaning set forth in Section 5.


(O) "IRU Effective Date" shall have the meaning set forth in Section 7(A).

(P) "IRU Fee" shall be the fee for the use of the Customer Fibers in a Segment as specified in each Customer Order.

(Q) "IRU Term" shall have the meaning set forth in Section 7(A).

(R) "Lateral Segment" shall mean the On-Net Lateral Segments and/or Off-Net Lateral Segments of the Level 3 System identified as such in a Customer Order and each of which shall be owned by Level 3.

(S) "Lateral Segment Customer Commit Date" shall mean, with respect to each Lateral Segment and subject to Force Majeure Events, the dates set forth in a Customer Welcome Letter.

(T) "Lateral Segment End Point" shall have the meaning set forth in Section
9(B).

(U) "Lateral Segment Fee" shall be the fee for the use of the Customer Fibers in a Lateral Segment as specified in a Customer Order.

(V) "Lateral Segment Interconnection Point" shall have the meaning set forth in
Section 9(B).

(W) "Level 3 System" shall have the mean the multi-conduit fiber optic system owned by Level 3.

(X) "Loop" shall mean a group of Segments as delineated in a Customer Order (for the avoidance of confusion the definition of "Local Loop" at Section 1.11 under the Agreement shall not apply to (3)LinkSM Dark Fiber Service).

(Y) "Off-Net Lateral Segment" shall mean a Lateral Segment that connects the backbone of the Level 3 System to a location where Level 3 has not completed construction at the time of such request from Customer.

(Z) "Off-Net Riser Segment" shall mean a Riser Segment for which Level 3 has not completed construction and/or for which Level 3 has not secured or reserved funding for construction at the time of request by Customer.

(AA) "On-Net Lateral Segment" shall mean a Lateral Segment that connects the backbone of the Level 3 System to a location where Level 3 has already completed construction at the time of such request from Customer.

(BB) "On-Net Riser Segment" shall mean a Riser Segment for which Level 3 has completed construction at the time of request by Customer.

(CC) "Person" shall mean any natural person, corporation, partnership, limited liability company, business trust, joint venture, association, company or Governmental Authority.

(DD) "Property Taxes" shall have the meaning set forth in Section 16(E).

(EE) "Recurring Charge" shall have the meaning set forth in Section 15(B).

(FF) "Relocating Authority" shall have the meaning set forth in Section 8(B).

(GG) "Required Rights" shall have the meaning set forth in Section 8(A).

(HH) "Riser Segment" shall mean the Segments (including On-Net Riser Segments and Off-Net Riser Segments) of the Level 3 System that connect a Lateral Segment within a building to another location within the same building identified in each Customer Order and each of which shall be owned by Level 3.

(II) "Riser Segment Customer Commit Date Date" shall mean, with respect to each Riser Segment and subject to Force Majeure Events, the dates confirmed by each Customer Welcome Letter.

(JJ) "Riser Segment End Point" shall have the meaning set forth in Section
10(B).

(KK) "Riser Segment Fee" shall mean the fee for the use of the Customer Fibers in a Riser Segment as specified in each Customer Order.

(LL) "Riser Segment Interconnection Point" shall have the meaning set forth in
Section 10(B).

(MM) "Route Miles" shall mean, for each Segment, the number of route miles identified in the Customer Order.

(NN) "Running Line Facilities" shall mean such facilities located along intercity Segments (including regeneration facilities and opamp facilities but excluding Segment End Point Facilities) that are owned, leased or otherwise used by Level 3 to regenerate the signal of lit fibers in the Cable or optically amplify lit fibers in the Cable as more particularly described in Exhibit "B".

(OO) "Segments" shall have the meaning set forth in Section 3(A).

(PP) "Segment End Point" shall have the meaning set forth in Section 3(A).

(QQ) "Segment End Point Facilities" shall mean such facilities (including gateways, synergy sites and terminal facilities but excluding Running Line Facilities) that are owned, leased or otherwise used by Level 3 to accommodate or house switch equipment, fiber optic transmission and/or associated ancillary equipment to serve as a switch terminal, transport concentrator, hub terminal or junction.

(RR) "Service Commencement Date" shall mean the date when Customer accepts (or is deemed to accept) f a Connection Notice with respect to a Segment in accordance with Section 11(B) notwithstanding Section 1.15 of the Agreement.

(SS) "System Route" shall have the meaning set forth in Section 3(A).

(TT) "Targeted Completion Date" shall mean, with respect to each Segment and subject to Force Majeure Events, the dates set forth in a Customer Order.

(UU) "Taxes" shall mean Property Taxes, Transaction Taxes and Withholding Taxes, collectively.

(VV) "Transaction Taxes" shall have the meaning set forth in Section 16(D).

(WW) "Withholding Taxes" shall have the meaning set forth in Section 16 (F).

3. System Route.

(A) For each Customer Order executed by the parties, the Level 3 System will connect the points identified on such Customer Order (each point in a Customer Order is called a "Segment End Point", the route between the applicable Segment End Points is called a "Segment", and all of the Segments together are called the "System Route"). The Level 3 System will include the "Lateral Segments" and "Riser Segments" (each of which shall be considered a "Segment" for purposes hereof), if any, identified in a Customer Order.

(B) Level 3 has constructed Running Line Facilities along the intercity Segments of the Level 3 System as described in Exhibit "B". Customer shall be provided with the use of space and power as specified in Exhibit "B", and shall pay the charges specified in Exhibit "B" in accordance with the terms hereof

(C) Occupancy by Customer in any Segment End Point Facility shall be subject to the execution of a Customer Order pursuant to the (3)CenterSM Colocation Service Schedule of the Agreement.

4. Cancellation of Customer Orders.

(A) Customer shall have the right (subject to payment of the cancellation charges set forth herein) to cancel any Customer Order executed by the parties upon written notice to Level 3 delivered on or before the earlier to occur of a) thirty (30) days following the issuance of the Customer Welcome Letter; or b) Level 3's delivery to Customer of a Connection Notice for any of the Customer Fibers ordered pursuant to such Customer Order. In the event Customer exercises its right to cancel the Customer Order as provided above, Customer shall pay a cancellation charge to Level 3 (as liquidated damages and not a penalty) equal to the greater of 1) the Design, Planning and Engineering Fee for the cancelled Customer Fibers in the Customer Order; or 2) Level 3's Costs (plus a thirty percent (30%) management fee) incurred to implement the Customer Order for Customer (including demobilization costs after Level 3's receipt of the cancellation notice from Customer). Level 3 may retain the Design, Planning and Engineering Fee, if already paid by Customer, to satisfy (in whole or in part) the cancellation charge.

(B) This Section 4 sets forth Customer's sole right to terminate for convenience and (3)LinkSM Dark Fiber Service. As such, the parties acknowledge and agree that Section 3.7 of the Agreement shall not apply to any (3)LinkSM Dark Fiber Service provided on an IRU basis pursuant to this Service Schedule.

5. Grant of IRU. As of the IRU Effective Date for each particular Segment delivered by Level 3 to Customer hereunder, Level 3 hereby grants to Customer, and Customer hereby acquires from Level 3 (i) an exclusive indefeasible right of use in, for the purposes described herein, the Customer Fibers designated in the Customer Order; and (ii) an associated and non-exclusive license to use, for the purposes described herein, the designated space in the Running Line Facilities, all upon and subject to the terms and conditions set forth herein (collectively the "IRU").

6. Fees.

(A) Customer agrees to pay, as compensation for Level 3's performance of incremental design, planning and engineering of the Customer Fibers located within each Segment, Lateral Segment and Riser Segment, the Design, Planning and Engineering Fee set forth in each Customer Order.

(B) Customer further agrees to pay, as compensation for the use of the Customer Fibers, the IRU Fee set forth in each Customer Order.

(C) Customer further agrees to pay, as compensation for the construction and installation of Customer Fiber within the Lateral Segments and as compensation for the use thereof, the Lateral Segment Fee set forth in each Customer Order.

(D) Customer further agrees to pay, as compensation for the construction and installation of Customer Fiber within the Riser Segments and as compensation for the use thereof, the Riser Segment Fee set forth in each Customer Order.

(E) Customer further agrees to pay, as compensation for the recurring access charges for Lateral Segments and Riser Segments, the Building Access Fees set forth in each Customer Order.

(F) In addition to the foregoing amounts, Customer shall pay directly or reimburse Level 3 for all other sums, costs, fees and expenses which are expressly provided to be paid by Customer under this Service Schedule.

(G) Except for the D,P,&E Fee, which shall be due and payable no later than five
(5) days after the execution of each Customer Order, Level 3 will send Customer invoices for payments of the all other sums, costs, fees and expenses owed by Customer to Level 3 hereunder (including, but not limited to, the IRU Fee, the Lateral Segment Fee and the Riser Segment Fee), and Customer shall pay such invoiced amounts in accordance with Section 3.3 of the Agreement. Notwithstanding the foregoing, in the event one or more Segments in a metropolitan area are part of a Loop, then the IRU Fee for all of the Segments in that Loop shall be due and payable within thirty (30) days after the Service Commencement Date of the last Segment comprising the Loop.

7. IRU Term.

(A) The IRU with respect to each Segment shall become effective on the first day when both (i) the Service Commencement Date with respect to the Customer Fibers within a Segment has occurred and (ii) Level 3 has received payment of all of the IRU Fee, Lateral Segment Fee or Riser Segment Fee, as applicable, with respect to such Segment (the "IRU Effective Date"). Subject to the provisions of
Section 4.2 of the Agreement, the IRU with respect to the Customer Fibers within each Segment shall terminate on the twentieth (20th) anniversary of the IRU Effective Date (or such shorter period as may be set forth in the Customer Order), and the IRU with respect to the Customer Fibers within each Riser Segment shall terminate on the fifth (5th) anniversary of the IRU Effective Date (the "IRU Term"). Notwithstanding the shorter Agreement Term set forth in
Section 4.1(A) of the Agreement, the Agreement Term with respect to (3)LinkSM Dark Fiber Service only shall continue for the IRU Term.

(B) Upon the expiration or termination of the IRU Term respecting a Segment as provided in this Service Schedule, all rights to the use of the Customer Fibers therein shall revert to Level 3 without reimbursement of any of the IRU Fee or other sums, costs, fees or expenses previously made with respect thereto, and from and after such time Customer shall have no further rights or obligations hereunder with respect thereto unless such rights or obligations are specifically provided herein to survive the IRU Term (nor shall this act to absolve Customer from payment obligations which arose prior to expiration of the
Term).

(C) This Service Schedule shall become effective on the Service Schedule Effective Date above and shall terminate on the date when all the IRU Terms of the Segments shall have expired or terminated (subject always to the earlier termination provisions of Section 4.2 of the Agreement), except that those provisions of this Service Schedule which are expressly provided herein to survive such termination shall remain binding on the parties hereto.

8. Required Rights.

(A) Level 3 agrees to obtain and maintain in full force and effect for and during the IRU Term of each Segment all rights, licenses, permits, authorizations, franchises, rights-of-way, easements and other approvals (collectively, the "Required Rights") that are necessary for Level 3 to obtain in order to permit Level 3 to construct, install and keep installed, and maintain the Customer Fibers and, if applicable, the associated Running Line Facilities within such Segment in accordance with this Service Schedule and to convey the IRU in the Customer Fibers to Customer and all other rights under this Service Schedule pursuant to the IRU. Customer shall obtain and maintain in full force and effect for and during the IRU Term of each Segment all Required Rights are necessary for Customer to obtain in order to use and operate the Customer Fibers.

(B) If, after the Service Commencement Date with respect to a Segment, Level 3 is required (i) by any Governmental Authority under the power of eminent domain or otherwise, (ii) by the grantor or provider of any Required Right, (iii) by any other Person having the authority to so require (each a "Relocating Authority"), or (iv) by the occurrence of any Force Majeure Event, to relocate the Level 3 System within such Segment or any portion thereof, Level 3 shall have the right to either proceed with such relocation, including, but not limited to, the right, in good faith, to reasonably determine the extent and timing of, and methods to be used for, such relocation, or to pay such amounts to the Relocating Authority as are necessary to avoid the need for such relocation. Customer shall be kept fully informed of determinations made by Level 3 in connection with such relocation, and any such relocation shall incorporate fiber meeting or exceeding the specifications set forth in Exhibit "C" and be subject to Acceptance Testing. If and to the extent that a relocation is not the result of a failure by Grantee to observe and perform its obligations under this Agreement, the costs of relocations of the Grantor System are included in the Recurring Charge. Grantee shall reimburse Grantor for Grantor's Costs (including but not limited to Acceptance Testing and including amounts paid to a Relocating Authority to avoid relocation) to the extent that such relocation is the result of a failure by Grantee to observe and perform its obligations under this Agreement.

(C) Notwithstanding anything to the contrary contained in this Service Schedule or the Agreement, to the extent Level 3 is required under the terms and provisions of any Required Right to indemnify the grantor or provider thereof from and against any and all claims, suits, judgments, liabilities, losses and expenses arising out of service interruption, cessation, unreliability of or damage to the Level 3 System, regardless of whether such claims, suits, judgments, liabilities, losses or expenses arise from the sole or partial negligence, willful misconduct or other action or inaction of such grantor or provider and its employees, servants, agents, contractors, subcontractors or other Persons using the property covered by such Required Right, Customer hereby releases such grantor or provider from, and hereby waives, all claims, suits, judgments, liabilities, losses and expenses arising out of service interruption, cessation, unreliability of or damage to the Level 3 System regardless of whether such claims, suits, judgments, liabilities, losses or expenses arise from the sole or partial negligence, willful misconduct or other action or inaction, of such grantor or provider or its employees, servants, agents, contractors, subcontractors or other Persons using the property covered by such Required Right.

9. Lateral Segments.

(A) In the event that Customer desires to have Level 3 provide Lateral Segments during the IRU Term, Customer may request (in writing) that Level 3 provide terms for procurement of the same. Upon receipt of such a request, Level 3 shall notify Customer whether such additional Lateral Segment is On-Net or Off-Net and will provide Customer with written notice of the price Upon receipt thereof, Customer shall advise Level 3 whether or not Customer elects to have Level 3 provide such Lateral Segment. If so, then the parties shall promptly execute a Customer Order and Customer Welcome Letter including the Lateral Segment. Unless agreed to by the parties in a Customer Order and Customer Welcome Letter, Level 3 shall be under no obligation to provide the Lateral Segments to Customer.

(B) Each Lateral Segment shall be constructed from a point on the backbone of the Level 3 System (the "Lateral Segment Interconnection Point") to a building access point (the "Lateral Segment End Point"). The Lateral Segment Interconnection Point shall be determined by Level 3 and shall generally be located at a Level 3 manhole. The Lateral Segment End Point shall be determined by Level 3 and shall generally be located at a point within the building or a manhole outside the building, as further described in the Customer Order.

(C) In the event that Customer requests the use of fibers in an On-Net Lateral Segment and Level 3 determines to grant the same, then (unless otherwise agreed to by the parties) the Lateral Segment Fee respecting each such On-Net Lateral Segment shall be a fixed price as agreed to by the parties. In the event that Customer requests construction of an Off-Net Lateral Segment and Level 3 determines to construct same, then (unless otherwise agreed by the parties) the Lateral Segment Fee respecting each such Off-Net Lateral Segment shall be equal to one hundred percent (100%) of the Cost incurred by Level 3 in connection with the construction and installation of such Off-Net Lateral Segment, plus any non-recurring charges associated with building access/risers and a management fee equal to thirty percent (30%) of such Costs. An estimate of the Lateral Segment Fee for the Off-Net Lateral Segment shall be included in the Customer Order, and Customer shall pay such estimated Lateral Segment Fee in full within thirty (30) days of receipt of an invoice therefore. In the event it is determined by Level 3 that the actual Cost to construct the Off-Net Lateral Segment was either higher or lower than the estimated Cost paid by Customer, then additional fees for the Lateral Segment will be invoiced or credits issued as appropriate. Level 3 shall use commercially reasonable efforts to determine whether such credits or additional payments are required within ninety (90) days of the Service Commencement Date for such Lateral Segment. The Lateral Segment Fee does not include any Building Access Fees that may be associated with building access and risers.

(D) Level 3 shall use commercially reasonable efforts to deliver each Lateral Segment on or before the Lateral Segment Customer Commit Date. Level 3 shall keep Customer informed of the progress of work necessary to complete such delivery, but Customer shall not be entitled to any liquidated damages (as set forth in Section 19) related to the failure to complete delivery of an Off-Net Lateral Segment on or before the dates required by this Section.

10. Riser Segments.

(A) In the event that Customer desires to have Level 3provide Riser Segments during the IRU Term, Customer may request (in writing) that Level 3 provide pricing terms and conditions for the same. Upon receipt of such a request, Level 3 shall notify Customer whether Level 3 has constructed or intends to construct such additional Riser Segment and, if so, Level 3 shall provide Customer with written notice of the price. Upon receipt thereof, Customer shall advise Level 3 whether or not Customer elects to have Level 3 provide such Riser Segment. If so, then the parties shall execute a Customer Order and Customer Welcome Letter including the Riser Segment. Unless agreed to by the parties in a Customer Order and Customer Welcome Letter, Level 3 shall be under no obligation to provide Riser Segments.

(B) Each Riser Segment shall be constructed from a Segment End Point or a Lateral Segment End Point (as the case may be) within a facility (the "Riser Segment Interconnection Point") to another location within the same facility (the "Riser Segment End Point"). Both the Riser Segment Interconnection Point and the Riser Segment End Point shall be determined by Level 3.

(C) In the event that Customer requests the use of fibers in an On-Net Riser Segment and Level 3 determines to grant the same, then (unless otherwise agreed to by the parties) the Riser Segment Fee respecting each such On-Net Riser Segment shall be a fixed price as agreed to by the parties. In the event that Customer requests construction of an Off-Net Riser Segment and Level 3 determines to construct same, then (unless otherwise agreed by the parties) the Riser Segment Fee respecting each such Off-Net Riser Segment shall be equal to one hundred percent (100%) of the Cost incurred by Level 3 in connection with the construction and installation of such Off-Net Riser Segment, plus any non-recurring charges associated with building access/risers and a management fee equal to thirty percent (30%) of such Costs. An estimate of the Riser Segment Fee for the Off-Net Riser Segment shall be included in the Customer Welcome Letter, and Customer shall pay such estimated Riser Segment Fee in full within thirty (30) days of receipt of an invoice therefore. In the event it is determined by Level 3 that the actual Cost to construct the Off-Net Riser Segment was either higher or lower than the estimated Cost paid by Customer, then additional fees for the Riser Segment will be invoiced or credits issued as appropriate. Level 3 shall use commercially reasonable efforts to determine whether such credits or additional payments are required within ninety (90) days of the Service Commencement Date for such Riser Segment. The Riser Segment Fee does not include any Building Access Fees that may be associated with building access and risers.

(D) Level 3 shall use commercially reasonable efforts to deliver each Riser Segment on or before the Riser Segment Customer Commit Date. Level 3 shall keep Customer informed of the progress of work necessary to complete such delivery, but Customer shall not be entitled to any liquidated damages (as set forth in Section 19) related to the failure to deliver an Off-Net Riser Segment on or before the dates required by this Section.

11. Acceptance Testing and Completion.

(A) Level 3 shall test the Customer Fibers in accordance with the procedures and standards specified in Exhibit "D" ("Acceptance Testing") and Level 3 shall provide Customer with a copy of such test results for each Segment so that the test results may be reviewed in a timely manner. Acceptance Testing is limited to testing of the Customer Fibers. Customer shall be responsible for the timely designation of its space and power requirements and completion of any work or installation required in order for it to place the Customer Fibers into operation (and Customer's failure to designate its space and power requirements or complete such work shall not be grounds for rejection of a Connection Notice).

(B) Upon the successful completion of Acceptance Testing respecting the Customer Fibers within a Segment, Lateral Segment or Riser Segment and, if applicable, the completion of any build out required for the associated Running Line Facilities, Level 3 shall provide a Connection Notice to Customer. Level 3 shall contemporaneously deliver a copy of the results of the Acceptance Testing for the Segment, Lateral Segment or Riser Segment (if and to the extent that Level 3 has not previously delivered same) and Customer shall, within fifteen (15) days of receipt of the Connection Notice (notwithstanding the shorter acceptance period set forth in Section 3.1 of the Agreement), either accept or reject the Connection Notice (Customer shall be permitted to reject only if Customer specifies a material failure of the Customer Fibers to satisfy the requirements of this Service Schedule) by delivery of written notice to Level 3. In the event Customer rejects the Connection Notice, Level 3 shall promptly, and at no cost of Customer, commence to remedy the defect or failure specified in Customer's notice. Thereafter Level 3 shall again conduct Acceptance Testing and (if successfully completed) provide Customer a Connection Notice with respect to such Segment, Lateral Segment or Riser Segment. The foregoing procedure shall apply again and successively thereafter until Level 3 has remedied all defects or failures specified by Customer. Any failure by Customer to timely accept or reject a Connection Notice, or any use of the Customer Fibers or the space in the Running Line Facilities by Customer for any purpose other than testing of the Customer Fibers, shall be deemed to constitute acceptance for purposes of this Service Schedule and Customer shall be deemed to have delivered a notice of acceptance upon such use or on the fifteenth day after delivery of the Connection Notice. Notwithstanding the foregoing, Level 3 may send a separate Connection Notice for each Running Line Facility located along a Segment.

12. Interconnection Points.

(A) Customer shall have the right to request that Level 3 interconnect Customer's communications system with the Customer Fibers at the Segment End Points and such other points as are determined and designated by Level 3 in its sole discretion as described in this Section 12 ("Interconnection Points"). Notwithstanding the foregoing, there shall be no Interconnection Points in any portion of the Level 3 System which transits Canada unless such interconnection can be accomplished in a fashion which, in Level 3's judgment, will not cause either Level 3 or Customer to be in violation of applicable laws or regulations.

(B) Level 3 may route the Customer Fibers through Level 3's space in any Segment End Point Facilities or Running Line Facilities, in Level 3's sole discretion; provided such routing shall not materially adversely affect Customer's use of the Customer Fibers hereunder and Level 3 shall be responsible for all costs and expenses associated therewith.

(C) In the event that Customer desires to cross-connect the Customer Fibers with other fibers provided by Customer or another carrier within a Segment End Point Facility, Customer shall execute a separate cross-connection agreement as provided by Level 3. In the event that customer desires to install other fibers provided by Customer in a Segment End Point Facility, Customer shall execute a separate fiber termination agreement. In the event that Customer desires to interconnect the Customer Fibers with other fibers provided by Customer or another carrier at a location other than a Segment End Point Facility, Customer shall comply with Level 3's then-current interconnection policies and guidelines. The fees associated with such interconnection and cross-connection shall be specified in the then-current cross-connection agreement, fiber termination agreement and/or interconnection policies and guidelines.

(D) Any additional work respecting the Level 3 System or the Customer Fibers required by Customer and which is not otherwise set forth in the interconnection policies and guidelines or the fiber connection agreement, shall be undertaken only by Level 3 in Level 3's sole discretion at Customer's request and shall be performed within a reasonable amount of time consistent with industry accepted practices; Customer shall reimburse Level 3 for all Costs incurred in connection with such additional work, plus a management fee equal to thirty percent (30%) of such Costs.

(E) Customer shall have no right to perform work on or otherwise physically access the Customer Fibers, the Level 3 System or the Interconnection Points, except with the express permission and supervision of Level 3. In the event Customer accesses a Level 3-owned manhole, hand hole or the Level 3 System without the express permission and supervision of Level 3, Customer shall pay to Level 3 a fee (as liquidated damages and not as a penalty) in the amount of ten thousand dollars ($10,000) for the first occurrence and twenty five thousand dollars ($25,000) for each occurrence thereafter. Notwithstanding the foregoing, this provision shall not limit Level 3's ability to pursue a claim for damages to the equipment or facilities as a result of such access by Customer and in no event shall this provision authorize Customer to access a Level 3-owned manhole, hand hole or the Level 3 System without the express permission and supervision of Level 3.

13. Operations.

(A) Subject to the access restrictions set forth in Section 12, Customer shall (at its full cost and expense) have full and complete control and responsibility for determining any network and service configuration or designs, routing configurations, re-grooming, rearrangement or consolidation of channels or circuits and all related functions with regard to the use of the Customer Fibers; provided, such control and responsibility by Customer shall not adversely affect the use by any other Person of the Level 3 System and/or any electronic or optronic equipment used by such Person in connection therewith.

(B) Customer acknowledges and agrees that except for the items included as part of the Running Line Facilities as described in Exhibit "B", Level 3 is not supplying nor is Level 3 obligated to supply to Customer any optronic or electronic equipment or related facilities, all of which are the sole responsibility of Customer, nor is Level 3 responsible for performing any work other than as specified in this Service Schedule.

(C) Upon not less than one hundred twenty (120) days written notice from Level 3 to Customer, Level 3 may, at its option substitute for the "Operating Customer Fibers" (as defined below) within any Segment or Segments, or any portions thereof, an equal number of alternative fibers within such Segment or portion thereof, provided that in such event, such substitution (i) shall be effected at the sole cost of Level 3; (ii) shall incorporate fiber meeting or exceeding the specifications set forth in Exhibit "C", and be tested in accordance with the Acceptance Testing; (iii) shall not change any Segment End Points or other Interconnection Points; and (iv) Level 3 shall use all reasonable good faith efforts to minimize any interruption in the operation of the Operating Customer Fibers. Substitution of Customer Fibers shall not affect or extend the IRU Term with respect to the fibers so substituted. For purposes of the foregoing, "Operating Customer Fibers" shall mean Customer Fibers which have been jumpered to Customer's space or equipment at a Segment End Point Facility or a Running Line Facility. Level 3 may substitute Customer Fibers which are not Operating Customer Fibers at any time during the IRU Term without notice to Customer (provided that, in the event Level 3 has substituted the Customer Fibers, then at the time such Customer requests that its fibers be jumpered to its space or equipment, the substituted Customer Fibers will be tested in accordance with the provisions of this Service Schedule).

14. Maintenance and Repair of the Level 3 System.

From and after the IRU Effective Date with respect to each Segment, the maintenance of the Level 3 System within such Segment shall be provided in accordance with the maintenance requirements and procedures set forth in Exhibit "E" attached hereto. The costs to the Customer of all Scheduled and Unscheduled Maintenance (as defined in Exhibit "E") of the Customer Fibers shall be paid by Customer as the Recurring Charge.

15. Recurring Charge.

(A) Customer shall pay to Level 3 for Scheduled and Unscheduled Maintenance (including relocations) of the Level 3 System (as set forth in Exhibit "E") each year commencing with the Service Commencement Date of a Segment (or if a Segment is part of a Loop, then commencing on the Service Commencement Date of the last Segment of Customer Fiber comprising such Loop) and continuing until the expiration of the IRU Term with respect to such Segment shall have occurred (subject to the adjustment set forth in Section 15(D) below), as follows (the "Recurring Charge"):

(i) for an intercity Segment, the product obtained when (a) the amount specified in the table below is multiplied by (b) the number of Route Miles in such Segment and

(ii) for a metro Segment, the greater of seven thousand five hundred dollars ($7,500.00) per metropolitan statistical area (as defined by the United States Office of Management and Budget) or the product obtained when: (a) the amount set forth in the table below is multiplied by (b) the number of Route Miles in all Segments within such metropolitan statistical area.

(iii) for a Lateral Segment, whether metro or intercity, a charge of two thousand four hundred ($2,400.00) per Lateral Segment.

----------------------------------------
   Number of     Amount Per Route Mile
   Customer
    Fibers
----------------------------------------
   2 Fibers               **
----------------------------------------
----------------------------------------
   4 Fibers               **
----------------------------------------
----------------------------------------
   6 Fibers               **
----------------------------------------
----------------------------------------
   8 Fibers               **
----------------------------------------
----------------------------------------
   10 Fibers              **
----------------------------------------
----------------------------------------
   12 Fibers              **
----------------------------------------
----------------------------------------
 14 or greater            **
    Fibers
----------------------------------------

(C) In the event Level 3 is required to relocate all or a portion of a Segment in accordance with the procedures contained in Section 8(B), then the number of Route Miles used to calculate the Recurring Charge for the Segment shall be adjusted accordingly.

(D) The Recurring Charge shall be increased on each anniversary of the Service Commencement Date of the first Segment in which Customer will receive the IRU by the increase, if any, in the Consumer Price Index, All Urban Consumers (CPI-U), U.S. City Average, published by the United States Department of Labor, Bureau of Labor Statistics (1982-84 = 100), for the preceding twelve (12) month period where Customer may have an IRU in Customer Fibers. In the event such index shall cease to be computed or published, Level 3 may, in its reasonable discretion, designate a successor index to be used in determining any increase to the Recurring Charge.

(E) The Recurring Charge for the first Segment shall be due and payable on the Service Commencement Date of such Segment and on each anniversary thereof. The Recurring Charge for additional Segments shall also be due upon the applicable Service Commencement Date, but shall be pro-rated based upon the number of months from such Service Commencement Date until the next anniversary date for the first Segment. Thereafter, the Recurring Charge for any Segment shall be due on the anniversary date for the first Segment.

16. Impositions and Taxes.

(A) Level 3 and Customer acknowledge and agree that it is their mutual objective and intent to minimize, to the extent feasible, all Impositions and Taxes and that they will cooperate with each other and coordinate their mutual efforts to achieve such objective in accordance with the provisions of this Article. In the event any Imposition or Tax is required to be paid by Customer to Level 3 hereunder, all invoice, payment and interest terms of Section 3.3(B) of the Agreement shall apply.
(B) Following the Service Commencement Date for each Segment, Customer shall pay all Impositions separately imposed upon or with the respect to the Customer Fibers. (C) Following the Service Commencement Date, Level 3 shall timely pay any and all Impositions imposed upon or with respect to the Level 3 System to the extent such Impositions have not been separately assessed or imposed upon or against the respective interests of Level 3 and Customer in such Level 3 System. Upon receipt of a notice of any such Imposition, Level 3 shall promptly notify Customer of such Imposition and Customer shall pay or reimburse Level 3 for its proportionate share of such Imposition, which share shall be determined (i) to the extent possible, based upon the manner and methodology used by the particular Governmental Authority imposing such Imposition (e.g., on the cost of the relative property interests, historic or projected revenue derived therefrom, or any combination thereof); or (ii) if the same cannot be so determined, then based upon Customer's proportionate share of the total fiber count in the affected portion of the Level 3 System.

The "**" marks the location of information that has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

(D) Except for taxes based on Level 3's net income, Customer will be responsible for payment of all applicable taxes that arise in any jurisdiction as a result of the transactions contemplated herein, including without limitation all sales, use, value added, consumption, gross receipts (other than in lieu of net income tax), excise, stamp or transfer taxes (collectively, "Transaction Taxes"), however designated. If any taxing authority asserts that Level 3 should have collected any Transaction Tax from Customer which Level 3 did not collect, Customer hereby agrees to indemnify Level 3 for such Transaction Taxes and hold Level 3 harmless on an after-tax basis from and against any taxes, interest or penalties levied or asserted in connection therewith, and to bear a proportionate share of Level 3's contest expenses.

(E) Level 3 shall be responsible for filing returns and paying all ad valorem property taxes (the "Property Taxes") imposed on, related to or assessed against the Customer Fibers. Customer shall compensate Level 3 for Property Taxes attributable to the Customer Fibers by payment of an annual fee (the "Property Tax Fee") billed to Customer for each year of the Term. Such payment shall be made in accordance with the provisions of Section 15(E). Level 3 shall calculate the Property Taxes attributable to the Customer Fibers (utilizing an apportionment methodology that compares the total fiber miles (or kilometers) in Customer Fibers to the total fiber miles (or kilometers) in the Grantor System and then applying that percentage to the then current annual accrual for total Property Tax (excluding Property Tax attributable to other than conduit and fiber) on the Level 3 System). The resultant annual Property Tax attributable to the Customer Fibers shall be billed to and paid by Customer for the Customer Fibers, and such Property Tax Fee shall be contained in each Customer Order.


(F) All payments made by Customer hereunder shall be made without any deduction or withholding for or on account of any tax, duty or other charges of whatever nature imposed by any taxing or government authority (collectively, "Withholding Taxes"). If either Customer or Level 3 are or were required by law to make any deduction or withholding from any payment due hereunder to Level 3, then, notwithstanding anything to the contrary contained in this Service Schedule, the gross amount payable by Customer shall be increased so that, after any such deduction or withholding for Withholding Taxes, the net amount received by Level 3 will not be less than Level 3 would have received had no such deduction or withholding been required.

17. Use of Level 3 System.

(A) Customer represents and warrants that it will use the Customer Fibers and the IRU hereunder in compliance with all applicable government codes, ordinances, laws, rules and regulations.

(B) Subject to the provisions of this Service Schedule, Customer may use the Customer Fibers and the IRU for any lawful purpose. Customer acknowledges and agrees that it has no right to use any fibers, other than the Customer Fibers, included or incorporated in the Level 3 System, and that Customer shall keep any and all of the Level 3 System and the designated space in the Running Line Facilities free from any liens, rights or claims of any third party attributable to Customer.

(C) Notwithstanding anything to the contrary contained in this Service Schedule, Customer covenants and agrees that Customer shall not and that Customer shall have no right to assign, sell, lease, sublease, transfer, grant an indefeasible right of use or similar right or interest in the IRU or the Customer Fibers to any Person. Customer shall not sublease or assign the right to use space in any Running Line Facility without the prior written consent of Level 3. Customer agrees and understands that Level 3 may enjoin Customer from any attempt to violate the provisions of this Section 17(C),

(D) Customer shall not use the Customer Fibers in a way that physically interferes in any way with or otherwise adversely affects the use of the fibers, cable or conduit of any other Person using the Level 3 System.

(E) Customer and Level 3 shall promptly notify each other of any matters pertaining to, or the occurrence (or impending occurrence) of, any event of which it is aware that could give rise to any damage or impending damage to or loss of the Level 3 System.

(F) Customer and Level 3 agree to cooperate with and support each other in complying with any requirements applicable to their respective rights and obligations hereunder by any Governmental Authority.

17. Insurance.

(A) During the IRU Term, each party shall obtain and maintain the following insurance: (i) Commercial General Liability including coverage for (a) premises/operations, (b) independent contractors, (c) products/completed operations, (d) personal injury, (e) contractual liability, and (f) explosion, collapse and underground hazards, with combined single limit of not less than $5,000,000.00 each occurrence or its equivalent; (ii) Worker's Compensation in amounts required by applicable law and Employer's Liability with a limit of at least $1,000,000.00 each accident; and (iii) Automobile Liability including coverage for owned/leased, non-owned or hired automobiles with combined single limit of not less than $1,000,000.00 each accident.

(B) During the IRU Term, Customer shall obtain and maintain "all risk" property insurance in an amount equal to the replacement cost of all electronic, optronic and other equipment utilized by Customer in connection with the Customer Fibers.

(C) Both parties expressly acknowledge that a party shall be deemed to be in compliance with the provisions of this Article if it maintains an approved self-insurance program providing for a retention of up to $1,000,000.00. If either party provides any of the foregoing coverage on a claims-made basis, such policy or policies shall be for at least a three (3) year extended reporting or discovery period.

(D) Unless otherwise agreed, all insurance policies shall be obtained and maintained with qualified reputable insurers and each party shall, upon request, provide the other party with an insurance certificate confirming compliance with the requirements of this Article.

(E) Customer and Level 3 shall each obtain from the insurance companies providing the coverage required by this Service Schedule, the permission of such insurers to allow such party to waive all rights of subrogation and such party does hereby waive all rights of said insurance companies to subrogation against the other party, its affiliates, subsidiaries, assignees, officers, directors and employees.

(F) In the event either party fails to maintain the required insurance coverage and a claim is made or suffered, such party shall indemnify and hold harmless the other party from any and all claims for which the required insurance would have provided coverage.

(G) Until the IRU Effective Date for a Segment, Level 3 shall bear all risk of loss of and damage or destruction to the Level 3 System within such Segment. Commencing as of the IRU Effective Date, any loss, damage or destruction of or to the Level 3 System not otherwise required to be insured hereunder shall be treated for all purposes as Unscheduled Maintenance (as defined in Exhibit "E").

19. Late Delivery.

If, other than as caused by a Force Majeure Event, Level 3 has not delivered a Connection Notice (in good faith) respecting a Segment (or if a Segment is part of a Loop, then with respect to all Segments comprising such Loop) within ninety
(90) days after the Customer Commit Date with respect thereto, then, from and after such date and until the installation is completed, Customer shall receive a credit of one half percent (0.5%) off of the IRU Fee for such Segment (as liquidated damages and not as a penalty) for each month or partial month (prorated based on a thirty-day month) of delay thereafter; provided, however, that in no event shall the amount of the credit provided to Customer hereunder be greater than three percent (3%). If, other than as caused by a Force Majeure Event, Level 3 has not delivered a Connection Notice (in good faith) respecting such Segment (or if such Segment is part of a Loop, then with respect to all Segments comprising such Loop) within one hundred and eighty (180) days after the Customer Commit Date, then either party shall have the right to terminate the Customer Order with respect to such Segment and Level 3 shall, upon such termination, pay Customer a termination charge equal to the amount of any D,P &E Fees previously paid with respect to such Segment, together with interest thereon (from and after the date of payment of the Design, Planning and Engineering Fee due under Section 6(A)). This Section sets forth the sole and exclusive remedies of Customer respecting a failure of Level 3 to deliver the Customer Fibers and, if applicable, any space in the associated Running Line Facilities within any Segment on or before the Customer Commit Date.

20. Representations and Warranties.

(A) Customer acknowledges and agrees that Customer's sole rights and remedies with respect to any defect in or failure of the Customer Fibers to perform in accordance with the specifications set forth in Exhibit "C" shall be limited to the particular vendor's or manufacturer's warranty. In the event any maintenance or repairs to the Level 3 System are required as a result of a breach of any warranty made by any manufacturers, contractors or vendors, Level 3 shall pursue all remedies against such manufacturers, contractors or vendors on behalf of Customer, and Level 3 shall reimburse Customer's costs for any maintenance Customer has incurred as a result of any such breach of warranty to the extent the manufacturer, contractor or vendor pays such costs.

(B) EXCEPT AS SET FORTH IN THE FOREGOING SECTION 20(A), LEVEL 3 MAKES NO WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE CUSTOMER FIBERS OR THE LEVEL 3 SYSTEM, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE, AND ALL SUCH WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED.

                                   Exhibit "A"
                             Customer Order Form for
                          (3)LinkSM Dark Fiber Services

------------------------------------------------------- --------------------------------------------------------------
Order Date:                                             [Insert Month, Day, and Year]
------------------------------------------------------- --------------------------------------------------------------
Order #:                                                [Insert Order # assigned by Level 3]
------------------------------------------------------- --------------------------------------------------------------
Level 3:                                                Level 3 Communications, LLC
------------------------------------------------------- --------------------------------------------------------------
Customer:                                               [Insert Customer Name]
------------------------------------------------------- --------------------------------------------------------------
Service  Schedule  Effective  Date of (3)LinkSM  Dark   [Insert Month, Day and Year]
Fiber Service Schedule - IRU :
------------------------------------------------------- --------------------------------------------------------------

         This Customer Order Form incorporates the terms and provisions as set forth in the above-referenced (3)LinkSM Dark Fiber Service Schedule (the "Service Schedule") and that Master Services Agreement Agreement (the "Agreement") executed by Level 3 and Customer. Capitalized terms used but not defined herein shall have the meaning set forth in the Service Schedule and Agreement.

1. Order. Customer hereby orders an IRU for the following Customer Fibers and Level 3 hereby agrees to deliver an IRU in the following Customer Fibers, all pursuant to and in accordance with the terms of the Service Schedule and Agreement.

Segment Descriptions

--------------------- ------------ --------------- ------------------------ ------------------------ ----------------
      Segment         Fiber Count                     Segment End Point        Segment End Point        Targeted
                                   Route Miles                                                       Completion Date
--------------------- ------------ --------------- ------------------------ ------------------------ ----------------
--------------------- ------------ --------------- ------------------------ ------------------------ ----------------
--------------------- ------------ --------------- ------------------------ ------------------------ ----------------
--------------------- ------------ --------------- ------------------------ ------------------------ ----------------


Lateral Segment Descriptions

---------------------- --------- ---------------- ------------------- ---------------- ----------- --------------- -----------------
Lateral Segment Name   Fiber      Route Miles      Lateral Segment        Lateral      Diverse      Demarcation     Lateral Segment
       (Type)           Count                      Interconnection      Segment End        or       Point Type*     Completion Date
                                                        Point              Point       Non-Diverse
---------------------- --------- ---------------- ------------------- ---------------- ----------- --------------- -----------------
---------------------- --------- ---------------- ------------------- ---------------- ----------- --------------- -----------------
---------------------- --------- ---------------- ------------------- ---------------- ----------- --------------- -----------------
---------------------- --------- ---------------- ------------------- ---------------- ----------- --------------- -----------------

Riser Segment Descriptions

---------------------- --------- ------------------- ----------------- ----------- --------------- -------------------
 Riser Segment Name    Fiber       Riser Segment      Riser Segment    Diverse      Demarcation      Riser Segment
       (Type)           Count     Interconnection       End Point          or       Point Type*     Completion Date
                                       Point                           Non-Diverse
---------------------- --------- ------------------- ----------------- ----------- --------------- -------------------
---------------------- --------- ------------------- ----------------- ----------- --------------- -------------------
---------------------- --------- ------------------- ----------------- ----------- --------------- -------------------
---------------------- --------- ------------------- ----------------- ----------- --------------- -------------------
---------------------- --------- ------------------- ----------------- ----------- --------------- -------------------

*The demarcation point at each Lateral Segment End Point and each Riser Segment End Point shall generally be one of the following types, as determined by Level 3: 1) a meet at the Level 3 backbone (for a Customer-built Lateral Segment); 2) a fiber meet in the building's zero or meet-me manhole; 3) a building minimum point of entry (where a splice patch panel is required); 4) a common demarcation point (e.g. a building common room or meet-me room); 5) the Level 3 distribution point of presence; or 6) an extended demarcation point in the Customer point of presence.

2. Fees. Customer agrees to pay, as compensation for Level 3s performance of incremental design, planning and engineering of the Customer Fibers the Design, Planning and Engineering Fees set forth in the tables below. Customer further agrees to pay, as compensation for the use of the Customer Fibers, the additional fees set forth in the tables below.

Segment Fees

------------------------------------ ---------------------- -------------------------- -------------------------------
           Segment Name                    D,P&E Fee                 IRU Fee                     Total Fees
------------------------------------ ---------------------- -------------------------- -------------------------------
------------------------------------ ---------------------- -------------------------- -------------------------------

------------------------------------ ---------------------- -------------------------- -------------------------------
------------------------------------ ---------------------- -------------------------- -------------------------------

------------------------------------ ---------------------- -------------------------- -------------------------------
------------------------------------ ---------------------- -------------------------- -------------------------------
              Totals
------------------------------------ ---------------------- -------------------------- -------------------------------

Lateral Segment Fees

------------------------------------ ------------------------------------------------- -------------------------------
       Lateral Segment Name                        Lateral Segment Fee
------------------------------------ ---------------------- -------------------------- -------------------------------
                                           D,P&E Fee            Remaining Lateral               Total Fees*
                                                                   Segment Fee
------------------------------------ ---------------------- -------------------------- -------------------------------
------------------------------------ ---------------------- -------------------------- -------------------------------
------------------------------------ ---------------------- -------------------------- -------------------------------

------------------------------------ ---------------------- -------------------------- -------------------------------
------------------------------------ ---------------------- -------------------------- -------------------------------
              Totals
------------------------------------ ---------------------- -------------------------- -------------------------------

Riser Segment Fees

------------------------------------ ------------------------------------------------- -------------------------------
        Riser Segment Name                          Riser Segment Fee
------------------------------------ ---------------------- -------------------------- -------------------------------
                                           D,P&E Fee         Remaining Riser Segment            Total Fees*
                                                                       Fee
------------------------------------ ---------------------- -------------------------- -------------------------------
------------------------------------ ---------------------- -------------------------- -------------------------------
------------------------------------ ---------------------- -------------------------- -------------------------------

------------------------------------ ---------------------- -------------------------- -------------------------------
------------------------------------ ---------------------- -------------------------- -------------------------------
              Totals
------------------------------------ ---------------------- -------------------------- -------------------------------

Building Access Fees

--------------------------------------- ---------------------------------- ----------------------------------
               Building                       Building Access Fee**              Frequency of Payment
--------------------------------------- ---------------------------------- ----------------------------------
--------------------------------------- ---------------------------------- ----------------------------------
--------------------------------------- ---------------------------------- ----------------------------------

--------------------------------------- ---------------------------------- ----------------------------------

Property Tax Fees

---------------------------------------------------- --------------------------------------------------------
                      Segment                                        Annual Property Tax Fee
---------------------------------------------------- --------------------------------------------------------

---------------------------------------------------- --------------------------------------------------------
---------------------------------------------------- --------------------------------------------------------

---------------------------------------------------- --------------------------------------------------------

Recurring Charges
Recurring Charges shall be paid for the above listed Segments (except Riser Segments) as set forth in Section15 of the Service Schedule.


*For Off-Net Lateral Segments and Off-Net Riser Segments, the total fees have been calculated as an estimate of construction costs.

**The Building Access Fee has been calculated as of the execution date of this Customer Order Form. In the event the building owner increases the recurring access and/or riser fees, then Level 3 shall have the right, upon written notice to Customer, to increase the Building Access Fee on a direct pass-through basis.

The D,P&E Fees set forth above shall be due and payable no later than five (5) days after execution of this Customer Order Form. The other fees set forth above shall be invoiced upon the Acceptance Date of such Segment, Lateral Segment, or Riser Segment and shall be due and payable in accordance with the Agreement.

Upon execution by both parties, this Customer Order Form shall be a legally binding obligation of each party and is incorporated by reference into the Service Schedule and Agreement.

Level 3 Communications, LLC                   [CUSTOMER]

------------------------------------          By:
By:
------------------------------------          ----------------------------------
------------------------------------          ----------------------------------
Title:                                        Title:
------------------------------------          ----------------------------------

Exhibit "B"
                             Running Line Facilities

The following section delineates the space and power requirements for the Running Line Facilities forming a part of the Level 3 System. Level 3 will install structures approximately 80 - 130 kilometers apart, along the System Route, to house DC power plants and telecom infrastructure required to support the installation and operation of optical amplification, regeneration and other electronic equipment for the Level 3 System.

         The following are the general specifications of the Running Line Facilities and support equipment. Facilities will be equipped with redundant systems for controlling the temperature and humidity ("Environmental Systems").

         The facility sites will be equipped with an external backup generator.

         Level 3 shall provide a level of - 48 volt DC power for the operation of Customer's equipment within each Running Line Facility.

         Level 3 will remotely monitor all perimeter intrusion sensors, power equipment and Environmental Systems for faults and alarms on a twenty-four hour basis.

         All colocation space will typically be segregated from common areas or other technical space by mesh caging or pre-fabricated gypsum board or steel stud walls. Such space may also take other forms depending on availability and customer requirements (i.e. colocation cabinets).

Customer shall abide by any posted or communicated rules relating to use of, access to, or security measures respecting the facilities. Customer may request access to the colocation space in each facility for any of its personnel, contractors or technicians by contacting Level 3's Service Management Center (877-4-LEVEL3) who will authorize such individuals in the Customer profile based upon Level 3's then current access policies. In the event Customer or any of its agents or employees is found in the facilities with any firearms, drugs, alcohol or is found engaging in any criminal activity, eavesdropping, foreign intelligence, card selling or slamming, Level 3 shall have the right to require that such individuals immediately vacate the facilities and such individuals shall not be allowed to return. In the event that unauthorized parties gain access to the facilities through access cards, keys or other access devices provided to Customer, Customer shall be responsible for any damages incurred as a result thereof. Customer shall be responsible for the cost of replacing any security devices lost or stolen after delivery thereof to Customer.

Customer will be responsible for monitoring its own equipment placed within the Running Line Facilities. Customer Space Requirements:

In accordance with the table below, Customer shall provide Level 3 with written notice within thirty (30) days following execution of each Customer Order specifying the amount of space it wishes to utilize in each Running Line Facility within each Segment where Customer is receiving Customer Fibers. The parties will work together, subject to current availability, to determine the amount of space needed by Customer based on the fiber count and the network function to be performed at each facility. In the event that such notice is not received by Level 3 within such period, then Customer shall be deemed, subject to current availability, to have accepted for the IRU Term space in accordance with the table below which delineates the default space allotment based on the fiber count and the network function to be performed at each facility.

--------------------------------------------------------------------------------
 Number of Fibers                     Number of Rack Spaces/ICCs
                  --------------------------------------------------------------
                  --------------------------------------------------------------
                   Running Line Facility used for Running Line
                  Facility used for Amplification (as determined
                  by Regeneration (as determined by
                              Level 3)                         Level 3)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
         1                       1                                 2
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
         2                       1                                 4
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
         4                       1                                 4
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
         6                       2                                 8
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
         8                       2                                 8
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
        10                       3                                12
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
        12                       3                                12
--------------------------------------------------------------------------------

The fee for space in the Running Line Facilities is as follows:

                                    Fee Space

                  ** one-time payment                Per rack space/ICC

                  or** per month                              Per rack

The "**" marks the location of information that has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.


The fees set forth above shall be due and payable at the same times and in accordance with the same procedures as set forth in the Agreement and Service Schedule (so that the fee for each Running Line Facility located along a Segment shall be due and payable on the Service Commencement Date for such Segment). If the monthly payment option is selected, the fees for space shall be increased on each anniversary of the Service Commencement Date of the first Segment in which Customer will receive the IRU by the increase, if any, in the CPI-U, U.S. City Average, published by the United States Department of Labor, Bureau of Labor Statistics (1982-84 = 100), for the preceding twelve (12) month period. In the event such index shall cease to be computed or published, Level 3 may, in its reasonable discretion, designate a successor index to be used in determining any increase to the fees for space.

In the event Customer determines that it will require more space for the Customer Fibers than previously requested by Customer or allocated by Level 3 pursuant hereto, Level 3 will, subject to availability and Level 3's own business needs and requirements, determined in Level 3's sole discretion, upon the request of Customer, provide Customer during the IRU Term with additional shared space sufficient for the placement of additional equipment. Customer shall pay Level 3 the then current rate for additional space.

In addition to the fees set forth above, Customer shall also be responsible for payment of its allocable portion of the real property taxes associated with each Running Line Facility.

Customer Power Requirements and Charges:

Customer will be provided power based on the breaker size selected by Customer. Level 3's standard breaker sizes are 10, 20, 30, 50 and 60 amps. Customer will be charged for power based on the breaker size, not on the power draw. Customer shall pay the following charges for power needed to operate Customer's electronic and optronic equipment: $15 per amp per month for DC power up to a maximum of 60 amps per rack. Any power usage in excess of 60 amps per rack will be subject to additional pricing as determined by Level 3, and may not be available at certain facilities due to power limitations.

If Level 3 incurs an increase in power charges for the consumption of power needed to operate Customer's electronic and optronic equipment at Running Line Facilities along the Level 3 System, Level 3 may increase the power charges specified under this Exhibit, however, said increase shall occur not more than quarterly. Customer shall notify Level 3 in writing of its initial power requirements within sixty (60) days following execution of each Customer Order and shall be responsible for paying power charges for that amount during the entire IRU Term. Customer may increase its power requirements during the Term upon written notice to and approval from Level 3, in which case Customer shall continue to pay to Level 3 the initial power charges plus any incremental charges for the increased power for the remainder of the IRU Term.

                                   Exhibit "C"
                       On-Reel Cabled Fiber Specifications


The intent of this Exhibit is to delineate the specifications for the Customer Fibers.

Cabled Fiber

Level 3 is installing non-zero dispersion-shifted optical fiber in the intercity segments (i.e., Segment End Point Facility to Segment End Point Facility) of the Level 3 System. In the metropolitan segments, single mode fiber or optical cable with negative dispersion single mode fiber will be used. In any case where the routes for Level 3's intercity and metropolitan networks converge, Level 3 shall have the right to elect to install any of the above-referenced types of fiber. Level 3 may substitute alternative fibers if and only if such alternative fibers have performance specifications which are at least equal to the specifications set forth below.

The fiber optic cable shall generally be single-armored unless otherwise designated by Level 3 in its sole discretion.

                  Optical Cable with Non-Zero Dispersion -Shifted Fiber

o        Attenuation at 1550 nm = 0.27 dB/km max
o        Total Dispersion = 2.0 - 6.0 ps/nm-km for 1530 nm to 1565nm
                           4.5 - 11.2 ps/nm-km for 1565nm to 1625nm

Optical Cable with Single Mode Fiber
o        Attenuation at 1310 nm = 0.40 dB/km max
o        Attenuation at 1550 nm = 0.30 dB/km max
o        Zero Dispersion wavelength = 1300 to 1322nm
o        Dispersion slope =<.092 ps/nm2*km typical

Optical Cable with Negative Dispersion Single Mode Fiber
o        Attenuation at 1550 nm = 0.27 dB/km max
o        Attenuation at 1310 nm = 0.50 dB/km max
o        Total Dispersion = -10.0 to -1.0 ps/(nm*km) for 1530 nm to 1605nm

                                   Exhibit "D"

Acceptance Testing Procedures and Standards

1.   Metropolitan Customer Fiber

After Level 3 has completed end-to-end connectivity on the fibers, bi-directional span testing will be performed. Loss measurements will be recorded using an industry-accepted laser source and a power meter. OTDR traces will be taken and splice loss measurements will be recorded and summarized on data sheets. Copies of all data sheets will be made available to Customer.

o The power loss measurements shall be made at 1310 nm and 1550 nm, and performed bi-directionally.

o        OTDR traces shall be taken in both directions at 1310 nm and 1550 nm.

o The end-to-end loss value as measured with an industry-accepted laser source and power meter should have an attenuation rating of less than or equal to the following:

         Optical Cable with Single Mode Fiber
         (1) At 1310nm: (0.40 dB/km x km of cable) + (number of connectors x 0.5 dB) + (0.10 dB x number of splices).
         (2) At 1550nm: (0.30 dB/km x km of cable) + (number of connectors x 0.5 dB) + (0.10 dB x number of splices).

         MetroCor Optical Cable
         (1) At 1310nm: (0.50 dB/km x km of cable) + (number of connectors x
             0.5 dB) + (0.40 dB x number of splices).
         (2) At 1550nm: (0.25 dB/km x km of cable) + (number of connectors x 0.5 dB) + (0.20 dB x number of splices).

o OTDR testing only will be performed for bare fiber (unterminated fiber). o Power meter testing only will be provided for spans that do not include any field splices.

o Spans of high distances will be tested at 1550 nm only; the cutoff distance where only 1550 nm tests will be performed is approximately 50-60 km (the actual cutoff distance will be dependent upon the actual loss characteristics of the span, which itself is based upon the attenuation of the fiber and the number of splice points).

o In the event live traffic is placed on fibers prior to delivery, fibers shall be deemed acceptable without final testing and will require no testing or documentation for splices.

o Events close in proximity to a launch (connectors or splices in a building) are not required in documentation.

o In addition, events based upon fiber-specific circumstances may cause fibers to be considered acceptable. In these instances, Level 3 will provide background regarding the circumstances for the anomalous fibers.

Regarding fiber terminated at a Segment End Point Facility which is subsequently delivered to a Customer-owned optical termination panel in a colocation space:

o        Fiber testing shall be conducted at the Segment End Point.

o End-to-end connectivity testing shall include loss from fiber attenuation, splices and connectors at the Level 3-owned optical termination panel port (OSX). The data will not include the fiber/cable and connectors from the optical termination panel to the Customer colocation space.

o The fibers shall be terminated at the Customer colocation space to the Level 3-designated optical termination panel with SC-PC to SC-PC connectors, unless another type of connector is agreed upon by both parties.

o Pigtails and jumpers, when provided, shall be manufactured with standard single mode fiber or equivalent. Fibers shall be terminated in a fiber 1: port 1, fiber 2: port 2 arrangement unless otherwise specified by Level 3.

Any testing beyond the Segment End Point shall be performed in a coordinated fashion, so that Customer shall connect and test the fiber owned by it in conjunction with Level 3's testing of the Customer Fibers. In the event that the entire tested portion does not satisfy the testing criteria set forth herein, Customer and Level 3 shall work together in good faith to pinpoint the cause of the problem and each party shall be responsible for the timely performance of such repairs on the fibers owned by it (so that Level 3 shall only be responsible for repairs needed to bring the Customer Fibers into compliance with this Exhibit). Level 3 may (in the event of a dispute respecting testing and acceptance of the Customer Fibers within any such Segment) arrange to have the Customer Fibers tested only to the Segment End Point and, if such Customer Fibers meet the testing criteria set forth herein, Customer shall accept such Customer Fibers.

2.   Intercity Customer Fiber

After Level 3 has completed end-to-end connectivity on the fibers, bi-directional span testing with an Optical Time Domain Reflectometer ("OTDR") will be done. Once the pigtails have been spliced, loss measurements will be recorded using an industry-accepted laser source and a power meter. OTDR traces will be taken and splice loss measurements will be recorded. Level 3 will store OTDR traces on data sheets. Copies of all data sheets will be available to Customer.

The power loss measurements shall be made at 1550 nm, and performed bi-directionally. The end-to-end loss value as measured with an industry-accepted laser source and power meter should have an attenuation rating of less than or equal to the following:

     At 1550nm: (0.22 dB/km x km of cable) + (number of pigtails x 0.15 dB) + (number of connectors x 0.5 dB) + (0.08 dB x number of splices).

OTDR traces shall be taken in both directions at 1550 nm.

In addition, events based upon fiber-specific circumstances may cause fibers to be considered acceptable. In these instances, Level 3 will provide background regarding the circumstances for the anomalous fibers.

The fibers shall be terminated to the Level 3-designated optical termination panel with SC-PC connectors, unless another type of connector is specified. Pigtails and jumpers shall be manufactured with standard single mode fiber or equivalent.

Testing for Segments for which the Segment End Point is other than a Level 3 point of presence shall be performed in a coordinated fashion, so that Customer shall connect and test the fiber owned by it in conjunction with Level 3's testing of the Customer Fibers. In the event that the entire tested portion does not satisfy the testing criteria set forth herein, Customer and Level 3 shall work together in good faith to pinpoint the cause of the problem and each party shall be responsible for the timely performance of such repairs on the fibers owned by it (so that Level 3 shall only be responsible for repairs needed to bring the Customer Fibers into compliance with this Exhibit). Level 3 may (in the event of a dispute respecting testing and acceptance of the Customer Fibers within any such Segment) arrange to have the Customer Fibers tested only to the Segment End Point and, if such Customer Fibers meet the testing criteria set forth herein, Customer shall be obligated to accept and pay for such Customer Fibers (notwithstanding the fact that the fibers connected to Level 3's point of presence may not be functioning properly).

                                   Exhibit "E"
                     Maintenance Requirements and Procedures

Maintenance

Scheduled Maintenance. Routine maintenance and repair of the Customer Fibers described in this section ("Scheduled Maintenance") shall be performed by or under the direction of Level 3, at Level 3's reasonable discretion. Scheduled Maintenance shall commence with respect to each Segment upon the IRU Effective Date. Scheduled Maintenance shall only include the following activities:

o patrol of Level 3 System route on a regularly scheduled basis, which will not be less than monthly, unless hi-rail access is necessary, in which case, it will be quarterly;

o maintenance of a "Call-Before-You-Dig" program and all required and related cable locates;

o maintenance of sign posts along the Level 3 System right-of-way with the number of the local "Call-Before-You-Dig" organization and the "800" number for Level 3's "Call-Before-You-Dig" program; and

o assignment of fiber maintenance technicians to locations along the route of the Level 3 System.

Unscheduled Maintenance. Non-routine maintenance and repair of the Customer Fibers which is not included as Scheduled Maintenance ("Unscheduled Maintenance") shall be performed by or under the direction of Level 3. Unscheduled Maintenance shall commence with respect to each Segment upon the IRU Effective Date. Unscheduled Maintenance shall consist of:

o "Emergency Unscheduled Maintenance" in response to an alarm identification by Level 3's Operations Center, notification by Customer or notification by any third party of any failure, interruption or impairment in the operation of fibers within the Level 3 System, or any event imminently likely to cause the failure, interruption or impairment in the operation of fibers within the Level 3 System.

o "Non-Emergency Unscheduled Maintenance" in response to any potential service-affecting situation to prevent any failure, interruption or impairment in the operation of fibers within the Level 3 System not covered by Scheduled Maintenance. Customer shall immediately report the need for Unscheduled Maintenance to Level 3 in accordance with reasonable procedures promulgated by Level 3 from time to time. Level 3 will log the time of Customer's report, verify the problem and dispatch personnel immediately to take corrective action.

Operations Center

Level 3 shall operate and maintain an Operations Center ("OC") staffed twenty-four (24) hours a day, seven (7) days a week by trained and qualified personnel. Level 3's maintenance personnel shall be available for dispatch twenty-four (24) hours a day, seven (7) days a week. Level 3 shall have its first maintenance personnel at the site requiring Emergency Unscheduled Maintenance activity within four (4) hours after the time Level 3 becomes aware of an event requiring Emergency Unscheduled Maintenance, unless delayed by Force Majeure Events. Level 3 shall maintain a toll-free telephone number to contact personnel at the OC. Level 3's OC personnel shall dispatch maintenance and repair personnel along the system to handle and repair problems detected in the Level 3 System: (i) through the Customer's remote surveillance equipment and/or upon notification by Customer to Level 3, or (ii) upon notification by a third party.

Level 3 will not be responsible for monitoring the performance or operation of the Customer Fibers; in the event that Customer detects a failure in the operation of the Customer Fibers which may indicate the need for Unscheduled Maintenance, Customer shall report same to Level 3's OC.

Cooperation and Coordination

o In performing its services hereunder, Level 3 shall take workmanlike care to prevent impairment to the signal continuity and performance of the Customer Fibers. The precautions to be taken by Level 3 shall include notifications to Customer. In addition, Level 3 shall reasonably cooperate with Customer in sharing information and analyzing the disturbances regarding the cable and/or fibers. In the event that any Scheduled or Unscheduled Maintenance hereunder requires a traffic roll or reconfiguration involving cable, fiber, electronic equipment, or regeneration or other facilities of the Customer, then Customer shall, at Level 3's reasonable request, make such personnel of Customer available as may be necessary in order to accomplish such maintenance, which personnel shall coordinate and cooperate with Level 3 in performing such maintenance as required of Level 3 hereunder.

o Level 3 shall notify Customer at least seven (7) calendar days prior to the date in connection with any Planned Service Work Period ("PSWP") of any Scheduled Maintenance and as soon as possible after becoming aware of the need for Unscheduled Maintenance. Customer shall have the right to be present during the performance of any Scheduled Maintenance or Unscheduled Maintenance so long as this requirement does not interfere with Level 3's ability to perform its obligations under the Service Schedule. In the event that Scheduled Maintenance is canceled or delayed for whatever reason as previously notified, Level 3 shall notify Customer at Level 3's earliest opportunity, and will comply with the provisions of the previous sentence to reschedule any delayed activity.

Facilities

o Level 3 shall maintain the Level 3 System in a manner which will permit Customer's use, in accordance with the terms and conditions of the Service Schedule.

o Customer will be solely responsible for providing and paying for any and all maintenance of all electronic, optronic and other equipment, materials and facilities used by Customer in connection with the operation of the Customer Fibers, none of which is included in the maintenance services to be provided hereunder.

Cable/Fibers

o Level 3 shall perform appropriate Scheduled Maintenance on the cables contained in the Level 3 System in accordance with Level 3's then current preventive maintenance procedures which shall not substantially deviate from standard industry practice.

o Level 3 shall have qualified representatives on site any time Level 3 has reasonable advance knowledge that another person or entity is engaging in construction activities or otherwise digging within five
         (5) feet of any cable.

o Level 3 shall maintain sufficient capability to teleconference with Customer during an Emergency Unscheduled Maintenance in order to provide regular communications during the repair process. When correcting or repairing cable discontinuity or damage, including but not limited to in the event of Emergency Unscheduled Maintenance, Level 3 shall use reasonable efforts to repair traffic-affecting discontinuity within twelve (12) hours after Level 3's representatives arrive at the problem site and have the ability to begin uninterrupted repair activities. The aforementioned twelve (12) hour time frame is merely an estimate, and repair times may increase depending upon such variables as fiber counts and the location of the problem site. For a more accurate estimate of how long the repairs will take for any given Emergency Unscheduled Maintenance, Customer should contact Level 3's Service Management Center (877-4-LEVEL3). In order to accomplish the above-referenced objectives, it is acknowledged that the repairs so effected may be temporary in nature. In such event, within twenty-four
         (24) hours after completion of any such Emergency Unscheduled Maintenance, Level 3 shall commence its planning for permanent repair, and thereafter promptly shall notify Customer of such plans, and shall implement such permanent repair within an appropriate time thereafter. Restoration of open fibers on fiber strands not immediately required for service shall be completed on a mutually agreed-upon schedule. If the fiber is required for immediate service, the repair shall be scheduled for the next available PSWP.

o In performing repairs, Level 3 shall substantially comply with the splicing specifications as set forth in Exhibit "D". Level 3 shall provide to Customer any modifications to these specifications as may be necessary or appropriate in any particular instance.

o Level 3's representatives that are responsible for initial restoration of a cut cable shall carry on their vehicles the typically appropriate equipment that would enable a temporary splice, with the objective of restoring operating capability in as little time as possible. Level 3 shall maintain and supply an inventory of spare cable in storage facilities supplied and maintained by Level 3 at strategic locations to facilitate timely restoration.

Planned Service Work Period

Scheduled Maintenance which is reasonably expected to produce any signal discontinuity must be coordinated between the parties. Generally, this work should be scheduled after midnight and before 6:00 a.m. local time. The intent is to avoid jeopardy work during high-traffic periods.

Restoration

o Level 3 shall respond to any event giving rise to the need for Unscheduled Maintenance (in any event, an "Outage") as quickly as possible (allowing for delays caused by Force Majeure Events) in accordance with the procedures set forth herein.

o When restoring a cut cable in the Level 3 System, the parties agree to work together to restore all traffic as quickly as possible. Level 3, promptly upon arriving on the site of the cut, shall determine the course of action to be taken to restore the cable and shall begin restoration efforts. Level 3 shall splice fibers tube by tube or ribbon by ribbon or fiber buffer by fiber buffer, rotating between tubes, ribbons or buffers operated by the parties having an interest in the cable, including Customer and all future fiber users of the system (collectively, the "Interest Holders"); provided that, operating fibers (i.e., fibers which have been jumpered to Customer's or another party's space or equipment) in all buffer tubes or ribbons or fiber bundles shall have priority over any non-operating fibers in order to allow transmission systems to come back on line; and provided further that, Level 3 will continue such restoration efforts until all lit fibers in all buffer tubes or ribbons are spliced and all traffic restored. Notwithstanding the foregoing, Level 3 does not guarantee any specific rotational prioritization for Customer in light of the overriding requirement for expediency in restoration of service to all parties.

o        Subcontracting

Level 3 may subcontract any of the maintenance services hereunder; provided that Level 3 shall require the subcontractor(s) to perform in accordance with the requirements and procedures set forth herein. The use of any such subcontractor shall not relieve Level 3 of any of its obligations hereunder.

                                SERVICE SCHEDULE
               (3)LINKSM FIBER TERMINATION SERVICE (NORTH AMERICA)

1. Applicability. This Service Schedule is applicable only where Customer orders
(3)LinkSM Fiber Termination Service in North America only.

2. Definitions. Any capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.

(A) "Customer Owned Fibers" shall mean the fiber optic cable owned by Customer that Customer desires to terminate at a Level 3 Facility pursuant to this Service Schedule. For clarity, the parties recognize that the term "Customer Owned Fibers" does not include any fiber that Customer has obtained from Level 3 or any third party through an indefeasible right or use, lease, license, or similar grant, but only includes fee-owned fibers (unless otherwise agreed to by the parties in writing). Title to Customer Owned Fiber shall, at all times, remain with Customer.

(B) "Interconnection" shall mean the connection of the Customer Owned Fiber to a fiber distribution panel ("FDP") owned or controlled by Level 3 in a Level 3 Facility.

(C) "Level 3 Facility" shall mean a Gateway or any other facility owned or leased by Level 3 or any of its Affiliates for the purpose of, among other things, locating and colocating communications equipment (e.g. regeneration or opamp facilities), but excluding On-Net POPs.

3. Grant.

(A) Level 3 hereby grants to Customer, and Customer hereby purchases from Level 3 (subject to the terms of this Service Schedule) a non-exclusive limited license (the "License") for the installation, operation and maintenance of Customer Fiber at or within those Level 3 Facilities identified in a validly accepted Customer Order for the purpose of cross connecting such Customer Owned Fiber with telecommunications equipment owned or controlled by Customer, Level 3 and/or Customers. Notwithstanding the foregoing, any such desired cross connections shall not be performed pursuant to this Service Schedule but instead shall be performed pursuant to the (3)LinkSM Cross Connect Service Schedule.

(B) The License shall apply only to Interconnections within a particular Level 3 Facility as identified in a validly accepted Customer Order.

(C) Customer shall be permitted access to the relevant Level 3 Facilities seven
(7) days per week and twenty-four (24) hours per day, subject to any and all rules, regulations and access requirements reasonably imposed by Level 3 governing such access. Unless approved in advance and in writing by Level 3, Customer's access rights contained herein shall not include the right to access the Level 3 point-of-entry manhole or the risers and/or the horizontal/vertical shafts within which the Customer Owned Fiber is located.

(D) Level 3 reserves the right, on no less than fifteen (15) days prior written notice (except in emergency situations), to change the location, configuration or method of each Interconnection at Level 3's sole cost and expense. Level 3 and Customer agree to work together in good faith to minimize any disruption of service in connection with such relocation, reconfiguration or changed Interconnection method.

4. Interconnections.

(A) Unless otherwise stated in a Customer Order, the delivery of Customer Owned Fiber to the fiber distribution panel shall be accomplished by either (i) pulling the Customer Owned Fiber from the Level 3 point-of-entry manhole through existing conduit owned or controlled by Level 3, (ii) splicing the Customer Owned Fiber into a Level 3 house cable at the Level 3 point-of-entry manhole, or
(iii) using an intra-building riser that terminates in Level 3's leased transport area of the Level 3 Facility. Following Level 3's receipt of all applicable non-recurring charges then due and owing as specified in the Customer Order, Level 3 shall, at its sole cost, promptly perform each Interconnection utilizing that Interconnection method set forth in the relevant Customer Order. Each Interconnection shall be performed in a good and workmanlike manner and in accordance with the reasonable standards and requirements of Level 3 and of the landlord of the building in which the Level 3 Facility is located. Customer shall, at its sole cost and expense, be required to (i) deliver the Customer Owned Fiber either to the manhole(s) designated by Level 3, in its sole discretion, or to Level 3's leased transport area in the Level 3 Facility, in accordance with the applicable Customer Order and (ii) provide excess or slack Customer Owned Fiber at the designated manhole location(s) or the applicable leased transport area in an amount necessary, as determined by Level 3, to complete each Interconnection. Unless otherwise agreed in a Customer Order, each Interconnection shall be diverse with entry points as designated by Level 3.

(B) For each requested Interconnection, Customer shall be subject to those certain minimum, maximum and incremental fiber count requirements as may be promulgated by Level 3 from time to time on a location by location basis.

5. Acceptance Testing. Level 3 shall promptly notify Customer following completion of each Interconnection. Customer shall be responsible, at its sole cost, for conducting all necessary or desirable activation testing. All such testing shall be performed in compliance with the highest industry standards. In the event such testing demonstrates that the Interconnection is deficient for whatever reason, the Parties shall cooperate to promptly remedy or otherwise cure the deficiency.

6. Maintenance.

(A) Level 3 agrees to perform such janitorial services, environmental systems maintenance, power plant maintenance and other actions as are reasonably required to maintain each Level 3 Facility which is subject to a Customer Order in a condition which is suitable for the placement of telecommunications equipment. EXCEPT AS EXPRESSLY STATED HEREIN, LEVEL 3 HAS MADE NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO CUSTOMER AS TO THE SUITABILITY OR FITNESS OF ANY PARTICULAR LEVEL 3 FACILITY OR INTERCONNECTION FOR THE PURPOSES INTENDED BY CUSTOMER.

(B) The demarcation point for each Interconnection shall be the Assigned Ports on the front of the FDP (the Assigned Ports and FDP are defined in each Customer Order). Such demarcation points establish the division of the responsibility of the Parties hereto for the design, engineering, testing, operation, maintenance, management and repair of each Party's respective telecommunications equipment and fiber optics. Customer understands and agrees that Level 3 has no obligation under this Service Schedule to conduct or maintain periodic or on-going monitoring of any transmissions across the Customer Owned Fiber or across any equipment owned or controlled by Level 3 which is connected to such Customer Owned Fiber. Such monitoring shall be conducted, if at all, by Customer and/or its customer. Customer understands and agrees that Level 3 has no obligation whatsoever to repair or maintain any Customer Owned Fiber.

7. Term.

(A) Each Customer Order shall specify the Service Term for (3)LinkSM Fiber Termination Service at the Level 3 Facility(s) specified in that Customer Order. After expiration of the Service Term, the Service shall continue on a month-to-month basis until terminated by either Party upon thirty (30) days' prior written notice to the other.

(B) This Service Schedule shall become effective on the Service Schedule Effective Date and shall terminate on the date when all the Service Terms shall have expired or terminated (subject always to the earlier termination procedures of Section 4.2 of the Agreement), except that those provided herein to survive such termination shall remain binding on the parties hereto.

(C) Level 3 shall have the right to terminate, upon thirty (30) days' prior written notice or such shorter period of time as specified below (the "Termination Notice"), a specific Customer Order (but not this entire Service Schedule) in the event that: (1) Level 3's right to use the facility within which the applicable Level 3 Facility is located terminates or expires for any reason; (2) Customer ceases transmitting data or voice traffic across the applicable Customer Owned Fiber; (3) Customer has violated any material term of this Service Schedule as it applies to a specific Customer Order; (4) Customer uses the relevant Level 3 Facility for a purpose not permitted under this Service Schedule; or (5) Customer allows unescorted personnel to enter the specific Level 3 Facility, other than Customer's personnel, contractors or technicians who have been approved by Level 3 in accordance with Section 8(B). With respect to items (3), (4) and (5) immediately above, Level 3 shall have the right to immediately send a Termination Notice without any cure period if the same materially interferes or has the potential to materially interfere imminently with Level 3 or other customers.

(D) If Level 3 terminates a Customer Order pursuant to clause (1) of the first sentence of Section 7(C) prior to the expiration of the Service Term for the Service ordered pursuant to that Customer Order, then Level 3 shall use commercially reasonable efforts to procure space in a new facility, and Customer shall have the right to locate Customer Owned Fiber within such new facility upon the same terms and conditions set forth herein; provided, Level 3 may increase the charges in order to reflect any additional costs and expenses resulting from such new facility. Level 3 shall use reasonable efforts to notify Customer of any events that may result in termination of the use of the Level 3 Facility.

(E) Following the expiration or termination of a Customer Order or this Service Schedule, Level 3 shall, at its sole expense, disconnect all the effected Customer Owned Fibers and deliver the same to a location designated by Level 3; provided that Level 3 shall notify Customer a reasonable amount of time in advance of the location for such fiber delivery. Level 3 shall exercise commercially reasonable efforts to effect the disconnection and delivery described in the previous sentence within sixty (60) days of the expiration or termination of an individual Customer Order or within one hundred twenty (120) days of the expiration or termination of this Service Schedule. Notwithstanding the foregoing, Level 3 shall have no liability to Customer for damage or injury to the Customer Owned Fiber resulting from such disconnection, removal or delivery unless such damage was caused by the gross negligence or willful misconduct of Level 3, its employees or agents.

8. Use of Level 3 Facility.

(A) Customer shall not use any Level 3 Facility for marketing, storage of any kind (including storage of excess or slack fiber) or other general office purposes. Customer shall place no signs or marking of any kind in the Level 3 Facility except with written permission of Level 3.

(B) Customer shall abide by any posted or communicated rules relating to use of, access to, or security measures respecting each Level 3 Facility. Customer may request access to a Level 3 Facility which is subject to a Customer Order for any of its personnel, contractors or technicians by contacting Level 3's Customer Care Department (877-4-LEVEL 3) which is responsible for authorizing such individuals in the Customer profile ("Representative(s)"). In the event any of its authorized Representatives are found in a Level 3 Facility with any firearms, drugs, alcohol or is found engaging in any criminal activity, eavesdropping, foreign intelligence or card selling or slamming, Level 3 shall have the right to require that such Representatives immediately vacate the facilities and such Representatives shall not be allowed to return. In the event that unauthorized parties gain access to a Level 3 Facility through access cards, keys or other access devices (if any) provided to Customer or its Representatives, Customer shall be responsible for any damages incurred as a result thereof. Should Customer or its Representatives, for any reason, lose control of any security or access devices delivered by Level 3, Customer shall be solely responsible for the replacement of any such devices.

(C) Notwithstanding any other provisions of the Agreement or this Service Schedule, neither Customer, its Representatives nor the Customer Owned Fiber (including the data or other communications being transmitted thereon) shall (a) impair or interfere with service provided or otherwise utilized by Level 3 or by any third party colocated within or having access to the relevant Level 3 Facility; (b) endanger or damage the facilities owned or controlled by Level 3 or any third party colocated or otherwise present in the Level 3 Facility; (c) compromise the privacy of any communications or any other transmissions carried in, from, or through the Level 3 Facility; or (d) create an unreasonable risk of injury or death to any individual or to the public. If Level 3 determines, in its reasonable discretion, that Customer, its Representatives or the Customer Owned Fiber violates any provision of this paragraph, Level 3 shall give written notice to Customer specifying such violations in detail, which notice shall direct Customer to cure the violation within twenty-four (24) hours or, if acceptable to Level 3, to commence curative measures within twenty-four (24) hours and to exercise reasonable diligence to complete such measures as soon as possible thereafter. If Customer fails to cure the violation or, if applicable, commence curative measures within such twenty-four (24) hour period or if the violation is of a character which poses an immediate and substantial threat of damage to property, injury or death to any person, or interference/impairment of the services provided by Level 3, its affiliates or other third parties colocated within or having access to the Level 3 Facility, then Level 3 may take such action as it deems appropriate to correct the violation, including without limitation, immediate termination or reconfiguration of the applicable Interconnection. Level 3 will, whenever reasonably possible, provide notice to Customer prior to taking such corrective action. Notwithstanding the foregoing, Level 3 shall not be liable to Customer or any third parties for damages, losses or expenses of any kind which arise from such termination, reconfiguration or other corrective action taken by Level 3.

9. Insurance.

Customer shall, at its own expense, obtain and keep in full force and effect for the duration of this Service Schedule, with a carrier or carriers reasonably satisfactory to Level 3, insurance policies of the following kinds and in the following amounts: (a) Workers' Compensation Insurance in accordance with all applicable laws (including Employer's liability insurance with limits of $500,000 each accident); (b) Commercial General Liability with combined single limits of $5,000,000 each occurrence; and (c) "All Risk" Property insurance covering all of Customer's personal property located in the Level 3 Facilities. Customer acknowledges that it retains the risk of loss for, loss of (including, without limitation, loss of use), or damage to, Customer equipment and other personal property located in the Level 3 Facilities. Customer further acknowledges that Level 3's insurance policies do not provide coverage for Customer's personal property located in the Level 3 Facilities. Customer shall, at its option, maintain a program of property insurance or self-insurance covering loss of or damage to its equipment and other personal property located in the Level 3 Facilities. Customer's Commercial General Liability policy shall be endorsed to show Level 3 (and any underlying property owner, as requested by Level 3) as an additional insured. Customer shall waive and/or cause its insurers to waive all rights of subrogation against Level 3 which will include, without limitation, an express waiver in all insurance policies. Customer shall, within thirty (30) days of the Service Schedule Effective Date and from time to time upon request, furnish Level 3 with certificates of insurance demonstrating that Customer has obtained the required insurance coverage. Such certificates shall contain a statement that the insurance coverage shall not be materially changed or cancelled without at least thirty (30) days prior written notice to Level 3. Customer shall require any contractor entering a Level 3 Facility on its behalf to procure and maintain the same types, amounts and coverage extensions as required of Customer above.

10. Mechanic's Liens.

No mechanic's lien or other liens shall be filed against property of Level 3, or any improvement therein, by reason of or arising out of any labor or materials furnished, alleged to have been furnished, or to be furnished to or for Customer or by reason of any change or addition to property made at the request or under the direction of Customer. If such a lien shall be filed, Customer shall, within thirty (30) days after receipt of written notice from Level 3, shall either pay such lien or cause the same to be bonded off Level 3's property in the manner provided by law. Customer shall indemnify, defend and hold Level 3 harmless from and against all damages, expenses (including reasonable attorneys' fees), losses, actions, suits or proceedings which may arise or be brought for the enforcement of such liens and Customer shall pay any damage and discharge any judgment entered thereon.

11. Subordination; Release of Landlord.

(A) In the event a Level 3 Facility is leased by or otherwise provided to Level 3 pursuant to a written agreement, the terms and conditions of this Service Schedule and the Agreement shall be subordinate to the terms and conditions of said written agreement regarding the use and access of such Level 3 Facility. In no event shall Level 3 be required to provide Customer with any rights to the Level 3 Facility greater than those rights and obligations Level 3 holds.

(B) If and to the extent that Level 3's underlying leases so require (but only if they so require) Customer hereby agrees to release the landlord (and its agents, subcontractors and employees) from all liability relating to Customer's access to a Level 3 Facility and Customer's use and/or occupancy of a Level 3 Facility.

12. Destruction of Level 3 Facility. In the event a Level 3 Facility is wholly or partially damaged by fire, windstorm, tornado, flood or by similar causes to such an extent as to be rendered wholly unsuitable for the permitted use hereunder, then either Party may elect within ten (10) days after such damage, to terminate the Customer Order for such Level 3 Facility by giving the other written notice of termination. If either Party shall so elect, both Parties shall be released from further liability for such Level 3 Facility under the terms hereof. However, if the Level 3 Facility shall suffer only minor damage and shall not be rendered wholly unsuitable for the permitted use, or is damaged and the option to terminate is not exercised by either Party, Level 3 covenants and agrees to proceed promptly, at Level 3's sole expense, to repair such damage except for damage to improvements or property not belonging to Level 3. Level 3 shall have a reasonable time within which to rebuild or make any repairs, and such rebuilding and repairing shall be subject to delays caused by Force Majeure Events. Level 3 may, in its sole discretion, create a temporary Interconnection while Level 3 rebuilds or makes necessary repairs.

13. Eminent Domain. Level 3 shall provide Customer with as much written notice as is reasonably possible after Level 3 has been informed that its rights to use the facility within which a particular Level 3 Facility is located will be taken by any public authority under the power of eminent domain. If the whole of a Level 3 Facility shall be taken by any public authority under the power of eminent domain, then Customer's right to interconnect at or within such Level 3 Facility shall terminate as of the day possession shall be taken by such public authority and recurring fees, if any, and other charges for the Level 3 Facility shall be paid up to that day with a proportionate refund by Level 3 of any recurring fees and charges (other than non-recurring fees) as may have been paid in advance for a period subsequent to the date of the taking. If any part of a Level 3 Facility shall be taken under eminent domain and such taking shall render the Level 3 Facility wholly unsuitable for the permitted use hereunder, Level 3 and Customer shall each have the right to terminate the Customer Order with respect to such Level 3 Facility and declare the same null and void, by written notice of such intention to the other Party within ten (10) days after such taking. With respect to any Level 3 Facility the use of which has been terminated in accordance with this section, both Parties shall be released from further liability for such Level 3 Facility under the terms hereof; provided however, that this Agreement shall continue in full force and effect until its expiration or earlier termination as set forth elsewhere herein.